Execution Version AGREEMENT AND PLAN OF MERGER BY AND AMONG TOP ACCESS ENTERPRISES LIMITED, POLARIS DS LLC, CORE SCIENTIFIC INC., POLAR MERGER SUB, LLC, AND Solely for purposes of Article XI (and Article I and Article XII to the extent relating thereto), ALTAIR LLC DATED MAY 5, 2026

-i- TABLE OF CONTENTS Page Article I DEFINITIONS; CONSTRUCTION .......................................................................................... 2 Section 1.1. Definitions ............................................................................................................. 2 Section 1.2. Additional Defined Terms ................................................................................... 16 Section 1.3. Exhibits and Schedules ........................................................................................ 18 Section 1.4. Construction ......................................................................................................... 19 Article II THE MERGER ........................................................................................................................ 20 Section 2.1. Merger .................................................................................................................. 20 Section 2.2. Closing; Effective Time ....................................................................................... 20 Section 2.3. Effect of the Merger ............................................................................................. 20 Section 2.4. Articles of Organization; Governing Documents ................................................ 21 Section 2.5. Directors and Officers .......................................................................................... 21 Section 2.6. Conversion of Securities ...................................................................................... 21 Article III PURCHASE PRICE; ADJUSTMENT; CLOSING DELIVERABLES ............................ 21 Section 3.1. Purchase Price Adjustment .................................................................................. 21 Section 3.2. Phase 2 ESA Permitted Amendment ................................................................... 23 Section 3.3. Withholding ......................................................................................................... 24 Section 3.4. Closing Deliveries................................................................................................ 24 Article IV REPRESENTATIONS AND WARRANTIES OF COMPANY PARENT ....................... 26 Section 4.1. Legal Status ......................................................................................................... 27 Section 4.2. Authority and Enforceability ............................................................................... 27 Section 4.3. Non-Contravention .............................................................................................. 27 Section 4.4. Governmental Consents and Approvals............................................................... 27 Section 4.5. Title to Company Units ........................................................................................ 28 Section 4.6. Litigation .............................................................................................................. 28 Section 4.7. Brokers and Finders ............................................................................................. 28 Section 4.8. Anti-Money Laundering; Sanctions ..................................................................... 28 Article V REPRESENTATIONS AND WARRANTIES OF COMPANY .......................................... 29 Section 5.1. Legal Status ......................................................................................................... 29 Section 5.2. Authority and Enforceability ............................................................................... 29 Section 5.3. Non-Contravention .............................................................................................. 30 Section 5.4. Consents ............................................................................................................... 30 Section 5.5. Capitalization; Subsidiaries ................................................................................. 30 Section 5.6. Litigation .............................................................................................................. 31 Section 5.7. Permits; Compliance with Laws .......................................................................... 31 Section 5.8. Anti-Corruption; Anti-Money Laundering; Sanctions. ........................................ 32 Section 5.9. Financial Statements; No Undisclosed Liabilities ............................................... 32 Section 5.10. Absence of Certain Changes ................................................................................ 33 Section 5.11. Insurance .............................................................................................................. 33

Section 5.12.	Affiliate Transactions	33
Section 5.13.	Tax Matters	33
Section 5.14.	Material Contracts	36
Section 5.15.	Intellectual Property	37
Section 5.16.	Environmental Matters	38
Section 5.17.	Employees; Labor Matters	39
Section 5.18.	Company Benefit Plans and Related Matters	40
Section 5.19.	Real Property; Tangible Personal Property	40
Section 5.20.	No Brokers	42
Section 5.21.	No Implied Representations	42

Article VI REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB 42

Section 6.1.	Legal Status	42
Section 6.2.	Authority and Enforceability	43
Section 6.3.	Governmental Consents and Approvals	43
Section 6.4.	Financial Capability	43
Section 6.5.	Solvency	43
Section 6.6.	Brokers and Finders	44
Section 6.7.	Litigation	44
Section 6.8.	Ownership and Operations	44
Section 6.9.	Investigation by Buyer; No Reliance	44
Section 6.10.	Anti-Corruption; Anti-Money Laundering; Sanctions	45
Section 6.11.	Investment Intent	45
Section 6.12.	No Foreign Ownership, Control or Influence	45
Section 6.13.	EXCLUSIVE REPRESENTATIONS	46

Article VII COVENANTS 46

Section 7.1.	Access to Information	46
Section 7.2.	Conduct of the Business of the Group Companies During the Interim Period	48
Section 7.3.	Reasonable Best Efforts	50
Section 7.4.	Antitrust Matters	50
Section 7.5.	Indemnity; Directors' and Officers' Insurance	52
Section 7.6.	Press Releases	53
Section 7.7.	Transfer Taxes	53
Section 7.8.	Confidentiality	54
Section 7.9.	Tax Matters	55
Section 7.10.	Deposit	62
Section 7.11.	Retained Matters	62
Section 7.12.	[Reserved.]	62
Section 7.13.	Provision Respecting Representation	62
Section 7.14.	Employee and Benefit Migration	62
Section 7.15.	Trademark Assignment	64
Section 7.16.	Pre-Closing Reorganization	64
Section 7.17.	Transfer of Cash, Debt and Working Capital	65
Section 7.18.	Restrictions on Transfer	65
Section 7.19.	No Solicitation or Negotiation	65
Section 7.20.	Wrong Pockets	65
Section 7.21.	Title Insurance Policy	66

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-iii- Article VIII CONDITIONS PRECEDENT ............................................................................................ 66 Section 8.1. Conditions to Each Party’s Obligations ............................................................... 66 Section 8.2. Conditions to Buyer’s Obligations ...................................................................... 67 Section 8.3. Conditions to Company’s Obligations ................................................................. 67 Article IX TERMINATION AND ABANDONMENT .......................................................................... 68 Section 9.1. Termination .......................................................................................................... 68 Section 9.2. Effect of Termination ........................................................................................... 69 Section 9.3. Post-Termination Release of Escrow ................................................................... 69 Article X SURVIVAL; EXCLUSIVE REMEDY ................................................................................... 71 Section 10.1. Survival ................................................................................................................ 71 Article XI INDEMNIFICATION ............................................................................................................ 71 Section 11.1. Indemnification of Buyer ..................................................................................... 71 Section 11.2. Indemnification of Company Parent Group ......................................................... 72 Section 11.3. Indemnification Limitations ................................................................................ 72 Section 11.4. Procedures for Claims and Satisfaction ............................................................... 73 Section 11.5. Limitations on Remedies ..................................................................................... 76 Section 11.6. Treatment of Indemnification Payments .............................................................. 76 Section 11.7. Set-off for Losses ................................................................................................. 76 Article XII MISCELLANEOUS .............................................................................................................. 77 Section 12.1. Fees and Expenses ............................................................................................... 77 Section 12.2. Notices ................................................................................................................. 77 Section 12.3. Entire Agreement ................................................................................................. 78 Section 12.4. Waiver; Extension................................................................................................ 78 Section 12.5. Binding Effect; Assignment ................................................................................. 78 Section 12.6. Amendment; Modification ................................................................................... 78 Section 12.7. No Presumption for Ambiguities ......................................................................... 79 Section 12.8. Time of the Essence ............................................................................................. 79 Section 12.9. Counterparts ......................................................................................................... 79 Section 12.10. Headings .............................................................................................................. 79 Section 12.11. Waiver of Jury Trial ............................................................................................. 79 Section 12.12. GOVERNING LAW; JURISDICTION .............................................................. 79 Section 12.13. Severability .......................................................................................................... 80 Section 12.14. Specific Performance ........................................................................................... 80 Section 12.15. Non-Recourse ...................................................................................................... 81 Section 12.16. Obligations of Buyer and Merger Sub ................................................................. 81 Exhibits Exhibit A – Form of Indemnity Escrow Agreement Exhibit B – Form of Lease Agreement Exhibit C – Pre-Closing Reorganization Steps Plan Exhibit D – Form of FIRPTA Certificate and Notice Exhibit E – Form of Articles of Merger

AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated May 5, 2026 by and among Top Access Enterprises Limited, a company organized under the laws of Hong Kong (“Company Parent”), Polaris DS LLC, a Nevada limited liability company (“Company”), Core Scientific Inc., a Delaware corporation (“Buyer”), Polar Merger Sub, LLC, a Nevada limited liability company (“Merger Sub”), and, solely for purposes of Article XI (and Article I and Article XII to the extent relating thereto), Altair LLC, an Oklahoma limited liability company (“Parent Sub”). Company Parent, Company, Buyer, and Merger Sub are each sometimes referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used herein not otherwise defined herein have the meanings ascribed to them in Section 1.1. W I T N E S S E T H: WHEREAS, Company is a wholly owned subsidiary of Company Parent; WHEREAS, Company owns (i) all of the issued and outstanding equity interests (the “Project Company Interests”) of Polaris Technology Inc., an Oklahoma corporation (“Project Company”), and (ii) 99% of the issued and outstanding limited liability company interests (the “Skymax Interests”) in Skymax Technology LLC, a Delaware limited liability company (“Skymax”); WHEREAS, on January 9, 2026, Buyer deposited $60,000,000 into the Escrow Account (the “Initial Deposit”); WHEREAS, on May 6, 2026, Buyer is depositing additional cash in an amount equal to $60,000,000 (the “Signing Deposit” and together with the Initial Deposit, the “Deposits”) into the Escrow Account; WHEREAS, Buyer has caused Merger Sub, a wholly owned subsidiary of Buyer, to be formed for the purpose of consummating the transactions contemplated by this Agreement; WHEREAS, Company has caused Parent Sub, a wholly owned subsidiary of Company, to be formed for the purposes of consummating the Pre-Closing Reorganization (as defined below); WHEREAS, the Group Companies, Company Parent and Parent Sub will consummate the Pre- Closing Reorganization prior to the Closing; and WHEREAS, Company Parent, Company, Buyer and Merger Sub desire to enter into this Agreement pursuant to which, on the terms and subject to the conditions contained herein, Merger Sub will merge with and into Company, with Company continuing as the surviving entity (the “Surviving Entity”) and a wholly owned subsidiary of Buyer (the “Merger”). NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

-2- ARTICLE I DEFINITIONS; CONSTRUCTION Section 1.1. Definitions. When used in this Agreement, the following terms have the respective meanings specified therefor below. “Access Agreement” means that certain Access Agreement, dated as of February 25, 2026, by and between the Project Company and Buyer. “Accrued Taxes” means an amount (not below zero) equal to, without duplication, the aggregate accrued and unpaid Tax Liabilities of the Group Companies for any Pre-Closing Tax Period (or portion thereof) ending on or before the Closing Date that are reportable on Tax Returns that, as of the Closing Date, are not yet due (taking into account any extension of time to file Tax Returns properly obtained in the Ordinary Course of Business) and have not been filed and paid by the applicable Group Company, determined solely in respect of Tax Returns required to be filed by the Group Companies in jurisdictions in which such Group Companies were required to file Tax Returns in the most recently completed Tax Return compliance period or as a result of business operations in such jurisdictions since such compliance period. Accrued Taxes shall be calculated (a) in a manner consistent with the past practices and procedures of the applicable Group Company (including any elections, methods of accounting and other filing positions), except as otherwise required by applicable Law, (b) by excluding any reserves for contingent or uncertain Tax positions and any deferred Tax assets and liabilities, (c) by determining the amount of any Taxes attributable to the portion of any Straddle Period ending on the Closing Date in accordance with Section 7.9(c), (d) by taking into account any prepayment of Taxes (including any estimated Taxes) made by the Group Companies prior to the Closing that can be applied to reduce (but not below zero) such Taxes, (e) by excluding any Taxes attributable to actions taken by Buyer or any of its Affiliates on the Closing Date after the Closing outside the Ordinary Course of Business to the extent not contemplated by the Transaction Agreements, (f) by taking into account in the Pre-Closing Tax Period or portion of any Straddle Period ending on the Closing Date, as applicable, any Company Transaction Expenses (to the extent permitted by applicable Law to be deducted in such period at a “more likely than not” or higher level of confidence, and applying the 70% safe harbor election under IRS Revenue Procedure 2011-29 to any “success-based fees” of the Group Companies), (g) by taking into account any available Tax assets (including loss carryforwards) arising in Pre-Closing Tax Periods that can be applied to offset or reduce taxable income arising in Pre-Closing Tax Periods (to the extent permitted by applicable Law to be deducted in such period at a “more likely than not” or higher level of confidence) and (h) without regard to any election pursuant to Section 336 or Section 338 of the Code with respect to the Merger. “Acquisition Transaction” means any transaction or series of transactions involving: (a) the sale, license, sublicense or disposition of all or a significant portion of any Group Company’s business or assets (or any portion of the assets of the Group Companies after giving effect to the Pre-Closing Reorganization); (b) the grant, issuance, disposition or acquisition of: (i) any share capital, unit, membership interest or other equity security of, or Equity Interest in, any Group Company; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any share capital, unit or other equity security of, or Equity Interest in, any Group Company; or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any share capital, unit or other Equity Interest of any Group Company; or (c) other than in connection with the Pre-Closing Reorganization, any merger, amalgamation, plan or scheme of arrangement, consolidation, business combination, reorganization or similar transaction involving any Group Company. “Affiliate” of any Person means any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that, for purposes of this definition, “control”

-3- (including the correlative terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. “AML Laws” means anti-money laundering Laws related to the prevention of money laundering and terrorist financing. “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, the United Kingdom Bribery Act 2010, Canada’s Corruption of Foreign Public Officials Act and Parts IV and X of Canada’s Criminal Code and, if and to the extent applicable to the Group Companies, any other similar Law in any other relevant jurisdiction that relates to prevention of bribery or corruption. “Antitrust Laws” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and all other federal, state and foreign statutes, rules, regulations, decrees, orders, administrative and judicial doctrines, and other Laws that are designed or intended to regulate, prohibit, or restrict actions relating to monopolization or restraint of trade or preserve or protect competition, in each case, as amended. “Assigned Physical Assets” means, collectively, the assets listed in Section 1.1(a) of the Disclosure Letter. “Base Purchase Price” means $421,000,000. “Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York. “Buyer Confidential Information” means (a) all information related to Buyer and its Affiliates (including, after the Closing, the business of the Group Companies), including all reports, analysis, notes or other information that contain any such information and (b) the terms of this Agreement and the other agreements contemplated hereby. Buyer Confidential Information shall not include information that (i) is or becomes available to the public other than as a result of a disclosure by Company Parent or its Representatives in violation of this Agreement, (ii) becomes available after the Closing to Company Parent or any of its Representatives from a source other than Buyer or its Representatives (provided, that such source is not bound by a confidentiality agreement or other legal or contractual obligation owed to Buyer) or (iii) was or is developed or derived after the Closing Date without the aid, application or use of the Buyer Confidential Information or any breach or violation of any confidentiality obligation to Buyer or any of its Affiliates. “Buyer Fundamental Representations” means the representations and warranties contained in Section 6.1 (Legal Status), Section 6.2 (Authority and Enforceability), Section 6.4 (Financial Capability), Section 6.5 (Solvency), and Section 6.6 (Brokers and Finders). “Buyer Group” means the Buyer, Merger Sub and each of their Affiliates (including, but solely after the Closing, the Group Companies) and each of their respective former, current or future Affiliates, Representatives, successors or permitted assigns. “Calculation Time” means immediately prior to the Effective Time on the Closing Date. “Cash and Cash Equivalents” means cash, checks, money orders, demand deposits, funds in time or similar accounts, marketable securities, short-term instruments and other cash equivalents

-4- (including deposits that have not yet cleared and undeposited checks and any accrued interest receivable but excluding cash for checks written but not yet cleared, but excluding any cryptocurrency), in each case excluding (a) any and all cash and cash equivalents that immediately after the Closing will not be freely usable, distributable or transferable (including because it is subject to restrictions or limitations on use or distribution by applicable Law or Contract) and other restricted balances (including security deposits, bond guarantees, collateral reserve accounts, including in respect of letters of credit, and amounts held in escrow); provided, that no cash and cash equivalents will be excluded by the preceding clause (a) solely on the basis that Company Parent is a non-U.S. Person or (b) to the extent such cash and cash equivalents collateralize a letter of credit set forth on Section 1.1(b) of the Disclosure Letter. “Closing Cash” means, on a consolidated basis, the aggregate amount of Cash and Cash Equivalents of the Group Companies as of the Calculation Time (it being understood that in no event shall the Deposits constitute Closing Cash). “Closing Escrow Instructions” means a Joint Release Instruction (as defined in the Escrow Agreement) irrevocably and unconditionally directing the Escrow Agent to disburse the Escrow Closing Payment to Company Parent. “Closing Indebtedness” means, without duplication, the aggregate amount of Indebtedness of the Group Companies outstanding as of the Calculation Time; provided, that Closing Indebtedness shall not include (a) Indebtedness due solely to or from one Group Company to another Group Company, (b) any undrawn obligations under letters of credit, bankers’ acceptances or similar facilities, and (c) any contingent Liabilities arising under any Indebtedness of the type described in clause (i) of the definition of “Indebtedness”; provided, further, that Accrued Taxes included in Indebtedness shall be determined as of the end of the Closing Date. “Closing Payment” means an amount equal to (a) the Estimated Purchase Price, minus (b) the Escrow Closing Payment, minus (c) the Indemnity Escrow Amount. “Code” means the United States Internal Revenue Code of 1986, as amended. “Company Benefit Plan Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement to be entered into by and between Company and/or the Project Company and Company Parent (or an Affiliate of Company Parent other than the Group Companies) effectuating the Company Benefit Plan Assignment. “Company Benefit Plans” means, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), bonus, deferred compensation, incentive compensation, share purchase, option or other equity-based award, retention, change in control, transaction bonus, salary continuation, severance or termination pay, hospitalization, medical, dental, vision, life insurance, disability or sick leave benefit, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement (other than employment offer letters terminable at will without payment of severance) maintained by or in which the Project Company participates, for the benefit of the employees, officers, shareholders or independent contractors (who are natural born persons) of the Project Company or to which the Project Company contributes or has an obligation to contribute or is a party as of the date hereof. “Company Fundamental Representations” means the representations and warranties contained in Section 5.1 (Legal Status), Section 5.2 (Authority and Enforceability), Section 5.3(a) and Section 5.3(b) (Non-Contravention), Section 5.5(a) (Capitalization), and Section 5.20 (The Group Companies have, or will have as of the Closing (after giving effect to the Pre-Closing Reorganization),

-5- good and valid title to, or in the case of leased property and assets, have valid leasehold interests in, all tangible property and assets of the Group Companies, free and clear of all Liens (other than Permitted Liens). The property and assets owned or leased by each Group Company, or which such Group Company otherwise has the right to use, constitute all of the property and assets used or held for use in connection with the business of the Group Companies, are adequate and sufficient to conduct such business as currently conducted and will continue to be owned, used or held for use by the Group Companies immediately following the Closing. All tangible personal property owned by or leased to any Group Company have no material defects, is adequate for the uses to which it is being put, is in good condition and repair (ordinary wear and tear excepted) and has been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted). No Group Company has any material Liability for any deferred maintenance with respect to any such tangible personal property. All tangible personal property of each Group Company is in such Group Company’s possession. No Brokers). “Company IP Agreement” means any Contract pursuant to which any Group Company (i) is granted a license or is otherwise permitted to use or exploit, or (ii) grants a license or otherwise permits any Person to use or exploit, in each case, any Intellectual Property that is material to the operation of the business of the Group Companies, excluding any Contract included in the Pre-Closing Reorganization. “Company IT Systems” means the IT Systems listed in Section 1.1(c) of the Disclosure Letter, which, for the avoidance of doubt, excludes the Transferred IT Systems and Intellectual Property. “Company Parent Confidential Information” means (a) all information of or related to Company Parent or its Affiliates not related to the business of the Group Companies, including all reports, analysis, notes or other information which contain any such information and (b) the terms of this Agreement and the other agreements contemplated hereby. Company Parent Confidential Information shall not include information that (i) is or becomes available to the public other than as a result of a disclosure by Buyer or any of its Representatives in violation of this Agreement, (ii) becomes available after the Closing to Buyer or any of its Representatives from a source other than Company Parent Group or any of its Representatives (provided, that such source is not bound by a confidentiality agreement or other legal or contractual obligation owed to Company Parent Group) or (iii) was or is developed or derived without the aid, application or use of the Company Parent Confidential Information. “Company Parent Fundamental Representations” means the representations and warranties contained in Section 4.1 (Legal Status), Section 4.2 (Authority and Enforceability), Section 4.3(a) and Section 4.3(b) (Non-Contravention), Section 4.5 (Title to Company Units), and Section 4.7 (Brokers and Finders). “Company Parent Group” means Company Parent and its Affiliates ((x) including, prior to the Closing, the Group Companies and (y) excluding, from and after the Closing, the Group Companies) and each of its former, current or future Affiliates, Representatives, successors and permitted assigns. “Company Transaction Expense” means, without duplication, any fee, cost, expense, payment, expenditure or Liability (each, an “Expense”), whether incurred prior to the date of this Agreement or during the Interim Period (including at the Closing), incurred or borne by or on behalf of any Group Company, or to or for which any Group Company is liable, in connection with the negotiation and execution of this Agreement or the consummation of any of the Transactions, in each case to the extent unpaid as of the Closing, for: (a) any Expense payable by any Group Company to outside legal counsel or to any financial advisor, investment banker, consultant, broker, accountant or other Person engaged by the

-6- Group Companies in connection with the Transactions; (b) any Expense that arises, or is triggered or becomes due or payable as a direct result of, the consummation (whether alone or in combination with any other event or circumstance) of any of the Transactions, including any change-in-control payment, stay bonus, discretionary bonus, severance Expense or sum that may become payable pursuant to any “single trigger” or “double trigger” severance arrangement, bonus or similar payment; (c) any Expense incurred by or on behalf of any shareholder or other equity holder of any Group Company or any of their respective Affiliates or its or their respective Representatives in connection with or relating to this Agreement or any of the Transactions or the process resulting in such Transactions that any Group Company is obligated to pay or reimburse before, at or after the Closing; and (d) the cost of the D&O Tail Policy. “Company Units” means all of the issued and outstanding limited liability company interests of Company. “Company-Owned IP” means all Intellectual Property owned or purported to be owned by any of the Group Companies, excluding the Transferred Marks and any Intellectual Property included in the Transferred IT Systems and Intellectual Property. “Confidential Information” means with respect to (a) Buyer or its Representatives, Company Parent Confidential Information, and (b) Company Parent or its Representatives, Buyer Confidential Information. “Consent” means any consent, approval, authorization, novation, waiver, permit, grant, concession, agreement, license, exemption or Order of, registration, declaration or filing with, or report or notice to, any Person, including any Governmental Entity. “Contract” means any legally binding executory contract, agreement, or instrument, including all amendments thereto (other than a Company Benefit Plan). “COVID-19” means SARS-CoV-2 or COVID-19 or related or associated epidemics, pandemics or disease outbreaks. “COVID-19 Governmental Action” means any quarantine, “shelter in place,” “stay at home,” social distancing, furlough, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case in connection with or in response to COVID-19, including the CARES Act and Families First Coronavirus Response Act. “Dataroom” means that certain virtual dataroom hosted by Dropbox, which contains all of the offering documents and due diligence materials provided to Buyer and Merger Sub as of the date of this Agreement. “Disclosure Letter” means the confidential disclosure letter to this Agreement delivered by Company Parent and Company to Buyer and Merger Sub concurrently with the execution of this Agreement. “Employee and Benefit Migration” means, as set forth in Section 7.14, the (i) pre-Closing transfer of employment of all employees (and all associated Liabilities) of the Project Company to Company Parent (or an Affiliate of Company Parent other than the Group Companies) and (ii) assignment of all Company Benefit Plans (and all associated Liabilities) to Company Parent (or an Affiliate of Company

-7- Parent other than the Group Companies) (the assignment contemplated by the preceding clause (ii), the “Company Benefit Plan Assignment”). “Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource. “Environmental Law” means any Law relating to (i) pollution or contamination (including any release, discharge, or disposal to air, land, surface water, stream sediments, and groundwater) or the protection of the Environment, (ii) protection of human health or safety (to the extent relating to the Environment or exposure to Hazardous Substances), (iii) conservation, management, protection, or use of natural resources and wildlife, (iv) protection of surface water, source water and groundwater, including any waters of the United States or the State of Oklahoma, (v) industrial hygiene, including exposure to radon, or (vi) the generation, use, storage, treatment, transportation, handling, release, or disposal of any Hazardous Substance, including electronic waste and hazardous components of electronic equipment. “Equity Interests” means (i) capital stock, ordinary shares, partnership, limited liability company, unlimited liability company or membership interests or units (whether general or limited) or any other equity interests; (ii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to acquire, any interests referred to in clause (i); (iii) securities convertible into or exercisable or exchangeable for any interests referred to in clause (i); and (iv) stock or unit appreciation rights, restricted stock units, phantom equity or any other interest or participation that confers on a Person the right to receive any type of interest referred to in clauses (i) through (iii) or a share of the profits and/or losses of, or distribution of assets of, the issuing entity. “ERISA Affiliate” means any entity that together with the Project Company would be treated as a single employer under Code Section 414. “ESAs” means, collectively, the Phase 1 ESA and the Phase 2 ESA. “Escrow Account” means, an interest-bearing escrow account established pursuant to the Escrow Agreement and maintained by the Escrow Agent for the purpose of holding the Deposits. “Escrow Agent” means Citibank, N.A., in its capacity as escrow agent pursuant to the terms and conditions of the Escrow Agreement and the Indemnity Escrow Agreement, respectively. “Escrow Agreement” means the escrow agreement, dated as of January 9, 2026, by and among Buyer, Company Parent and the escrow agent party thereto, governing the deposit, holding, release and return of the Deposits. “Escrow Closing Payment” means an amount equal to (a) the Escrow Funds minus (b) the Escrow Earnings. “Escrow Earnings” has the meaning set forth in the Escrow Agreement. “Escrow Funds” has the meaning set forth in the Escrow Agreement. “Final Determination” means, with respect to any Indemnification Claim under Article XI, (i) a final non-appealable judgment from a Governmental Entity, court, or tribunal of competent

-8- jurisdiction regarding the applicable Indemnification Claim or (ii) a written agreement signed by all parties to such Indemnification Claim regarding the resolution of such Indemnification Claim. “Fraud” means the making by a party hereto, to another party hereto, of an express representation or warranty contained in this Agreement by the first such party that, at the time such representation or warranty was made by such party, (i) such representation or warranty was materially inaccurate; (ii) such party had actual knowledge (meaning without imputed or constructive knowledge, and without any duty of inquiry or investigation) that such representation or warranty was false; (iii) in making such representation or warranty the Person(s) with actual knowledge of the inaccuracy thereof had the intent to deceive such other party and to induce such other party to enter into this Agreement; (iv) such other party acted in reasonable reliance upon such false representation or warranty; and (v) such other party suffered damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, securities fraud, or any torts (including a claim for fraud) based on negligence or recklessness. “Fundamental Representations” means, collectively, the Buyer Fundamental Representations, the Company Fundamental Representations and the Company Parent Fundamental Representations. “GAAP” means generally accepted accounting principles of the United States of America, consistently applied, and as in effect from time to time prior to the date hereof. “Governmental Entity” means any domestic or foreign court (federal, state, county, provincial or otherwise), arbitral tribunal, administrative agency or commission or other domestic or foreign governmental or regulatory agency or authority. “Group Companies” means, collectively, Company and the Project Company. “Hazardous Substances” means any substance, waste, material, pollutant or contaminant that is listed, regulated or defined under any Environmental Law, or regulated by any Governmental Entity, due to its hazardous or deleterious properties, including asbestos, urea formaldehyde insulation, per- and polyfluoroalkyl substances, polychlorinated biphenyls, petroleum or petroleum products, or constituents thereof. “Hosting and Vendor Contract Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement to be entered into by and between Company and/or the Project Company and Parent Sub effectuating the Hosting and Vendor Contract Assignments. “Hosting and Vendor Contract Assignments” means, collectively, the pre-Closing assignment by Company and/or the Project Company, as applicable, to Parent Sub of all of Company’s and/or the Project Company’s, as applicable, right, title and interest in and to, and the assumption by Parent Sub of all Liabilities arising under, the Hosting and Vendor Contracts. “Hosting and Vendor Contracts” means, collectively, the Contracts listed in Section 1.1(d) of the Disclosure Letter. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Income Tax” means any Tax imposed on, or determined by reference to, income, including net or gross income, profits (including branch profits), franchise, or gross receipts Tax.

-9- “Income Tax Return” means any Tax Return primarily relating to Income Tax. “Indebtedness” means, with respect to any Person and without duplication: (a) all obligations of such Person to any other Person for borrowed money, including (i) any obligation to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit, and (ii) any obligations evidenced by bonds, debentures, notes or other similar instruments; (b) any Accrued Taxes; (c) all obligations of such Person under any conditional sale or other title retention agreement relating to property acquired by such Person (other than trade accounts payable that were incurred in the ordinary course of business); (d) all obligations of such Person in respect of the deferred purchase price of any property or service (other than current accounts payable that were incurred in the ordinary course of business and are less than thirty (30) days past due), including any earnout or similar obligation; (e) all obligations of such Person to pay rent or other amounts under a lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease or other arrangement is required to be classified and accounted for as a capital lease or finance lease on a balance sheet of such Person prepared in accordance with GAAP; (f) all outstanding reimbursement obligations of such Person with respect to any letter of credit, bankers’ acceptance or similar facility issued for the account of such Person; (g) all obligations of such Person under any agreement with respect to any swap, forward, future or derivative transaction or any option or similar agreement involving, or settled by reference to, any rate, currency, commodity, price of any equity or debt security or instrument or any economic, financial or pricing index or measure of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; (h) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property or other asset owned by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person; (i) all guaranties, endorsements, assumptions and other contingent obligations of such Person in respect of, or to purchase or to otherwise acquire, any Indebtedness of another Person; (j) all items set forth on Section 1.1(h) of the Disclosure Letter; (k) all accrued interest, premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing clauses (a) through (j) on prepayment (regardless of whether any of the foregoing has been paid as of any time of determination), as a result of the consummation of any of the transactions contemplated hereby; and (l) any Company Transaction Expense. “Indemnity Escrow Account” means an escrow account established pursuant to the Indemnity Escrow Agreement and maintained by the Escrow Agent for the purpose of holding the Indemnity Escrow Amount. “Indemnity Escrow Agreement” means an escrow agreement to be entered into by and among Buyer, Company Parent and the Escrow Agent, governing the deposit, holding, release and return of the Indemnity Escrow Amount, substantially in the form of Exhibit A. “Indemnity Escrow Amount” means $[***]. “Independent Accountant” means an accounting firm of national standing with no preexisting relationship to the Parties mutually selected by the Parties (each acting reasonably) in the event of a dispute under Section 3.1. “Intellectual Property” means all worldwide intellectual property and proprietary rights, including all: (a) registered and unregistered trademarks, service marks, trade dress, logos, trade names, social and mobile media identifiers, internet domain names, corporate names, and other source indicators, and all registrations and applications in connection therewith (together with all the goodwill of the business associated therein, and all common-law rights related thereto), (b) patents, patent applications, divisionals, continuations, continuations-in-part, re-issues, re-examinations and foreign counterparts, (c) registered and

-10- unregistered copyrights and copyrightable works, and (d) know-how, trade secrets, proprietary information, methods, processes and inventions. “IRS” means the U.S. Internal Revenue Service. “IT Systems” means all information technology systems, computer software (in any format), computer hardware (whether general or special purpose), electronic data processing systems, communications and telecommunications systems, databases, websites, applications, networks, interfaces, platforms, servers, peripherals, and computer systems, that are owned or controlled by any of the Group Companies or used in the conduct of the business of the Group Companies. “IT Systems and Intellectual Property Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement to be entered into by and between Company and/or the Project Company and Parent Sub effectuating the IT Systems and Intellectual Property Assignment (including, for the avoidance of doubt, the Trademark Assignment). “IT Systems and Intellectual Property Assignments” means the pre-Closing assignment by Company and/or the Project Company, as applicable, to Parent Sub of all of Company’s and/or the Project Company’s, as applicable, right, title and interest in and to, and the assumption by Parent Sub of all Liabilities arising under, the Transferred IT Systems and Intellectual Property. “Knowledge of Buyer” or any similar knowledge qualification means the current, actual knowledge of Todd DuChene, Russell Cann and Michael Bros, after reasonable inquiry of such Person’s direct reports with responsibility for the matter in question. “Knowledge of Company” or any similar knowledge qualification means the current, actual knowledge of Alex Zhang, Kate Wang, Li Zhu and Jian Wang, after reasonable inquiry of such Person’s direct reports with responsibility for the matter in question (the “Knowledge Parties”). Where any representation, warranty or other provision in this Agreement refers to notice (written or otherwise) having been delivered to or received by any of the Group Companies, or any of their respective Affiliates, such representation, warranty or other provision shall be interpreted to include only notice to any of the Knowledge Parties, without implication that any such Person has made any inquiry or investigation as to the sending or receipt of such notice. “Law” means any law (statutory, common, or otherwise), rule, regulation, code, ordinance, Order, or any similar form of decision or approval of, or determination by any Governmental Entity enacted, adopted, promulgated, applied or issued by any Governmental Entity. “Lease Agreement” means that certain Lease, Easement and Electric Services Agreement, substantially in the form of Exhibit B hereto, to be entered into at the Closing by and between Project Company and Parent Sub (or one or more of its Affiliates). “Liabilities” means any and all liabilities, costs, expenses, interest, obligations and debts, whether known or unknown, accrued or fixed, matured or unmatured, reserved or unreserved, whether asserted or unasserted, determined or determinable, absolute or contingent. “Liens” means any lien, pledge, security interest, mortgage, hypothecation, easement, encumbrance, or charge of any kind, other than restrictions generally imposed by federal or state securities laws on securities.

-11- “Litigation” means any action, petition, charge, complaint, claim, demand, suit, proceeding, litigation, arbitration, governmental audit, or investigation of any nature (whether civil, criminal, administrative, judicial or investigative, whether in Law, in equity or otherwise), commenced, brought, conducted or heard by or before or involving any Governmental Entity. “Look Back Date” means January 1, 2023. “Loss” or “Losses” means actual out-of-pocket losses, damages, Liabilities, awards, payments, Taxes, costs and expenses, interest, penalties, fines, judgments and amounts paid in settlements (including reasonable and documented legal or other out-of-pocket expenses). “Material Adverse Effect” means any event, change, circumstance, development, state of facts, effect or condition (an “Effect”) that, individually or in the aggregate, with any such other Effect, has had, or would reasonably be expected to (x) have a material adverse effect upon the business, operations, assets (including physical condition thereof), financial condition or operating results of the Group Companies taken as a whole or (y) prevent, impair or materially delay the ability of Company Parent to perform its obligations under the Transaction Agreements or timely consummate the Transactions; provided, that, solely with respect to the foregoing clause (x), none of the following, either alone or taken together with other Effects, shall constitute, or be taken into account in determining whether there has been, a Material Adverse Effect: (a) Effects arising from or relating to, general business or economic conditions affecting the industry in which the Group Companies operate, including any reduction in revenues or increase in the cost of supplies or electricity, (b) Effects arising from or relating to, national or international political or social conditions, including the engagement by any country in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war (including for the avoidance of doubt, hostilities involving Russia and Ukraine), or the occurrence or the escalation of any military, cyber or terrorist attack upon any country, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, asset, equipment or personnel of any country, (c) Effects arising from or relating to, financial, banking, or securities markets (including (i) any disruption of any of the foregoing markets, (ii) any change in currency exchange rates, (iii) any decline or rise in the price of any security, commodity, Contract or index and (iv) any increased cost, or decreased availability, of capital or pricing or terms related to any financing for the Transactions), (d) Effects arising from or relating to changes in GAAP or arising from or relating to changes, or proposed changes, in Laws, (e) Effects arising from or relating to (i) the taking of any action expressly required to be taken by this Agreement or taken at the written request of the Buyer, Merger Sub or any of their Representatives, (ii) the failure to take any action if such action is expressly prohibited by this Agreement or (iii) the announcement of this Agreement or the Transactions or the identity, nature or ownership of Buyer, including the impact thereof on the relationships, contractual or otherwise, of any of the Group Companies with employees, customers (including customers pursuant to Hosting and Vendor Contracts), lessors, suppliers, vendors or other commercial partners or counterparties (but this clause (e)(iii) will not apply with respect to any representation or warranty the purpose of which is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Merger (or any condition to Closing to the extent relating to such representation or warranty), (f) Effects arising from or relating to strikes, work stoppages or other labor disputes, (g) Effects arising from or relating to any failure, in and of itself, to achieve any budgets, projections, forecasts, estimates, plans, predictions, performance metrics or operating statistics or the inputs into such items, including as a result of any reduction in revenues (but not the underlying causes of any such failure to the extent such underlying cause is not otherwise excluded from the definition of Material Adverse Effect), (h) Effects arising from or relating to any action taken by Buyer or any of its Representatives with respect to the Transactions or (i) Effects arising from or relating to any epidemic, pandemic or disease outbreak or any worsening thereof (including COVID-19 or any COVID- 19 Governmental Action) or any civil protests, riots or other civil unrest; provided, further, that such Effects set forth in the foregoing clauses (a), (b), (c), (d), (f) or (i) may be taken into account in determining whether

-12- a Material Adverse Effect has occurred solely to the extent such Effects have a disproportionate adverse effect on the Group Companies taken as a whole, as compared to other participants engaged in the same industry and geographic region (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect). “Maximum Demand” has the meaning set forth in the Phase 2 ESA. “Net Indebtedness” means an amount (which may be positive or negative) equal to, as of the Calculation Time, (a) Closing Indebtedness minus (b) Closing Cash. “OG&E” means Oklahoma Gas and Electric, a subsidiary of OGE Energy Corp, including any successor thereto. “Order” means any judgment, order, injunction, decree, decision, ruling, writ or arbitration award of any Governmental Entity or any arbitrator. “Ordinary Course” or “Ordinary Course of Business” with respect to a Person means the ordinary course of business of such Person, consistent with past practice. “Organizational Documents” means, with respect to any corporation, its articles or certificate of incorporation, memorandum or articles of association and by-laws or documents of similar substance; with respect to any limited liability company, its articles of association, articles of organization or certificate of organization, formation or association and its operating agreement or limited liability company agreement or documents of similar substance; with respect to any limited partnership, its certificate of limited partnership and partnership agreement or documents of similar substance; and with respect to any other entity, documents of similar substance to any of the foregoing. “Owned Real Property” means the real property located at 4800 S 24th St. W., Muskogee, Oklahoma 74401 and the buildings, structures, improvements and fixtures located on or about (including the subsurface) said real property, and appurtenances related thereto, including the Power Facilities, and all rights, privileges, and easements and development rights benefiting, belonging, or appertaining thereto. “Permitted Liens” means (a) any restriction on transfer arising under applicable securities Laws, (b) Liens for Taxes not yet due and payable or for Taxes being contested in good faith through appropriate proceedings, in each case so long as adequate reserves are maintained in accordance with GAAP, (c) purchase money Liens arising or incurred in the Ordinary Course of Business (excluding any purchase money Liens arising or incurred in connection with the purchase of any interest in real property), (d) Liens of lessors, lessees, sublessors, sublessees, licensors or licensees (excluding any purchase money Liens arising or incurred in connection with the purchase of any interest in real property and Liens incurred in connection with the borrowing of money) to the extent arising under and in accordance with the terms of the Contracts made available to Buyer prior to the date of this Agreement and arising or incurred in the Ordinary Course of Business, (e) Liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, provided that any sums due and owing in connection with any such Liens are not overdue for more than thirty (30) days, (f) mechanics Liens and similar Liens for labor, materials, or supplies relating to obligations not yet due and payable on the part of any Group Company, as the case may be, or the validity or amount of which is being contested in good faith through appropriate proceedings so long as, in either case, adequate reserves are maintained in accordance with GAAP, (g) zoning, building codes, and other land use laws regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property, (h) all title exceptions set forth on Schedule B of the Proforma or Surveys made available by

-13- or on behalf of Company Parent or Company to Buyer, (i) Liens that will be terminated at or prior to the Closing, (j) any non-exclusive licenses of Intellectual Property granted in the Ordinary Course of Business, (k) Liens arising under the Organizational Documents of any Group Company, and (l) Liens listed in Section 1.1(e) of the Disclosure Letter. “Surveys” means that certain ALTA/NSPS Land Title Survey certified March 31, 2026 by Joshua R. Lamb of Tulsa Land Surveying LLC. “Person” means a natural person, corporation, limited liability company, partnership, joint venture, trust, an unincorporated organization, Governmental Entity, or any other entity. “Phase 1 ESA” means that certain Electric Service Agreement Minimum Bill with Security, dated as of April 14, 2023, by and between OG&E and Project Company, as amended by that certain Electric Service Agreement Amendment, dated as of December 4, 2023. “Phase 2 ESA” means that certain Electric Service Agreement Minimum Billing Requirements Required Security, dated as of March 4, 2024, by and between OG&E and Project Company, as amended by the Phase 2 ESA Amendment. “Phase 2 ESA Amendment” means that certain Electric Service Agreement Amendment, dated as of January 6, 2025, by and between OG&E and Project Company. “Phase 2 ESA Payment Amount” means (x) if, as of the Closing, the Maximum Demand can no longer be reduced by OG&E pursuant to Section 2 of the Phase 2 ESA Amendment, $40,000,000 and (y) if, as of the Closing, the Maximum Demand can be reduced by OG&E pursuant to Section 2 of the Phase 2 ESA Amendment, $0. “Phase 2 ESA Permitted Amendment” means an amendment to the Phase 2 ESA that provides that the Maximum Demand can no longer be reduced by OG&E pursuant to Section 2 of the Phase 2 ESA Amendment. “Physical Asset Assignment and Assumption Agreement” means that certain Assignment and Assumption Agreement to be entered into by and between Company and/or the Project Company and Parent Sub effectuating the Physical Asset Assignments. “Physical Asset Assignments” means, collectively, the pre-Closing assignment by Company and/or the Project Company, as applicable, to Parent Sub of all of Company’s and/or the Project Company’s, as applicable, right, title and interest in and to, and the assumption by Parent Sub of all Liabilities arising under, the Assigned Physical Assets. “Power Facilities” means all electrical power distribution facilities, fixtures and equipment situated on (or underground within) the Owned Real Property, including, without limitation, the Substation and all generators, uninterruptible power supplies, automatic transfer switches, power distribution units, and associated fiber and cabling. “Pre-Closing Redemption Agreement” means that certain Redemption Agreement to be entered into by and between Company and Company Parent effectuating the Pre-Closing Redemption. “Pre-Closing Reorganization” means, collectively, (a) (i) the Skymax Contribution, (ii) the Pre-Closing Redemption, (iii) the Hosting and Vendor Contract Assignments, (iv) the Employee and Benefit Migration, (v) the IT Systems and Intellectual Property Assignments (including, for the avoidance of doubt, the Trademark Assignment), (vi) the Physical Asset Assignments and (vii) the other steps and transactions contemplated in the Pre-Closing Reorganization Steps Plan, and (b) solely in connection with

-14- the matters set forth in the foregoing clause (a), the express assumption (and commitment to pay as they may come due) by Company Parent or Parent Sub of all Liabilities arising out of or relating to such matters, including Liabilities arising out of the operation of any related business using such equity interests, assets or service providers, in each case of this clause (b), whether such Liabilities arise before, at or after the Effective Time (the Liabilities described in this clause (b), the “Excluded Liabilities”). “Pre-Closing Reorganization Steps Plan” means that certain draft report prepared by Ernst & Young LLP in respect of the Pre-Closing Reorganization, titled “Polaris Technology Inc. – Restructuring Steps” and dated as of April 3, 2026, attached as Exhibit C hereto. “Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on and including the Closing Date. “Pre-Closing Taxes” means, without duplication, any and all Taxes (a) of any Group Company or for which any Group Company is otherwise liable, in each case, for any Pre-Closing Tax Period (including any such Taxes that are not yet due and payable and any Taxes relating to a Pre-Closing Tax Period that are deferred to a taxable period (or portion thereof) ending after the Closing Date pursuant to Section 481 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law), and treating any advance payments, deferred revenues, or other prepaid amounts received by or arising with respect to any Group Company in any Pre-Closing Tax Period, and any Taxes thereon, as attributable to such period, regardless of when actually recognized for Income Tax purposes), (b) of any member of an affiliated, consolidated, combined, unitary, aggregate, or similar Tax group of which any Group Company (or any predecessor of any Group Company) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 (or any corresponding or similar state, local or non-U.S. Law), (c) of any Person other than a Group Company imposed on any Group Company as a transferee or successor, by Contract (other than such Taxes for any Tax period or portion thereof beginning after the Closing Date arising under an Ordinary Commercial Agreement) or, for any Pre-Closing Tax Period, pursuant to any Law, in each case which Taxes relate to an event or transaction occurring before the Closing, (d) that are Transfer Taxes resulting from the Pre-Closing Reorganization, (e) that are withholding Taxes applicable to any payment made to Company Parent pursuant to this Agreement, or (f) that are Taxes arising out of or relating to Skymax, the Pre-Closing Reorganization, the Section 338(h)(10) Election, the Section 336(e) Election, or any of the assets, Liabilities or employees transferred in any of the transactions comprising the Pre-Closing Reorganization; provided that Pre-Closing Taxes shall not include (x) any Taxes of the Group Companies attributable to actions taken by Buyer or any of its Affiliates on the Closing Date after the Closing outside the Ordinary Course of Business and not contemplated by the Transaction Agreements or (y) with respect to any Buyer Prepared Return that was submitted to Company Parent and with which Company Parent disagreed and which Buyer, in its sole discretion, decided not to submit to the Independent Accountant in accordance with Section 7.9(a)(iii), any additional Tax liabilities in excess of Company Parent’s payment obligation determined based on Company Parent’s version of such Tax Return. “Purchase Price” means an aggregate amount in cash equal to the sum of: (a) the Base Purchase Price, plus (b) the Phase 2 ESA Payment Amount, if any, minus (c) Net Indebtedness. “Release” means any presence, spilling, leaking, pumping, pouring, emitting, abandoning, emptying, discharging, injecting, escaping, leaching, dumping, disposing or release into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems. The term “Released” shall have a meaning correlative hereto. “Representatives” means, with respect to any specified Person, its Affiliates and such Person’s and its Affiliates’ respective directors, officers, employees, managers, general partners, trustees,

-15- members, agents, accountants, attorneys, consultants, advisors (including investment advisors), investment bankers and other representatives. “Restraint” means any Law or Order (that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the Transactions, in each case issued, enacted, entered, promulgated or enforced by a Governmental Entity. “ROFR Counterparty” means [***]. “ROFR Hosting Agreement” means that certain Amended and Restated Hosting Agreement, effective as of December 1, 2025, by and between Project Company and the ROFR Counterparty. “Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so- called Donetsk People’s Republic, and the so-called Luhansk People’s Republic). “Sanctioned Person” means any Person that is the target of Sanctions, including (i) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, Canada, including those administered by Global Affairs Canada, the United Nations Security Council, the European Union, any member state of the European Union, or His Majesty’s Treasury of the United Kingdom; (ii) any Person operating, organized, or resident in a Sanctioned Country; (iii) the government of a Sanctioned Country or the government of Venezuela; or (iv) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State or (ii) the United Nations Security Council, Canada, including those administered by Global Affairs Canada, the European Union, any Member State of the European Union or His Majesty’s Treasury of the United Kingdom, or any agency or subdivision of any of the foregoing, including any regulations, rules and executive orders issued in connection therewith. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Skymax Contribution” means the pre-Closing contribution by Company to Parent Sub of all of Company’s right, title and interest in and to Skymax, such that, as of the Closing, Company shall no longer hold any Equity Interests in Skymax. “Skymax Contribution Agreement” means that certain Contribution Agreement to be entered into by and between Company and Company Parent (or an Affiliate of Company Parent other than the Group Companies) effectuating the Skymax Contribution. “Specified Litigation” has the meaning set forth in Section 1.1(f) of the Disclosure Letter. “Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date. “Subsidiary” means, with respect to any Person, (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to

-16- elect a majority of the directors of such corporation (irrespective of whether at the time stock of any class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is owned by such Person, directly or indirectly through one or more subsidiaries of such Person, and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly through one or more subsidiaries of such Person, has more than a fifty percent (50%) equity interest. “Substation” means that certain substation situated in the northwest corner of the Owned Real Property located at 4800 S 24th St. W., Muskogee, Oklahoma 74401. “Tax Representations” means the representations and warranties contained in Section 5.13 (Tax Matters). “Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns and statements relating to Taxes, including any schedules and attachments thereto and any amendments thereof, in each case required or permitted to be filed with any Governmental Entity. “Taxes” means any U.S. federal, state, local or municipal, or non-U.S. income, gross receipts, franchise, profits, capital gains, capital stock, transfer, sales, use, goods and services, occupation, property, excise, estimated, severance, windfall profits, stamp, duty, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security, unemployment, disability, registration, or any other taxes, assessments, charges, duties, fees, levies, imposts or other similar governmental charges, in each case in the nature of a tax, together with all additions to Tax, penalties and interest thereto. “Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, administration or other imposition of Taxes. “Trademark Assignment” means the pre-Closing assignment by Company and/or the Project Company, as applicable, to Parent Sub of all of Company’s and the Project Company’s, as applicable, right, title and interest in and to, and all Liabilities arising under, the Transferred Marks. “Transaction Agreements” means, collectively, this Agreement, the Escrow Agreement, the Indemnity Escrow Agreement, the Lease Agreement, the documents, instruments and agreements relating to the Pre-Closing Reorganization and each other document, instrument or certificate contemplated by this Agreement or any of the foregoing. “Transaction Information” means (a) any and all bids or offers received by Company Parent or any of its Affiliates for the sale of the Group Companies prior to December 30, 2025 and (b) any and all data, work product and email records, in each case to the extent relating to the sale of the Group Companies (including the preparation or planning therefor) or the negotiation and finalization of the Transaction Agreements. “Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements, including the Merger and the Pre-Closing Reorganization. “Transferred IT Systems and Intellectual Property” means the IT Systems and Intellectual Property listed in Section 1.1(g) of the Disclosure Letter. “Transferred Marks” means all trademarks, tradenames and other source identifiers, and any registrations or applications in connection therewith, that incorporate the term “Polaris”, and all marks,

-17- trade dress, logos, domain names and other source identifiers confusingly similar to or embodying any of the foregoing (together with all the goodwill of the business associated therein, and all common-law rights related thereto). Section 1.2. Additional Defined Terms. In addition to the terms defined in Section 1.1, the table below lists the section in which additional defined terms used in this Agreement are defined and such terms shall have their respective meanings as defined throughout this Agreement: Defined Term Section Actual Aggregate Push-Out Adjustment ................................................. Section 5.12 Affiliate Transactions .............................................................................. Section 5.12 Aggregate Push-Out Adjustment ............................................................ Section 7.9(e)(ii) Agreement ............................................................................................... Preamble Announcement Communications ............................................................ Section 7.6 Articles of Merger ................................................................................... Section 2.2(b) Balance Sheet Date ................................................................................. Section 5.9(a) Bankruptcy Exception ............................................................................. Section 4.2(b) Burdensome Condition ........................................................................... Section 7.4(b) Buyer ....................................................................................................... Preamble Buyer Indemnified Parties ...................................................................... Section 11.1 Buyer Indemnifying Party ....................................................................... Section 11.2 Buyer Prepared Return ............................................................................ Section 7.9(a)(iii) Closing .................................................................................................... Section 2.2(a) Closing Date ............................................................................................ Section 2.2(a) COBRA ................................................................................................... Section 7.14(c) Company ................................................................................................. Preamble Company Parent ...................................................................................... Preamble Company Parent Indemnified Parties ..................................................... Section 11.2 Company Parent Indemnifying Party ...................................................... Section 11.1 Company Prepared Return ...................................................................... Section 7.9(a)(i) Confidentiality Agreement ...................................................................... Section 7.8(a) D&O Tail Policy ..................................................................................... Section 7.5(c) Deposits................................................................................................... Recitals Disputed Amount .................................................................................... Section 3.1(d) E&Y ........................................................................................................ Section 7.9(h) Effective Time ........................................................................................ Section 2.2(b) Endorsements .......................................................................................... Section 7.21 Estimated Closing Statement .................................................................. Section 3.1(a) Estimated Purchase Price ........................................................................ Section 3.1(a) Existing Stock ......................................................................................... Section 7.15 Express Representations ......................................................................... Section 6.9(a) Final Net Indebtedness ............................................................................ Section 3.1(e) Final Post-Closing Statement .................................................................. Section 3.1(e) Final Purchase Price ................................................................................ Section 3.1(e) Financial Statements ............................................................................... Section 5.9(a) Indemnification Cap ................................................................................ Section 11.3(a) Indemnification Claim ............................................................................ Section 11.4(a) Indemnification Deductible..................................................................... Section 11.3(a) Indemnified Party .................................................................................... Section 11.3(d) Indemnified Person ................................................................................. Section 7.5(a)

-18- Defined Term Section Indemnifying Party ................................................................................. Section 11.3(d) Initial Deposit .......................................................................................... Recitals Insurance Policies ................................................................................... Section 5.11 Interim Period ......................................................................................... Section 7.1(a) Material Contract .................................................................................... Section 5.14(a) Material Contracts ................................................................................... Section 5.14(a) Merger ..................................................................................................... Recitals Merger Sub .............................................................................................. Preamble Milbank ................................................................................................... Section 7.13(a) Nevada Statutes ....................................................................................... Section 2.1 New Employing Entity ........................................................................... Section 7.14(a) Non-Party Affiliates ................................................................................ Section 12.15 Notice of a Third Party Claim ................................................................. Section 11.4(b)(i) Notice of Indemnification Claim ............................................................ Section 11.4(a) Ordinary Commercial Agreement ........................................................... Section 5.13(f) Outside Date ............................................................................................ Section 9.1(b)(ii) Parent Sub ............................................................................................... Recitals Parent Sub Valuation .............................................................................. Section 7.9(h) Parties ...................................................................................................... Preamble Party ........................................................................................................ Preamble Permits .................................................................................................... Section 5.7(a) Post-Closing Statement ........................................................................... Section 3.1(b) Pre-Closing Redemption ......................................................................... Section 7.9(h) Proforma ................................................................................................. Section 7.21 Project Company ..................................................................................... Recitals Project Company Interests ...................................................................... Recitals Projections ............................................................................................... Section 6.9(a) Protected Company Communications ..................................................... Section 7.13(b) Purchase Price Allocation Schedule ....................................................... Section 7.9(i)(iii) Push-Out Payment Section 7.9(e)(ii) Qualifying Claim .................................................................................... Section 11.3(a) Related Parties ........................................................................................ Section 5.12 Resolution Period .................................................................................... Section 3.1(d) Returned Deposit Amount ...................................................................... Section 9.3(b) ROFR Waiver ......................................................................................... Section 8.1(c)(i) Section 336(e) Election ........................................................................... Section 7.9(i)(ii) Section 338(h)(10) Election .................................................................... Section 7.9(i)(i) Signing Deposit ....................................................................................... Recitals Skymax ................................................................................................... Recitals Skymax Audit ......................................................................................... Section 7.9(e)(ii) Skymax Interests ..................................................................................... Recitals Specified Litigation Settlement ............................................................... Section 7.11 Specified Termination Amount ............................................................... Section 9.3(c) Surviving Entity ...................................................................................... Recitals Surviving Entity Articles of Organization .............................................. Section 2.4(a) Surviving Entity LLC Agreement ........................................................... Section 2.4(b) Tax Claim................................................................................................ Section 7.9(f) Tax Refunds ............................................................................................ Section 7.9(b) Termination Amount ............................................................................... Section 9.3(a)

-19- Defined Term Section Third Party Claim ................................................................................... Section 11.4(b)(i) Title Company ........................................................................................ Section 7.21 Transfer Date .......................................................................................... Section 7.14(a) Transfer Taxes ........................................................................................ Section 7.7 Transferring Employees .......................................................................... Section 7.14(a) Valuation Dispute Notice ........................................................................ Section 7.9(h) Valuation Review Period ........................................................................ Section 7.9(h) WARN Act .............................................................................................. Section 5.17(c) Section 1.3. Exhibits and Schedules. (a) All Annexes, Exhibits and Schedules, and the Disclosure Letter are incorporated into and form an integral part of this Agreement. Any capitalized term used in any Annex, Exhibit or Schedule, and the Disclosure Letter but not otherwise defined therein shall have the meaning given to such term in this Agreement. (b) The Disclosure Letter has been arranged for purposes of convenience in separately numbered sections corresponding to the sections of this Agreement; provided, however, that disclosure of any item in any section or subsection of the Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent on its face, notwithstanding the omission of an appropriate cross-reference. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement, the Disclosure Letter or the attached exhibits is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business, and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement, the Disclosure Letter or exhibits in any dispute or controversy between the Parties as to whether any obligation, item or matter not set forth or included in this Agreement, the Disclosure Letter or exhibits is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business. In addition, matters reflected in the Disclosure Letter are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Letter. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. No information set forth in the Disclosure Letter shall be deemed to broaden in any way the scope of the Parties’ representations and warranties. The information contained in this Agreement, in the Disclosure Letter and exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever, including any violation of Law or breach of Contract. Section 1.4. Construction. In this Agreement, unless the context otherwise requires: (a) references to “the date hereof” mean as of the date of this Agreement; (b) references in this Agreement to a “writing” or comparable expressions include a reference to facsimile transmission, email or similar means of communication; (c) words expressed in the singular include the plural and vice versa; words expressed in the masculine include the feminine and neuter gender and vice versa;

-20- (d) references to “day” or “days” are to calendar days unless “Business Days” are expressly referenced; (e) the phrases “delivered” or “made available,” when used herein, mean that the information referred to has been physically or electronically delivered to the applicable Parties (including, in the case of “made available” to Buyer, information or material that has been posted and thereby made available to Buyer or its Representatives through the Dataroom at least one (1) Business Day prior to the date of this Agreement); (f) a matter shall be deemed to be “reflected on” or “set forth in” a balance sheet or other financial statement to the extent (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statement that is applicable to such matter, (ii) such matter is set forth as a line item on such balance sheet or financial statement, (iii) such matter is reflected in such balance sheet or financial statement in a general reserve or similar account, or (iv) referred to in the notes thereto; (g) the words “hereto,” “herein,” “hereof,” and “hereunder,” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (h) this “Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, novated, supplemented or varied; (i) “include,” “includes,” and “including” are deemed to be followed by the words “without limitation” whether or not they are actually followed by such words or words of similar import; (j) unless the context requires otherwise, the word “or” is not intended to be exclusive and may mean “and/or”; (k) references to dollars or “$” are to United States of America dollars; (l) references to the Preamble, Recitals, Articles, Sections, and exhibits, are references to the preamble, recitals, articles, sections, and exhibits of this Agreement, and the descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. ARTICLE II THE MERGER Section 2.1. Merger. On the terms and subject to the conditions of this Agreement and the applicable provisions of Chapters 86 and 92A of the Nevada Revised Statutes (the “Nevada Statutes”) and any other applicable Law, at the Effective Time, Merger Sub shall be merged with and into Company, whereupon the separate existence of Merger Sub shall cease and Company shall continue as the surviving entity of the Merger and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the Nevada Statutes and any other applicable Law. Company, as the surviving company in the Merger, is hereinafter sometimes referred to as the Surviving Entity. Section 2.2. Closing; Effective Time. (a) The closing of the Merger (the “Closing”) shall take place at 9:00 a.m., New York time, on the third (3rd) Business Day after satisfaction (or waiver) of the conditions set forth in Article VIII

-21- (not including conditions which are to be satisfied by actions taken at the Closing, but subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), remotely (through the electronic exchange of documents and consideration required to be delivered at the Closing), unless another time, date or place is agreed to in writing by Buyer and Company Parent. The “Closing Date” shall be the date on which the Closing is actually consummated. (b) At the Closing and subject to the terms and conditions of this Agreement, Company and Buyer shall cause articles of merger, in form and substance substantially similar to Exhibit E attached hereto (the “Articles of Merger”) to be executed and filed with the Secretary of State of the State of Nevada, and shall make all other filings or recordings required by the Nevada Statutes and any other applicable Law to complete the Merger. The Merger shall become effective and the Closing will be deemed to have occurred at the time of filing of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with Nevada Statutes, or at such later date or time as Company and Buyer may mutually agree in writing (the “Effective Time”). Section 2.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and applicable Law. Without limiting the generality of the foregoing, but subject thereto, from and after the Effective Time, all of the assets, property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities, restrictions and duties of Company and Merger Sub shall become the debts, liabilities, restrictions and duties of the Surviving Entity. Company Parent hereby irrevocably waives any dissenter rights applicable to the Merger under applicable Law. Section 2.4. Articles of Organization; Governing Documents. (a) At the Effective Time, the articles of organization of Company, as in effect immediately prior to the Effective Time, shall remain in full force and effect and become the articles of organization of the Surviving Entity (the “Surviving Entity Articles of Organization”) until thereafter changed or amended as provided therein, in the Surviving Entity Articles of Organization or by applicable Law. (b) At the Effective Time, Company’s operating agreement as in effect immediately prior to the Effective Time shall be amended and restated in its entirety pursuant to the applicable provisions of the Nevada Statutes to read as Merger Sub’s operating agreement immediately prior to the Effective Time, and as so amended and restated, shall become the operating agreement of the Surviving Entity (the “Surviving Entity LLC Agreement”) until thereafter changed or amended as provided therein or by the Surviving Entity Articles of Organization or Surviving Entity LLC Agreement and applicable Law. Section 2.5. Directors and Officers. From and after the Effective Time, the managers and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the managers and officers, respectively, of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Surviving Entity Articles of Organization and Surviving Entity LLC Agreement, as amended from time to time after the Closing. Section 2.6. Conversion of Securities. On the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, the following shall occur:

-22- (a) all of the issued and outstanding Company Units shall be cancelled and extinguished, and Company Parent shall cease to have any rights with respect thereto except for the right to receive the Purchase Price and any other amounts payable pursuant to Article III; and (b) each share of capital stock (or other equity interest) of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted by operation of Law into one validly issued limited liability company interest of the Surviving Entity. ARTICLE III PURCHASE PRICE; ADJUSTMENT; CLOSING DELIVERABLES Section 3.1. Purchase Price Adjustment. (a) At least five (5) Business Days before the Closing Date, Company Parent shall deliver to Buyer a statement (as it may be updated pursuant to this Section 3.1(a), the “Estimated Closing Statement”) setting forth Company Parent’s good faith estimate of the amount of (i) the Phase 2 ESA Payment Amount, (ii) Closing Cash, (iii) Closing Indebtedness, (iv) the resulting calculation of Net Indebtedness, and (v) the resulting calculation of the Purchase Price (the “Estimated Purchase Price”), together with reasonable supporting detail, with each of the foregoing items calculated in accordance with GAAP and the applicable definitions in this Agreement. The Estimated Closing Statement shall be derived from the books and records of the Group Companies and prepared by Company Parent in good faith. Company shall use commercially reasonable efforts to make its employees reasonably available during normal business hours to Buyer during the five (5) Business Days referenced in the first sentence of this Section 3.1(a) to respond to any questions or reasonable written requests that Buyer may have with respect to the Estimated Closing Statement and shall consider the reasonable comments of Buyer in good faith; provided, that, Company shall not be required to make any changes to the Estimated Closing Statement other than to correct manifest errors or manifest inconsistencies with the terms of this Agreement, and subject to the foregoing, no dispute with respect to the amounts set forth or calculations contained in the Estimated Closing Statement, in and of itself, shall delay the Closing. (b) Within seventy-five (75) days after the Closing Date, Buyer shall deliver to Company Parent a written statement (the “Post-Closing Statement”) setting forth in reasonable detail Buyer’s good- faith calculation of the Phase 2 ESA Payment Amount, Closing Cash, Closing Indebtedness, the resulting calculation of Net Indebtedness, and the resulting calculation of the Purchase Price, together with reasonable supporting detail. Following delivery of the Post-Closing Statement to Company Parent, Buyer shall provide Company Parent and its authorized Representatives reasonable access during normal business hours to such employees and such books and records of Buyer and the Group Companies as are reasonably requested by Company Parent to allow Company Parent and its authorized Representatives to verify the amounts set forth in the Post-Closing Statement. (c) The Post-Closing Statement shall become final and binding on Company Parent and Buyer on the forty-fifth (45th) day following the date the Post-Closing Statement is received by Company Parent, unless prior to such date Company Parent delivers written notice to Buyer of its good faith disagreement with the Post-Closing Statement. Company Parent’s notice shall set forth in reasonable detail all of Company Parent’s disputed items and the reasons therefor, together with Company Parent’s proposed changes thereto, including an explanation in reasonable detail of the basis on which Company Parent propose such changes. Company Parent shall be deemed to have irrevocably agreed with all items and amounts contained in the Post-Closing Statement that are not specifically identified as disputed items in such notice of disagreement. If Company Parent timely delivers a notice of disagreement, then Buyer and Company Parent shall use their good-faith efforts to reach agreement on the disputed items. Any non-

-23- disputed items will be final and binding on Company Parent and Buyer. The Parties acknowledge and agree that the Federal Rules of Evidence Rule 408 shall apply to Buyer and Company Parent and each of their respective Representatives during any such dispute. (d) If Buyer and Company Parent have not resolved the disputed items by the 30th day following Buyer’s receipt of a notice of disagreement pursuant to Section 3.1(c) (such period, the “Resolution Period”), then the unresolved disputed items set forth in the notice of disagreement (the total amount of such disputed items, the “Disputed Amount”) may be submitted by Buyer or Company Parent to the Independent Accountant for resolution at any time after the end of the Resolution Period (and in such circumstance, Buyer and Company Parent shall jointly engage the Independent Accountant). The Independent Accountant shall act as an expert and not as an arbitrator. In making its determination, the Independent Accountant shall consider only such disputed items and may not assign a value to any item greater than the greatest value claimed for such item or less than the smallest value for such item claimed by either Buyer or Company Parent. The Independent Accountant will not have the power to alter, amend or otherwise affect any provision contained in this Agreement or make any determination relating to this Agreement or the Transactions other than the resolution of the Disputed Amount submitted to it for resolution pursuant to this Section 3.1(d). The Parties shall reasonably cooperate with the Independent Accountant in order for it to render its determination, and no Party shall engage in any ex parte communications with the Independent Accountant. The Independent Accountant shall make its determination based solely on written submissions to it by Buyer and Company Parent, the relevant definitions, accounting principles, and methodologies contained in this Agreement and not based on an independent review, extrinsic evidence, or other extrinsic factors. Except as the Parties may otherwise agree, all communications (including work papers and other documents and information) between Company Parent, Buyer, or their respective Representatives, on the one hand, and the Independent Accountant, on the other hand, will be in writing with copies simultaneously delivered to the non- communicating Parties. The Parties shall use commercially reasonable efforts to cause the Independent Accountant to render its determination (which shall be in writing) as soon as practicable within 30 days after its engagement, or such other, longer period that the Independent Accountant shall determine, in consultation with Buyer and Company Parent. The fees and expenses of the Independent Accountant shall be borne fifty percent (50%) by Company Parent and fifty percent (50%) by Buyer. In no event shall the Disputed Amount, as determined by the Independent Accountant, be more favorable to Buyer than reflected on the Post-Closing Statement prepared by Buyer or more favorable to Company Parent than shown in the proposed changes delivered by Company Parent pursuant to its written notice of disagreement. Any determination regarding the Disputed Amount by the Independent Accountant shall be final and binding on the Parties absent fraud or manifest error. (e) Upon the agreement of Buyer and Company Parent, the decision of the Independent Accountant, or if Company Parent fails to timely deliver an objection to Buyer within the first 45-day period referred in Section 3.1(c), then in any such case the Post-Closing Statement, as so adjusted (the “Final Post- Closing Statement”), shall be final, conclusive and binding on the Parties. As set forth in the Final Post- Closing Statement, the calculation of the (i) the Phase 2 ESA Payment Amount (the “Final Phase 2 ESA Payment Amount”), (ii) Closing Cash, (iii) Closing Indebtedness, (iv) the resulting calculation of Net Indebtedness (“Final Net Indebtedness”), and (v) the resulting calculation of the Purchase Price (the “Final Purchase Price”) shall be final, conclusive and binding for all purposes under this Agreement. (f) Within five Business Days following the determination of the Final Purchase Price, Final Phase 2 ESA Payment Amount and Final Net Indebtedness in accordance with this Section 3.1: (i) if the Final Purchase Price exceeds the Estimated Purchase Price, Buyer shall pay to Company Parent an amount equal to (x) the Final Purchase Price minus (y) the Estimated Purchase Price.

-24- (ii) if the Final Purchase Price is less than the Estimated Purchase Price, then Company Parent shall pay to Buyer an amount equal to (x) the Estimated Purchase Price minus (y) the Final Purchase Price. (g) Any payment required pursuant to this Section 3.1 shall be made by wire transfer of immediately available funds to a bank account or accounts to be designated in writing by the Parties receiving such payment. Company Parent and Buyer agree to treat all payments made pursuant to this Section 3.1 as an adjustment of the Base Purchase Price for Tax purposes, except to the extent otherwise required by applicable Law, and the Parties shall treat it as such on their respective Tax Returns to the extent permitted by applicable Law. Section 3.2. Phase 2 ESA Permitted Amendment. (a) Prior to the Closing, Company Parent shall use commercially reasonable efforts to cause the Group Companies to enter into the Phase 2 ESA Permitted Amendment. During the Interim Period, Company Parent shall, subject to applicable confidentiality obligations and to the extent reasonably practicable, keep Buyer reasonably apprised of the status of its efforts to enter into the Phase 2 ESA Permitted Amendment. The Parties understand and agree that Company Parent has not provided any guarantee, made any representation or warranty or provided any other assurance of any kind that a Phase 2 ESA Permitted Amendment will be entered into by the Group Companies prior to the Closing, and Buyer hereby expressly disclaims on behalf of itself and its Affiliates reliance on any such guarantee, representation, warranty or other assurance. (b) If the Phase 2 ESA Permitted Amendment is not entered into at or prior to the Closing, the Closing occurs on or prior to December 31, 2026, and Buyer or any of its Affiliates (including, following the Closing, the Group Companies) enter into the Phase 2 ESA Permitted Amendment on or prior to December 31, 2026, Buyer shall, within ten (10) Business Days after Buyer or its Affiliates enter into the Phase 2 ESA Permitted Amendment, pay to Company Parent, by wire transfer of immediately available funds to the account designated by Company Parent in writing, an amount equal to $40,000,000. The Parties understand and agree that (i) following the Closing, Buyer and its Affiliates are free to manage and operate their businesses and operations in accordance with their commercial judgment based upon the business requirements of Buyer and its Affiliates, and (ii) Buyer has not provided any guarantee, made any representation or warranty or provided any other assurance of any kind that a Phase 2 ESA Permitted Amendment will be entered into following the Closing or that the conditions to the payment obligations in the foregoing sentence will be satisfied, and Company Parent hereby expressly disclaims on behalf of itself and its Affiliates reliance on any such guarantee, representation, warranty or other assurance. If neither Buyer nor any of its Affiliates enter into the Phase 2 ESA Permitted Amendment on or prior to December 31, 2026, no additional payment shall become payable with respect thereto. Section 3.3. Withholding. Buyer shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer is required to deduct and withhold under any provision of the Code or any applicable state, local or foreign Tax Laws; provided, however, that, other than any deduction or withholding with respect to payments of compensation for services, Buyer shall use commercially reasonable efforts to (a) provide to Company Parent three (3) Business Days’ written notice of Buyer’s intention to make any deduction or withholding in respect of any payment to Company Parent under this Agreement and (b) cooperate in good faith with Company Parent in efforts by Company Parent to obtain any available reduction of, or relief from, such deduction or withholding. To the extent that any amounts are so deducted or withheld and remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. If Buyer withholds any Tax pursuant to Section 1445 of the Code from any payment to Company Parent under this Agreement, then Buyer shall, within twenty (20) days

-25- after making such payment, file properly completed IRS Forms 8288 and 8288-A (which shall include Company Parent’s U.S. Employer Identification Number) with the IRS with respect to such withholding. If Company Parent provides the certificate and notice described in Section 3.4(a)(xi), then neither Buyer nor Company shall withhold pursuant to Section 1445 of the Code from any payment by Buyer or transfer by Company, in each case, to Company Parent. Section 3.4. Closing Deliveries. (a) Deliveries by Company Parent and Company. At or prior to the Closing, Company Parent and Company, as applicable, shall deliver or cause to be delivered to Buyer the following: (i) the Articles of Merger, duly executed in accordance with Section 2.2; (ii) a certificate duly executed by an officer or other authorized representative of Company Parent and Company, dated as of the Closing Date, stating that the conditions set forth in Section 8.1(c) and (d) and Section 8.2(a) through (d) have been satisfied; (iii) the Skymax Contribution Agreement, duly executed by the parties thereto; (iv) the Pre-Closing Redemption Agreement, duly executed by the parties thereto; (v) the Hosting and Vendor Contract Assignment and Assumption Agreement, duly executed by the parties thereto; (vi) the IT Systems and Intellectual Property Assignment and Assumption Agreement, duly executed by the parties thereto; (vii) the Physical Asset Assignment and Assumption Agreement, duly executed by the parties thereto; (viii) the Company Benefit Plan Assignment and Assumption Agreement, duly executed by the parties thereto; (ix) any other assignment and assumption agreement or other Contract or instrument effectuating the Pre-Closing Reorganization, if any; (x) Closing Escrow Instructions, duly executed by Company Parent; (xi) a certificate, prepared in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) and in the form attached hereto as Exhibit D, certifying that Company is not, and has not been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, and an IRS notice prepared in accordance with Treasury Regulations Section 1.897-2(h)(2) and in the form attached hereto as Exhibit D, together with written authorization for Buyer to submit such certificate and notice to the IRS on behalf of Company, in each case, duly executed by Company; provided, that notwithstanding anything herein to the contrary, Buyer’s sole remedy for Company’s failure to deliver such documentation shall be to withhold pursuant to Section 3.3 and in no event shall Buyer be permitted to delay the Closing or terminate this Agreement for Company’s failure to deliver such documentation;

-26- (xii) a properly completed IRS Form W-8BEN-E, duly executed by Company Parent; (xiii) a properly completed IRS Form W-9 or the appropriate version of IRS Form W-8, as applicable, duly executed by each recipient of a payment in respect of Indebtedness; provided, that notwithstanding anything herein to the contrary, Buyer’s sole remedy for the failure to deliver such documentation shall be to withhold on the payment to such recipient and in no event shall Buyer be permitted to delay the Closing or terminate this Agreement for Company’s failure to deliver such documentation; (xiv) a counterpart to the Lease Agreement, duly executed by Company Parent (or an Affiliate of Company Parent); (xv) counterparts to the Indemnity Escrow Agreement, duly executed by (A) Company Parent and (B) the Escrow Agent; (xvi) all written consents or approvals of third parties set forth on Section 3.4(a)(xvi) of the Disclosure Letter, which consents shall remain in effect as of the Closing; (xvii) (A) evidence of the Project Company’s organizational structure and due authority to transact sufficient for the Title Company to confirm authority to consummate the Transactions, and (B) affidavit of utility, non-imputation affidavit and indemnity with Parent Sub as indemnitor, and owner’s affidavit, sufficient for Title Company to remove the standard exceptions from the Title Insurance Policy and issue the following endorsements: (1) ALTA 15-06 (Nonimputation – Full Equity Transfer) and (2) ALTA 17.2-06 (Utility Access); and (xviii) written resignations, effective as of the Closing, of each director and officer of the Group Companies listed on Section 5.1(c) of the Disclosure Letter. (b) Deliveries by Buyer and Merger Sub. At or prior to the Closing, Buyer or Merger Sub shall deliver or cause to be delivered to Company Parent the following: (i) a certificate duly executed by an officer or other authorized representative of Buyer, dated as of the Closing Date, stating that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied; (ii) Closing Escrow Instructions, duly executed by Buyer; (iii) an amount equal to the Closing Payment, by wire transfer of immediately available funds to one or more accounts designated in writing to Buyer prior to the Closing by Company Parent; (iv) a counterpart to the Lease Agreement, duly executed by the Project Company; (v) counterparts to the Indemnity Escrow Agreement, duly executed by Buyer; and (vi) an amount equal to the Indemnity Escrow Amount, by wire transfer of immediately available funds to the Indemnity Escrow Account.

-27- (c) Mutual Deliveries. At the Closing, each of Company Parent, Buyer and Merger Sub shall cause the Escrow Agent to deliver (i) to Company Parent an amount equal to the Escrow Closing Payment and (ii) to Buyer an amount equal to the Escrow Earnings as of the Closing, by wire transfer of immediately available funds to the accounts designated in writing by Company Parent and Buyer, as applicable. (d) Further Assurances. Subject to the other provisions of this Agreement, including Article IX and Article X, at and after the Closing, as and when requested by any Party and at such Party’s sole cost and expense, the other Party or Parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as may be reasonably necessary or desirable to evidence and effectuate the Transactions. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY PARENT Except as set forth in the Disclosure Letter, Company Parent represents and warrants to Buyer and Merger Sub as follows: Section 4.1. Legal Status. Company Parent is a private company duly organized, validly existing and in good standing under the Laws of Hong Kong. Company Parent has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified or licensed to do business in, and where the concept is recognized, in good standing in, each of the jurisdictions in which such qualification or licensing is necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to prevent, materially impair or delay the ability of Company Parent to perform its obligations hereunder or consummate the Transactions. Section 4.2. Authority and Enforceability. (a) Company Parent has the full power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party, to perform its obligations hereunder and thereunder and to otherwise consummate the Transactions. (b) The execution, delivery and performance by Company Parent of this Agreement and the other Transaction Agreements to which it is or will be party and the consummation of the Transactions have been duly and validly authorized by all requisite company actions by Company Parent, and no other company proceeding on the part of Company Parent is necessary to authorize the execution, delivery or performance of this Agreement or such other Transaction Agreements by Company Parent or the consummation of the Transactions. This Agreement has been, and upon their execution, the other Transaction Agreements to which Company Parent is or will be party will be, duly and validly executed and delivered by Company Parent, and, assuming that this Agreement is, and upon their execution such other Transaction Agreements are, valid and binding obligations of the other parties thereto, this Agreement constitutes, and upon their execution such other Transaction Agreements will constitute, valid and binding obligations of Company Parent, enforceable against Company Parent in accordance with their respective terms, except as limited by the application of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other Laws relating to or affecting creditors’ rights or general principles of equity (the “Bankruptcy Exception”). Section 4.3. Non-Contravention. Assuming that (x) the notices, authorizations, approvals, Orders, permits or consents set forth on Section 4.3 and Section 4.4 of the Disclosure Letter are made, given

-28- or obtained (as applicable), and (y) the required filings and other procedures described in Section 4.4 are completed, the execution, delivery and performance by Company Parent of this Agreement and the other Transaction Agreements to which it is or will be party, and the consummation of the Transactions, do not and will not (a) contravene, violate, conflict with, or result in a breach of any provision of Company Parent’s Organizational Documents, (b) violate any applicable Law or Order to which Company Parent is subject or by which any of Company Parent’s property or assets are bound or (c) result in any breach of or constitute a default (or an event that, with notice or lapse of time or both, would become a breach or default) under any material Contract to which Company Parent is a party or by which any of Company Parent’s property or assets are bound, or result in the creation of any Liens on the Company Units, except, with respect to clauses (b) and (c) above, for any such violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 4.4. Governmental Consents and Approvals. Assuming the accuracy of the representations and warranties of Buyer and Merger Sub set forth in Article VI, no filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery by Company Parent of this Agreement and the other Transaction Agreements to which it is or will be party, the performance of Company Parent’s obligations hereunder and thereunder or the consummation of the Transactions, except (a) any filings required to be made under the HSR Act or other Antitrust Laws and in each case, any clearances, authorizations, consents or approvals in connection with such filings, (b) such filings as may be required by any applicable federal or state securities or “blue sky” Laws, (c) the filing of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with the Nevada Statutes, or (d) such consents, approvals, authorizations or actions, or such filings or notifications, that, if not obtained, made or given, as applicable, would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 4.5. Title to Company Units. Company Parent has valid title to, and is the record and beneficial owner of, all of the Company Units, free and clear of all Liens other than restrictions on transfer of securities under this Agreement, applicable securities Laws or Company’s Organizational Documents and any Liens created by or through Buyer, Merger Sub or any of their Affiliates. Except for Company Parent, no other Person owns beneficially or of record any Company Units or any other Equity Interests of Company or has the power to vote or direct the vote of any Company Units. There are no outstanding or authorized options, warrants, call or other rights or agreements to which Company Parent is a party requiring Company Parent to sell or transfer any Equity Interests in any Group Company to any Person other than as provided in this Agreement. Other than this Agreement and the Organizational Documents of Company, Company Parent is not party to any voting trust or other agreement with respect to the voting, redemption, sale, pledge, transfer or other disposition of the Company Units. Section 4.6. Litigation. There is no Litigation pending or, to the Knowledge of Company, threatened against Company Parent, at law or in equity, that, if adversely determined, would reasonably be expected to adversely affect Company Parent’s performance under this Agreement or the consummation of the Transactions nor is there any Order in effect involving Company Parent that would reasonably be expected to adversely affect Company Parent’s performance under this Agreement or the consummation of the Transactions. Section 4.7. Brokers and Finders. There is no investment banker, broker, finder or other similar intermediary that has been retained by or has been authorized to act on behalf of Company Parent that is entitled to a fee, commission or other similar payment in connection with the Transactions from Company Parent. Section 4.8. Anti-Money Laundering; Sanctions

-29- (a) Company Parent and Company Parent’s respective officers, directors and employees, and to the Knowledge of Company, their respective agents and other Representatives (in each case, acting on Company Parent’s behalf), are, and since May 5, 2021 have been, in compliance with all applicable Anti-Corruption Laws and AML Laws in the jurisdictions in which Company Parent operates and have implemented internal controls, policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws, Sanctions and AML Laws. (b) None of Company Parent, or any of its directors, officers, to the Knowledge of Company, employees or its agents and other Representatives (in each case, acting on Company Parent’s behalf): (i) is, or has been, a Sanctioned Person; (ii) is or has engaged in any transaction or dealings with any Sanctioned Person or involving any Sanctioned Country, in either case, in violation of any applicable Sanctions; and/or (iii) has or is engaged in any transaction or conduct that is likely to result in it becoming a Sanctioned Person. ARTICLE V REPRESENTATIONS AND WARRANTIES OF COMPANY Except as set forth in the Disclosure Letter, Company represents and warrants to Buyer and Merger Sub as follows: Section 5.1. Legal Status. (a) Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. Company has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing (where such concept is applicable) in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualification or license necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected, individually or in the aggregate, to be material to the Group Companies, taken as a whole. (b) Project Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Project Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and is duly qualified to do business and is in good standing (where such concept is applicable) in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to be material to the Group Companies, taken as a whole. (c) Complete and correct copies of the Organizational Documents of each of the Group Companies (including all amendments, waivers and modifications thereto), in each case as in effect as of the date of this Agreement, have been made available to Buyer. Section 5.1(c) of the Disclosure Letter sets forth the names (and titles, with respect to officers) of each officer and director of each Group Company.

-30- Section 5.2. Authority and Enforceability. (a) Each Group Company has the full power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is, or at Closing will be, a party, to perform its obligations hereunder and thereunder and to otherwise consummate the Transactions. (b) The execution, delivery and performance by Company of this Agreement and the other Transaction Agreements to which it is or will be party and the consummation of the Transactions have been duly and validly authorized by all requisite company action by Company, and no other company proceeding on the part of Company is necessary to authorize the execution, delivery or performance of this Agreement or such other Transaction Agreements by Company and the consummation of the Transactions. This Agreement has been, and upon their execution, the other Transaction Agreements to which Company is or will be party will be, duly and validly executed and delivered by Company, and, assuming that this Agreement is, and upon their execution such other Transaction Agreements are, valid and binding obligations of the other parties thereto, this Agreement constitutes, and upon their execution such other Transaction Agreements will constitute, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as such enforcement may be limited by the Bankruptcy Exception. (c) The execution and delivery of each of the Transaction Agreements to which the Project Company is or will be a party by the Project Company has been (or will be, in the case of such Transaction Agreements to be executed following the date hereof, upon execution thereof) duly authorized in accordance with the Organizational Documents of the Project Company. No other corporate proceedings on the part of the Project Company are necessary to approve and authorize (i) the execution and delivery of the Transaction Agreements to which it is or will be a party and (ii) the consummation of the Transactions. Each of the Transaction Agreements to which the Project Company is or will be a party has been (or will be, in the case of such Transaction Agreements to be executed following the date hereof, upon execution thereof) duly executed and delivered by the Project Company and, assuming that upon their execution such other Transaction Agreements are valid and binding obligations of the other parties thereto, constitute the valid and binding agreement of the Project Company, enforceable against the Project Company in accordance with their respective terms, except as such enforcement may be limited by the Bankruptcy Exception. Section 5.3. Non-Contravention. Assuming that (x) the notices, authorizations, approvals, Orders, permits or consents set forth on Section 5.3 and Section 5.4 of the Disclosure Letter are made, given or obtained (as applicable) and (y) the required filings and other procedures described in Section 5.4 are completed, the execution and delivery by the Group Companies of this Agreement and any Transaction Agreements to which such Group Company is or will be a party, the performance of their obligations hereunder and thereunder, and the consummation of the Transactions do not and will not: (a) contravene, violate, conflict with, or result in a breach of any provision of the Organizational Documents of the Group Companies; (b) violate any Law or Order applicable to the Group Companies or by which any property or asset of the Group Companies is bound; or (c) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, create (or, with notice or lapse of time or both, would create) in any party thereto the right to accelerate, amend, terminate or cancel, or require any consent or other action by any Person under, or result in the creation or imposition of any Lien (other than a Permitted Lien) on any property or asset of the Group Companies under, any Material Contract, lease or Permit or on any Equity Interests of the Group Companies; except, with respect to clauses (b) and (c) above, for any such violations, breaches, defaults or other occurrences that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

-31- Section 5.4. Consents. None of the Group Companies is required to file, seek or obtain any notice, authorization, approval, Order, Permit, filing or consent of or with any Governmental Entity in connection with the execution and delivery of this Agreement and the other Transaction Agreements to which such Group Company is, or at the Closing will be, a party, or the consummation of the Transactions, except (a) any filings required to be made under the HSR Act or other Antitrust Law and in each case, any clearances, authorizations, consents or approvals in connection with such filings, (b) such filings as may be required by any applicable federal or state securities or “blue sky” Laws, (c) the filing of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with Nevada Statutes, or (d) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, is not material to the Group Companies taken as a whole. Section 5.5. Capitalization; Subsidiaries. (a) Section 5.5(a) of the Disclosure Letter sets forth a true and complete list, as of the date hereof, of all of the authorized, issued and outstanding Equity Interests of each Group Company, including the Company Units and the Project Company Interests. All of the outstanding Equity Interests of Company are owned beneficially and of record by Company Parent, free and clear of all Liens, other than (i) restrictions on transfer of securities under applicable Law or Company’s Organizational Documents, and (ii) any Liens created by or through the Buyer or any of its Affiliates (other than, from and after the Closing, any of the Group Companies). The Company Units constitute all of the issued and outstanding Equity Interests of Company, and all of the outstanding Equity Interests of Company are duly authorized, validly issued, fully paid and non-assessable. The Company Units were issued in compliance with all applicable securities Laws and not in violation of the Organizational Documents of Company and are not subject to (and were not issued in violation of) any subscription rights, purchase options, call options, rights of first refusal or other similar rights of any Person. There are no outstanding options, warrants, convertible or exchangeable securities (including securities that upon conversion or exchange would require the issuance of any Equity Interest), “phantom” stock rights, stock appreciation rights, stock-based performance units, rights to subscribe to, purchase rights, calls or commitments made by Company relating to the issuance, purchase, sale or repurchase of any Equity Interests issued by Company containing any equity features, or Contracts by which Company is bound or has promised to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Interests, or options, warrants, rights to subscribe to, purchase rights, calls or commitments made by the Group Companies relating to any Equity Interests of Company. (b) Except for the Project Company Interests and Skymax Interests, as of the date of this Agreement, Company does not, directly or indirectly, own beneficially or of record, or hold the right or obligation to acquire any Equity Interest in any Person. All of the outstanding Equity Interests of the Project Company are owned beneficially and of record by Company, free and clear of all Liens, other than (i) restrictions on transfer of securities under applicable Law or the Project Company’s Organizational Documents, and (ii) any Liens created by or through the Buyer or any of its Affiliates. The Project Company Interests constitute all of the issued and outstanding Equity Interests of the Project Company, and all of the issued and outstanding Equity Interests of the Project Company are duly authorized, validly issued, fully paid and non-assessable. The Project Company Interests were issued in compliance with all applicable securities Laws and not in violation of the applicable Organizational Documents of the Project Company and are not subject to (and were not issued in violation of) any preemptive rights, any subscription rights, purchase options, call options, rights of first refusal or other similar rights of any Person. There are no outstanding options, warrants, convertible or exchangeable securities (including securities that upon conversion or exchange would require the issuance of any Equity Interest), “phantom” stock rights, stock appreciation rights, stock-based performance units, rights to subscribe to, purchase rights, calls or commitments made by the Project Company relating to the issuance, purchase, sale or repurchase of any Equity Interests issued by the Project Company containing any equity features, or Contracts by which the Project Company is bound or has promised to issue, deliver or sell, or cause to be issued, delivered or sold,

-32- additional Equity Interests, or options, warrants, rights to subscribe to, purchase rights, calls or commitments made by the Group Companies relating to any Equity Interests of the Project Company. (c) The Project Company does not, directly or indirectly, own beneficially or of record, or hold the right or obligation to acquire any Equity Interest in any Person. Section 5.6. Litigation. There is no Litigation pending or, to the Knowledge of Company, threatened by any Person against any of the Group Companies, or any of their officers, directors or employees (in their capacities as such) or to which their properties or assets (tangible or intangible) are subject, or that challenges or that may have the effect of preventing, delaying, making illegal or enjoining the Merger or any other Transactions, that would or would reasonably be expected to be, material to the Group Companies taken as a whole. There are no, and since the Look Back Date there have not been any, settlements of any material Litigation to which any Group Company is a party, or by which any of their properties or assets are bound under which there are outstanding material obligations to be performed by any Group Company. None of the Group Companies is or has since the Look Back Date been subject to, and none of their respective properties or assets is bound by, any outstanding Order, other than any such Order that would not, individually or in the aggregate, have a Material Adverse Effect. Section 5.7. Permits; Compliance with Laws. (a) Section 5.7(a) of the Disclosure Letter sets forth, as of the date of this Agreement, all material permits, certificates, licenses, approvals, registrations, waivers, exemptions and other authorizations that are used in the business and operation of the Group Companies as currently operated, including, without limitation, with respect to the ownership, use and occupancy of the Owned Real Property (the “Permits”). Company has made available to Buyer true and complete copies of all such Permits. (i) Each of the Group Companies holds (and has held since the Look Back Date) all Permits required under applicable Laws for the operation of the business of the Group Companies and is (and has since the Look Back Date been) in material compliance with all Permits; (ii) all of the Permits are valid and in full force and effect and, since the Look Back Date none of the Group Companies has received any notice of, and to the Knowledge of Company, none of the Group Companies is under investigation with respect to, any material violation of, or any obligation to take material remedial action under, any Permits; (iii) no event has occurred, and no condition or circumstance exists, which, with or without the giving of notice or lapse of time, would reasonably be expected to result in the early termination, suspension or violation of any Permit; and (iv) no suspension or cancellation of any Permit is pending or has been threatened and there is no action pending or, to the Knowledge of Company, threatened by any Governmental Entity to suspend, cancel, modify or fail to renew any such Permit. (b) Each of the Group Companies is, and has been since the Look Back Date, in compliance in all material respects, with all applicable Laws, and since the Look Back Date, none of the Group Companies has received any written notice of any action or proceeding against it alleging any failure to comply in any material respect with any such applicable Laws. To the Knowledge of Company, no investigation, allegation, inquiry or review by any Governmental Entity with respect to the Group Companies is pending or threatened, and since the Look Back Date, none of the Group Companies has received any notice of any such investigation, allegation, inquiry or review, except, in each case, for any such violation or failure that would not reasonably be expected to have a Material Adverse Effect. Section 5.8. Anti-Corruption; Anti-Money Laundering; Sanctions. (a) The Group Companies, and the Group Companies’ respective officers, directors and employees, and to the Knowledge of Company, their respective agents and other Representatives (in each case, acting on the Group Companies’ behalf), are, and since May 5, 2021 have been, in compliance with

-33- all applicable Anti-Corruption Laws and AML Laws in the jurisdictions in which any of the Group Companies operate, and the Group Companies have implemented, or are otherwise subject to, internal controls, policies and procedures reasonably designed to comply with Anti-Corruption Laws, Sanctions and AML Laws. The Group Companies are not, nor have been, the subject of or a party to voluntary disclosure, prosecution, settlement, enforcement action, or other Litigation, or, to the Knowledge of Company, any allegation, claim, whistleblower or other complaint, or investigation related potential or actual violations of any applicable Anti-Corruption Laws, Sanctions and AML Laws, and to the Knowledge of Company, no such allegations, claims, complaints, or actions are pending or threatened. (b) None of the Group Companies, their Affiliates or their respective directors, officers or employees is a Person that is, or is fifty percent (50%) or more owned or controlled by a Person or Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a Sanctioned Country. Since May 5, 2021, none of the Group Companies has conducted any transactions or dealings, directly or knowingly and indirectly, involving any Sanctioned Person or a Sanctioned Country, in either case, in violation of applicable Sanctions. Section 5.9. Financial Statements; No Undisclosed Liabilities. (a) Buyer has been provided true, correct and complete copies of the unaudited consolidated balance sheet of Company and its Subsidiaries as of December 31, 2025 (the “Balance Sheet Date”) and the related unaudited consolidated statements of income, and of cash flows for Company and its Subsidiaries for the year then ended (the “Financial Statements”). The Financial Statements present fairly, in all material respects, the financial condition and results of operations of the Group Companies as of the dates and for the periods referred to therein in accordance with GAAP applied on a consistent basis. (b) None of the Group Companies have any Liabilities or obligations (whether or not of the type required to be accrued on or reserved against in a balance sheet prepared in accordance with GAAP), except (i) Liabilities accrued on or reserved against in the Financial Statements, (ii) Liabilities that have arisen since the Balance Sheet Date in the Ordinary Course of Business (none of which is a Liability resulting from breach of Contract or Permit, breach of warranty, tort, infringement, misappropriation or violation of applicable Law, or that relates to any Litigation), (iii) Liabilities arising after the date of this Agreement in connection with the Transactions, (iv) Liabilities that have arisen since the Balance Sheet Date and are required to be performed pursuant to any Material Contract (none of which is a Liability resulting from breach of Contract or Permit, breach of warranty, tort, infringement, misappropriation or violation of applicable Law), and (v) other Liabilities that would not, individually or in the aggregate, have a Material Adverse Effect. Section 5.10. Absence of Certain Changes. Except as contemplated by this Agreement, between the Balance Sheet Date and the date hereof, (a) each Group Company has conducted its business only in the Ordinary Course in all material respects; (b) there has not occurred any change, effect, event, fact, variation, circumstance or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (c) no Group Company has taken any action that would, if taken after the date hereof, have required the prior written consent of Buyer under Section 7.2(a)(ii). Section 5.11. Insurance. Section 5.11 of the Disclosure Letter sets forth a true and correct list, as of the date hereof, of all material insurance policies and self-insurance programs maintained by the Group Companies with respect to which a Group Company, or any of its directors, officers or employees (in such capacity) is a named insured or otherwise the beneficiary of coverage (collectively, the “Insurance Policies”). The Insurance Policies are in full force and effect. There are no claims by the Group Companies pending under the Insurance Policies as to which coverage has been questioned, denied or disputed by the

-34- underwriters of such policies, except as would not have a Material Adverse Effect. All premiums due on such Insurance Policies have been paid in full and none of the Group Companies is in material breach or material default (including any such breach or default with respect to the payment of premiums or the giving of notice of claims), and, to the Knowledge of Company, no event has occurred which, with notice or the lapse of time or both, would constitute such a material breach or material default, or permit termination or modification, under any Insurance Policy. No written notice of cancellation, termination, non-renewal, disallowance, reduction in coverage or claim or audit or increase of premiums, nor any written notice of breach or default under any Insurance Policy, have been received by any of the Group Companies other than in connection with ordinary renewals, and, to the Knowledge of Company, no such action has been threatened. Section 5.12. Affiliate Transactions. Section 5.12 of the Disclosure Letter sets forth a true, correct and complete list of all Contracts, between any of the Group Companies, on the one hand, and Company Parent or any of its directors, managers, officers, equityholders, employees, or Affiliates of the Company Parent Group (collectively, the “Related Parties”), on the other hand, that are currently in effect, excluding employment-related agreements and agreements relating to the purchase and sale of equity interests (the “Affiliate Transactions”). Section 5.13. Tax Matters. (a) The Group Companies have prepared and timely filed (taking into account all extensions of time to file Tax Returns properly obtained in the Ordinary Course of Business) all income and other material Tax Returns that are required to be filed by them pursuant to applicable Laws, such Tax Returns are true, correct and complete in all material respects, and the Group Companies have timely paid all income and other material Taxes due and payable by them regardless of whether shown as due and owing on a Tax Return. (b) All material Taxes which either of the Group Companies is obligated to deduct or withhold from amounts paid to, owing to or distributable to any Person have been deducted or withheld, and, if required, timely paid to the appropriate Governmental Entity. (c) No deficiency or proposed adjustment for any Tax has been asserted or assessed in writing by any Taxing Authority against either of the Group Companies that remains unresolved. (d) Neither of the Group Companies has consented to extend or waive the time in which any Tax may be assessed or collected by any Taxing Authority, which extension or waiver is still in effect, other than pursuant to extensions of time to file Tax Returns properly obtained in the Ordinary Course of Business, and no request for any such extension or waiver is currently pending. No power of attorney with respect to Taxes has been granted with respect to any Group Company (other than any customary power of attorney entered into in the Ordinary Course of Business with a Group Company’s Tax Return preparer or payroll Tax provider solely for the purpose of filing Tax Returns on behalf of such Group Company (and not in connection with a Tax claim or assessment)) that remains in effect. (e) There are no ongoing or pending Tax audits, examinations or other proceedings by any Taxing Authority against either of the Group Companies, and no such dispute, audit, examination, claim or proceeding has been threatened in writing. No written claim has ever been made by any Governmental Entity in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to Tax, or required to file Tax Returns, in such jurisdiction, which claim has not been resolved.

-35- (f) Neither of the Group Companies is a party to or bound by any Tax allocation, indemnification or sharing agreement (other than (i) leases, credit agreements and other commercial agreements entered into in the ordinary course of business, of which Tax is not the principal subject matter (each, an “Ordinary Commercial Agreement”), (ii) such agreements between the Group Companies, or (iii) any obligation or arrangement arising pursuant to this Agreement) or any closing or other agreement or ruling with respect to Taxes with any Governmental Entity. (g) Neither of the Group Companies (i) has been a member of an affiliated, consolidated, combined, unitary or similar Tax group (other than a group the common parent of which is Company), or (ii) has any Liability for the Taxes of any Person (other than the Group Companies) under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local, or non-U.S. Law) or as a transferee or successor, by Contract (other than an Ordinary Commercial Agreement), or by operation of Law. (h) There are no Liens for Taxes (other than Permitted Liens for Taxes) upon any of the assets of the Group Companies. (i) Neither of the Group Companies has been a party to a “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2), or engaged in any transaction that would reasonably be expected to require the filing of an IRS Schedule UTP. (j) [Reserved.] (k) In the past two (2) years, neither Group Company has constituted a “distributing corporation” or “controlled corporation” in a distribution of stock intended to qualify for Tax-free treatment under Section 355 of the Code. (l) None of the Group Companies will be required to include any material item of income or gain in, or exclude any material item of deduction or loss from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or before the Closing Date made or applied for before the Closing, (ii) any adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local, or non- U.S. Law) to the extent attributable to items economically arising in a taxable period ending on or before the Closing Date and which adjustment is attributable to the use of any improper method of accounting for a taxable period ending on or before the Closing Date, (iii) any “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law) executed on or before the Closing Date, (iv) any intercompany transaction or excess loss account described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law) that arises in connection with any internal restructuring transaction involving the Group Companies that is outside the Ordinary Course of Business, (v) any installment sale or open transaction disposition made on or before the Closing Date, or (vi) any prepaid amount or deferred revenue received or accrued on or before the Closing Date. (m) For U.S. federal income Tax purposes, (i) each Group Company is, and always has been since its formation or incorporation, properly classified as a domestic corporation taxable under subchapter C of the Code and (ii) Skymax is properly classified as a domestic partnership. Each Group Company uses the accrual method of accounting for income Tax purposes. (n) No Group Company has been subject to Tax in any country other than the United States by virtue of having a permanent establishment (as defined in any applicable Tax treaty or convention), an office, a branch, or a fixed place of business in such country. No Group Company owns an interest in real

-36- property in any jurisdiction other than the United States in which a Tax is imposed, or the value of the interest reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property. (o) Each Group Company has complied in all material respects with applicable transfer pricing Law. (p) Each Group Company has complied in all material respects with all requirements for any Tax holiday or similar Tax benefit that has current applicability to such Group Company, and no such Tax holiday or similar Tax benefit will terminate or be subject to recapture or clawback by reason of the Transactions. (q) Each Group Company has properly collected, remitted, and reported to the appropriate Governmental Entity all material sales, use, value added, excise, and similar Taxes required to be so collected, remitted, or reported under applicable Law. (r) There is no material property or obligation of any Group Company, including uncashed checks to vendors, customers, or employees, non-refunded overpayments, credits, or unclaimed amounts or intangibles, that is escheatable or reportable as unclaimed property to any Governmental Entity under any applicable escheatment, unclaimed property, or similar Law. (s) No Company Unit is a “covered security” within the meaning of Section 6045(g) of the Code. No Company Unit has been issued in connection with the performance of services and subject to vesting for purposes of Section 83 of the Code. The representations and warranties made in this Section 5.13 refer only to the past activities of the Group Companies and, other than Section 5.13(g), the first clause of Section 5.13(i) with respect to “listed transactions,” Section 5.13(k), and Section 5.13(l), are not intended to serve as representations with respect to, or a guarantee of, nor can they be relied upon with respect to, Taxes attributable to any Tax periods (or portions thereof) beginning after, or Tax positions taken after, the Closing Date. Section 5.14. Material Contracts. (a) Section 5.14(a) of the Disclosure Letter sets forth a true and complete list of the following Contracts to which any Group Company is a party or by which any Group Company or any of their assets or properties are otherwise bound as of the date hereof, but excluding any Hosting and Vendor Contract or Company Benefit Plan (each, a “Material Contract” and collectively, the “Material Contracts”): (i) each Contract or series of related Contracts that involves aggregate expected payments by any of the Group Companies in excess of $500,000 in 2026 or any calendar year thereafter; (ii) each Contract for the purchase of electric energy from a utility (including OG&E) or other third-party supplier or utility provider; (iii) each Contract relating to the acquisition or disposition of any business or capital asset outside the Ordinary Course of Business that are pending or were completed since the Look Back Date or pursuant to which any of the Group Companies has any remaining obligations, other than (A) Contracts for the future acquisition or disposition of capital assets having an aggregate value less than $250,000 or (B) Contracts for the sale of obsolete assets or surplus assets in the Ordinary Course of Business;

-37- (iv) each Contract related to Indebtedness for borrowed money (other than (A) intercompany Indebtedness between or among the Company Parent Group (other than the Group Companies), on the one hand, and the Group Companies, on the other hand, in each case that will be settled prior to Closing, (B) intercompany Indebtedness solely between the Group Companies that will be settled prior to Closing or (C) intercompany guarantees of Indebtedness of any of the Group Companies that do not create Liens on assets of the Group Companies or that will be terminated prior to the Closing); (v) each Contract involving the resolution or settlement of any actual or threatened Litigation of any nature, by or before any Governmental Entity against or by any of the Group Companies (A) in an amount greater than $250,000 in the aggregate, or (B) under which any Group Company has any continuing performance obligation (including any non-monetary relief) that has not been fully performed by such Group Company or otherwise imposes continuing material restrictions on the conduct (other than confidentiality obligations) of such Group Company; (vi) other than the Organizational Documents of the Group Companies, any Contract involving the operation of any joint venture, strategic alliance, general or limited partnership, limited liability company, unlimited liability company or similar Contract with any Person pertaining to a joint venture arrangement or operator, asset manager, dealer, joint marketing, profit, loss, cost or liabilities sharing or other similar agreement; (vii) each Contract containing as a principal term thereof, (A) a restraint, restriction, limitation or impediment on the ability of any of the Group Companies to compete with any Person, to conduct any business or line of business in any geographic area or to engage any individual as an employee or independent contractor, (B) any requirement that any Group Company purchase all or substantially all of a particular product or service from a carrier, vendor, supplier or subcontractor or to make minimum purchases of a particular product or service from a carrier, vendor, supplier or subcontractor or (C) exclusivity arrangements, rights of first refusal, rights of first offer or rights of first negotiation, “most favored nation” clauses or similar provisions; (viii) each Contract to which a Governmental Entity is a counterparty (excluding, for the avoidance of doubt, any Permit); and (ix) any Contract relating to capital expenditures and involving future payments in excess of $100,000 individually or $250,000 in the aggregate, in each case in any fiscal year; or (x) any Contract to enter into any of the foregoing. (b) True, correct and complete copies of each of the Material Contracts have been made available to the Buyer, including all material amendments, terminations and modifications thereof. Each of the Material Contracts is valid and binding on the applicable Group Company party thereto, and to the Knowledge of Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (subject to the Bankruptcy Exception), except where the failure to be valid, binding, enforceable and in full force and effect would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect. None of the Group Companies is in breach or violation of or default under (or, with notice or lapse of time or both, would become in breach or violation of or default under) any Material Contract, and, to the Knowledge of Company, no other party to any such Contract is in breach or violation of or default under any such Contract, nor does Company have Knowledge of any presently existing facts or circumstances that, with the lapse of time, giving of notice or both would

-38- constitute such a breach, violation or default by any Group Company or any such other, except in either case for any such breaches or violations that would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect. (c) No party to any Material Contract, including the Group Companies, has given written notice of termination, cancellation, non-renewal or material modification or amendment, or has within the last twelve (12) months made a claim of force majeure (or its intention to do or claim any of the foregoing) in respect of any such Contract, and none of the Group Companies has received any written (or to the Knowledge of Company, oral) notice of any of the foregoing from any counterparty to any Material Contract. None of the Group Companies has received any written (or to the Knowledge of Company, oral) notice indicating that any party to a Material Contract intends to terminate, cancel, not renew, or materially modify its business relationship with such Group Company. There are no material disputes pending or, to the Knowledge of Company, threatened under or relating to any Material Contract between any Group Company and any other party thereto. Section 5.15. Intellectual Property. (a) Section 5.15(a) of the Disclosure Letter sets forth all material patents, trademarks and copyrights included in the Company-Owned IP and for which applications for registration have been filed and are pending, or registrations have issued and are not abandoned, cancelled, lapsed, or expired, as of the date of this Agreement. The Group Companies own all Company-Owned IP free and clear from any Liens (other than Permitted Liens) and have the right to use all other Intellectual Property that is used in or held for use in the conduct of the business of the Group Companies (excluding the business of the Group Companies conducted using any of the assets included in the Pre-Closing Reorganization) as currently conducted, except for any such failures to own or have the right to use that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. For clarity, the foregoing does not constitute a representation or warranty with respect to non-infringement, misappropriation or violation of any Intellectual Property or any other proprietary rights of any other Person, which is addressed exclusively in Section 5.15(b). (b) None of the Group Companies’ respective businesses (excluding the business of the Group Companies conducted using any of the assets included in the Pre-Closing Reorganization) infringe, misappropriate or otherwise violate or has in the past three (3) years infringed, misappropriated or otherwise violated any Intellectual Property of any other Person, except where such infringement, misappropriation or violation would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. None of the Group Companies have received in the past three years any written allegations of infringement, violation, misappropriation or misuse by the Group Companies of any material Intellectual Property or any other material proprietary rights of any other Person. None of the Group Companies have received in the past three years any written notice of any material default under, or any event that with notice or lapse of time, or both, would constitute a material default under, any license of Intellectual Property to which a Group Company is a party. (c) To the Knowledge of Company, no Person infringes, misappropriates or otherwise violates any Company-Owned IP in any material respect. (d) Except as would not, individually or in the aggregate, be material to the Group Companies taken as a whole, the Company IT Systems (i) are reasonably sufficient for the conduct of the business of the Group Companies (excluding the business of the Group Companies conducted using any of the assets included in the Pre-Closing Reorganization) as currently conducted; and (ii) to the Knowledge of Company, have not suffered any material error, breakdown, failure, or security breach since the Look Back Date that has caused disruption or damage to the operation of the business of the Group Companies (excluding the

-39- business of the Group Companies conducted using any of the assets included in the Pre-Closing Reorganization) that has not been remediated in all material respects. (e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the Look Back Date, with respect to the conduct of the business of the Group Companies (excluding the business of the Group Companies conducted using any of the assets included in the Pre-Closing Reorganization), (i) the Group Companies have been in compliance with all applicable Laws pertaining to data protection or information privacy and security and (ii) none of the Group Companies have been legally required to provide any notices to any Governmental Entity or other Persons in connection with a data security breach, nor have the Group Companies provided any such notice. Section 5.16. Environmental Matters. (a) Except as would not, individually or in the aggregate, reasonably be expected to result in any Group Company incurring material Liabilities: (i) each of the Group Companies has complied since the Look Back Date and is in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Permits required pursuant to applicable Environmental Laws to operate any equipment and the business of the Group Companies, including with respect to the ownership, operation and use of the Owned Real Property; (ii) no written notice of violation, notification of liability or request for information has been received by the Group Companies and no Litigation is pending or, to the Knowledge of Company, threatened in writing by any Person against the Group Companies relating to or arising under any Environmental Law; (iii) no Order has been issued or entered against the Group Companies relating to or arising under any Environmental Law, in each case, that remains outstanding or unresolved; (iv) no Group Company has assumed by Contract or operation of Law any liability or obligation of any other Person pursuant to Environmental Law that remains outstanding or unresolved; (v) no Group Company has Released any Hazardous Substances at, on, above, under or from the Owned Real Property; (vi) no Hazardous Substances have been Released at, on, above, under or from the Owned Real Property; (vii) no Group Company has Released, handled, packaged, generated, manufactured, removed, stored, used or transported or deposited any Hazardous Substances at, on, above, under or from the Owned Real Property, except in compliance with Environmental Laws; and (viii) to the Knowledge of Company, there are not presently and never have been (y) any storage tanks on or under the Owned Real Property, or (z) any PCMs or asbestos-containing materials located on or around the Owned Real Property. No flooding, “overrun” stream, sinkholes, erosion, or other water intrusion issues have materially disrupted, interrupted, halted, or otherwise materially and adversely impacted the operation of any Group Company’s business on the Owned Real Property in the Ordinary Course. (b) The Company has made available to Buyer all material environmental site assessments, and occupational health and safety reports (including Phase I and Phase II reports) that relate to the Owned Real Property that is in any Group Company’s possession or otherwise are reasonably available to any Group Company. Section 5.17. Employees; Labor Matters. (a) None of the Group Companies is a party to or bound by any collective bargaining agreement. There is no Person, labor union, trade union or other employee association representing or, to the Knowledge of Company, purporting or attempting to represent any group of employees of the Group Companies for collective bargaining regarding terms of employment or, to the Knowledge of Company, who has applied to be certified as the bargaining agent for any of the employees of the Group Companies. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there has not occurred since the Look Back Date, or, to the Knowledge of Company, been threatened in writing, any strike, slowdown, picketing, work stoppage, concerted refusal to work or other similar labor

-40- activity with respect to any employees of the Group Companies and there are no pending or, to the Knowledge of Company, threatened in writing, Litigation, grievances or labor disputes with respect to any employees. (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Group Companies are, and since the Look Back Date have been, in compliance with all Laws applicable to the business of the Group Companies with respect to their respective employees respecting employment and employment practices, terms and conditions of employment, wages and hours, employment and labor standards, equal opportunities, human rights, employment discrimination, pay equity, accessibility, disability, harassment, civil rights, language of work, labor relations, immigration, affirmative action, “whistle blower” rights, employee and independent contractor classification, retaliation, leaves of absence, overtime pay, occupational health and safety, personnel placement or staffing agencies and payroll taxes with respect to the employees; and (ii) no Group Company is the subject of any complaint, demand letter, claim, investigation, audit or charge issued by a Governmental Entity or other Person that alleges a violation by the Group Companies of any Law respecting employment and employment practices, terms and conditions of employment, wages and hours, employment and labor standards, equal opportunities, human rights, employment discrimination, pay equity, accessibility, disability, harassment, civil rights, language of work, labor relations, immigration, affirmative action, “whistle blower” rights, employee and independent contractor classification, retaliation, leaves of absence, overtime pay, occupational health, personnel placement or staffing agencies and safety or payroll taxes with respect to its employees. (c) Within the past ninety (90) days, no Group Company has experienced any “plant closing” or “mass layoff” (each, as defined by the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state Laws (the “WARN Act”)) and the transfer of the employees as contemplated by the Employee and Benefit Migration shall not constitute an “employment loss” for purposes of the WARN Act. (d) The Group Companies have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees and other compensation that has become due and payable to their respective current and former employees and individual service providers under applicable Law. (e) Neither the execution of this Agreement nor the consummation of the Transactions (whether alone or in connection with any subsequent event(s)), will (i) result in any payment or benefit becoming due to or increase the amount of any compensation or benefits under any Company Benefit Plan or otherwise with respect to, any current or former employee or individual service provider of the Group Companies; (ii) result in the acceleration of the time of payment, funding or vesting of any benefits to or with respect to any current or former employee or individual service provider of the Group Companies; or (iii) result in any payment becoming due that could reasonably be expected to result in any “parachute payment” under Section 280G with respect to any current or former employee or individual service provider of the Group Companies. Section 5.18. Company Benefit Plans and Related Matters. (a) (i) Each Company Benefit Plan is in compliance with all applicable Law, and has been maintained and operated in accordance with its terms and applicable Law, and (ii) all contributions required to be made to any Company Benefit Plan by Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, in each case in respect of the Project Company and not Company, for any period through the

-41- date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the Financial Statements. (b) None of the Group Companies nor any of their respective ERISA Affiliates sponsors, maintains or contributes to (or is required to contribute to), or within the past six (6) years has sponsored, maintained or contributed to (or been required to contribute to), (i) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA); or (ii) any defined benefit pension plan or other pension plan subject to Title IV of ERISA or the minimum funding standards of Section 302 or 303 of ERISA or Section 412 or 430 of the Code. (c) Each Company Benefit Plan that is intended to be qualified or exempt from taxation under Section 401(a) of the Code has received a determination or opinion letter from the IRS that it is so qualified, and, to the Knowledge of Company, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan. No Group Company has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code. Section 5.19. Real Property; Tangible Personal Property. (a) The applicable Group Company has good, valid and marketable fee title to all Owned Real Property, free and clear of all Liens other than Permitted Liens. (i) There are no outstanding options or rights to purchase the Owned Real Property or any portion thereof or interest therein, and (ii) no Group Company is obligated or bound by any options, obligations, or other contractual rights to purchase, acquire, or lease any real property. There is no pending or, to the Knowledge of Company, threatened in writing Litigation in the nature of expropriation, condemnation or eminent domain before any Governmental Entity, with or without compensation therefor, with respect to any Owned Real Property. All Owned Real Property is (1) in good operating condition and repair (ordinary wear and tear excepted), free from material defects, with no material deferred maintenance, (2) available for immediate use in the manner in which the Owned Real Property is now being used by the Group Companies, and (3) adequate to operate in all material respects the business of the Group Companies. (b) None of the Group Companies owns, leases, or has any other interest in any real property other than the Owned Real Property. (c) The Owned Real Property represents all of the real property that is used by the Group Companies in the Ordinary Course of Business with respect to the operation of the business of the Group Companies. The Owned Real Property and the use and operation thereof in the conduct of the business of the Group Companies do not violate in any material respect any Law, consent, Lien or agreement of any Governmental Entity or any restrictive covenants applicable to the Owned Real Property. There are no Liens affecting the Owned Real Property that impair the ability of the Group Companies to use such property in the operation of the business of the Group Companies in the Ordinary Course, other than Permitted Liens. There is no Litigation pending or, to the Knowledge of Company, threatened by any Person that will or would reasonably be expected to result in a change in any allowable use of any Owned Real Property. (d) All Owned Real Property has (i) adequate rights of way and access to all water, sewer, sanitary and storm drain facilities, community services and all public utilities sufficient for the purposes of the operation of the business of the Group Companies at the Owned Real Property in the Ordinary Course; and (ii) full and free legally enforceable access to and from public highways, roads, streets or the like, or valid perpetual easements over private streets, roads or other private property which access

-42- is sufficient for the purposes of the operation of the business of the Group Companies at the Owned Real Property in the Ordinary Course. (e) The Group Companies have not received written notice of any ongoing or pending, and to the Knowledge of Company there are no threatened or contemplated, (i) special assessments or reassessments (or any proposed local improvement charges or special levies) of any parcel included in the Owned Real Property that would reasonably be expected to result in a material increase in the real property taxes or other similar charges payable by the Group Companies with respect to any parcel of Owned Real Property, nor (ii) public improvements, annexations, or zoning or subdivision changes affecting any Owned Real Property. (f) No Group Company has licensed, sublicensed, leased, subleased or granted any third party the right to use or occupy, temporarily or otherwise, the Owned Real Property, and there are no parties in possession of the Owned Real Property that are not entitled to such possession. The Company is not in material default under any Hosting and Vendor Contract. To the Knowledge of Company, no customer or end user under any Hosting and Vendor Contract is in material default under its applicable Hosting and Vendor Contract. (g) The Group Companies have, or will have as of the Closing (after giving effect to the Pre-Closing Reorganization), good and valid title to, or in the case of leased property and assets, have valid leasehold interests in, all tangible property and assets of the Group Companies, free and clear of all Liens (other than Permitted Liens). The property and assets owned or leased by each Group Company, or which such Group Company otherwise has the right to use, constitute all of the property and assets used or held for use in connection with the business of the Group Companies, are adequate and sufficient to conduct such business as currently conducted and will continue to be owned, used or held for use by the Group Companies immediately following the Closing. All tangible personal property owned by or leased to any Group Company have no material defects, is adequate for the uses to which it is being put, is in good condition and repair (ordinary wear and tear excepted) and has been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted). No Group Company has any material Liability for any deferred maintenance with respect to any such tangible personal property. All tangible personal property of each Group Company is in such Group Company’s possession. Section 5.20. No Brokers. No Person (a) has acted, directly or indirectly, as a broker, finder or financial advisor for any Group Company in connection with the Transactions or (b) is or will be entitled to any broker’s, finder’s or similar fee or commission from any Group Company in connection with the consummation of the Transactions. Section 5.21. No Implied Representations. Neither Company Parent nor Company is making, nor has made, any representation or warranty of any kind, express or implied, to Buyer or Merger Sub except for those specifically provided in Article IV and this Article V and the other Transaction Agreements. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations or warranties made by Company Parent and Company in Article IV and this Article V and the other Transaction Agreements, Company Parent and Company make no representation or warranty to Buyer or Merger Sub regarding any information or documents made available to Buyer, Merger Sub or their counsel, accountants, or advisors with respect to Company Parent or the Group Companies except as expressly set forth in Article IV and this Article V or the other Transaction Agreements, as applicable, and expressly disclaims any other representations or warranties, whether made by Company Parent, the Group Companies, or any of their Affiliates, shareholders, officers, directors, employees, agents or Representatives.

-43- ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB Buyer and Merger Sub represent and warrant to Company Parent and Company as follows: Section 6.1. Legal Status. (a) Buyer is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Buyer is duly qualified or licensed to do business in, and where the concept is recognized, in good standing in, each of the jurisdictions in which such qualification or licensing is necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to materially impair or delay the ability of Buyer to perform its obligations hereunder. (b) Merger Sub is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Merger Sub is duly qualified or licensed to do business in, and where the concept is recognized, in good standing in, each of the jurisdictions in which such qualification or licensing is necessary, except where the failure to be so qualified or licensed or in good standing would not reasonably be expected to materially impair or delay the ability of Merger Sub to perform its obligations hereunder. Section 6.2. Authority and Enforceability. (a) Each of Buyer and Merger Sub has the full power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party, to perform its obligations hereunder and thereunder and to otherwise consummate the Transactions. (b) The execution, delivery and performance by Buyer and Merger Sub of this Agreement and the other Transaction Agreements to which they are or will be party and the consummation of the Transactions have been duly and validly authorized by all requisite company actions by each of Buyer and Merger Sub, and no other company proceeding on the part of Buyer or Merger Sub is necessary to authorize the execution, delivery or performance of this Agreement or such other Transaction Agreements by Buyer or Merger Sub. This Agreement has been, and upon their execution, the other Transaction Agreements to which each of Buyer and Merger Sub is or will be party will be, duly and validly executed and delivered by Buyer and Merger Sub, as applicable, and, assuming that this Agreement is, and upon their execution such other Transaction Agreements are, valid and binding obligations of the other parties thereto, this Agreement constitutes, and upon their execution such other Transaction Agreements will constitute, valid and binding obligations of Buyer and Merger Sub, enforceable against Buyer and Merger Sub, as applicable, in accordance with their respective terms, except as limited by the Bankruptcy Exception. Section 6.3. Governmental Consents and Approvals. Assuming the accuracy of the representations and warranties of Company Parent and Company set forth in Article IV and Article V, no filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery by each of Buyer and Merger Sub of this Agreement and the other Transaction Agreements to which it is or will be party, the performance of Buyer’s and Merger Sub’s obligations hereunder and thereunder or the consummation of the Transactions, except (a) as set forth on Section 4.4 of the Disclosure Letter, (b) any filings required to be made under the HSR Act or other Antitrust Laws and in each case, any clearances, authorizations, consents or approvals in connection with such filings, (c) the filing of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with Nevada Statutes, or (d) such consent, approval, authorization or action, or such filing or notification, that, if not obtained, made or given, as applicable, would not, individually or in

-44- the aggregate, reasonably be expected to prevent or materially delay the ability of Buyer or Merger Sub to consummate the Transactions. Section 6.4. Financial Capability. As of the date hereof Buyer has and will continue to have at the Closing, sufficient immediately available funds to pay in full all amounts required to be paid by Buyer under this Agreement at the time such payments become due, including (i) the Purchase Price and (ii) all of the fees, costs and expenses of Buyer arising from or related to this Agreement or the consummation of the Transactions, and to otherwise consummate the Transactions in accordance with the terms hereof. Buyer acknowledges and agrees that it is not a condition to the Closing or to any of the Buyer’s other obligations under this Agreement that Buyer obtain financing for or related to the Transactions. Section 6.5. Solvency. Assuming (x) the truth of the representations and warranties of Company Parent and Company made in Article IV and Article V of this Agreement, (y) the compliance by Company Parent and Company with their obligations hereunder, and (z) satisfaction of the Closing conditions of Buyer set forth in Section 8.2, immediately after the Closing and after giving effect to the Transactions and payment of all of the fees, costs and expenses of Buyer and Merger Sub arising from or related to this Agreement or the consummation of the Transactions, Buyer and each of its Subsidiaries (including the Group Companies) (a) will be able to pay their respective debts as they become due and (b) will have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Buyer or its Subsidiaries (including the Group Companies). Section 6.6. Brokers and Finders. There is no investment banker, broker, finder or other similar intermediary that has been retained by or has been authorized to act on behalf of Buyer or Merger Sub that is entitled to a fee, commission or other similar payment in connection with the Transactions from Buyer or Merger Sub. Section 6.7. Litigation. There is no Litigation by or before any Governmental Entity pending or, to the Knowledge of Buyer, threatened against or affecting Buyer or Merger Sub or any of their respective properties or assets with respect to the Transactions. None of Buyer or Merger Sub or any of their Affiliates is subject to any Order that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Transactions. Section 6.8. Ownership and Operations. Buyer owns of record and beneficially all of the issued and outstanding Equity Interests of Merger Sub. Merger Sub was formed solely for the purpose of entering into this Agreement and consummating the Transactions and has not engaged in any activities or business, and has incurred no liabilities or obligations whatsoever, in each case, other than those incident to its organization and the execution of this Agreement and the Transactions. Section 6.9. Investigation by Buyer; No Reliance. (a) Buyer acknowledges and agrees, on behalf of itself and Merger Sub, that (i) the representations and warranties regarding Company Parent expressly contained in Article IV, the representations and warranties regarding Group Companies expressly contained in Article V or any certificate delivered by Company Parent or Company in connection with the Transactions (collectively, the “Express Representations”) are the sole and exclusive representations, warranties and statements of any kind or nature made to the Buyer or Merger Sub in respect of Company Parent and the Group Companies in connection with the Transactions, (ii) except for the Express Representations, neither Company Parent nor any Group Company, nor any other Person on behalf of Company Parent or the Group Companies makes, and neither Buyer nor Merger Sub has relied on or is relying on the accuracy or completeness of, any representation or warranty of any kind or nature (whether in written, electronic or oral form) with

-45- respect to the Group Companies, Company Parent or otherwise, including any representation or warranty as to the quality, merchantability, fitness for a particular purpose, or condition of the business of the Group Companies, operations, assets, Liabilities, prospects or any portion thereof, (iii) except for the Express Representations, all representations and warranties of any kind or nature (whether in written, electronic or oral form), in each case, are specifically disclaimed by Company Parent and the Group Companies on behalf of themselves and the Company Parent Group and (iv) except for the Express Representations, neither Company Parent, the Group Companies, nor any other Person shall have or be subject to any Liability whatsoever to Buyer or Merger Sub resulting from the distribution to Buyer or Merger Sub of, or Buyer’s or Merger Sub’s use of or reliance on, any information (whether in written, electronic or oral form) provided by or on behalf of Company Parent or the Group Companies, including any financial model, any information, statements, disclosures, documents or other materials made available in the Dataroom, any projections, forward-looking statements and other forecasts (collectively, “Projections”) or otherwise in expectation of the Transaction or any discussions with respect to any of the foregoing information. Notwithstanding anything to the contrary, neither the foregoing nor anything else in this Agreement shall limit any Party’s rights arising out of or relating to Fraud. (b) Buyer acknowledges and agrees, on behalf of itself and Merger Sub, that (i) Buyer has conducted to its full satisfaction an independent investigation of the business, financial condition, results of operations, assets, Liabilities, properties, Contracts and prospects of the Group Companies and (ii) in making its determination to proceed with the Transactions, Buyer and Merger Sub have relied solely on the Express Representations and the results of the Buyer’s own independent investigation and analysis, and have not relied on and are not relying on any other representations or warranties made by any member of the Company Parent Group with respect to the business of the Group Companies, or any information, statements, disclosures, documents or other materials made available in the Dataroom, or any other information (whether in written, electronic or oral form). Without limiting the generality of the foregoing, Buyer agrees, on its own behalf and on behalf of Merger Sub, that (A) the Projections are being provided solely for the convenience of Buyer to facilitate its own independent investigation of the Group Companies, (B) there are uncertainties inherent in attempting to make such Projections, (C) Buyer is familiar with such uncertainties and (D) Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Projections (including the reasonableness of the assumptions underlying such Projections). Section 6.10. Anti-Corruption; Anti-Money Laundering; Sanctions. (a) None of (i) Buyer, (ii) Merger Sub, or (iii) any of the directors, officers or, to the Knowledge of Buyer, employees or agents of Buyer or Merger Sub, is a Sanctioned Person, and none of (i) Buyer, (ii) Merger Sub, or (iii) any of the directors or officers of Buyer or Merger Sub is presently engaged, in any dealings or transactions with any Sanctioned Person (x) in violation of any Sanctions or (y) that could result in such Person being designated as a Sanctioned Person. (b) Buyer and Merger Sub conduct, and have in the past three years conducted, their business in compliance in all material respects with all applicable AML Laws, Anti-Corruption Laws and Sanctions. (c) To the Knowledge of Buyer, neither Buyer nor Merger Sub is, or during the past three years has been, the subject or target of any investigation, inquiry or enforcement proceedings by any Governmental Entity regarding any violation or alleged violation of any Anti-Corruption Laws, AML Laws or Sanctions, and no such investigation, inquiry, or enforcement proceeding is pending or has been threatened in writing. (d) Buyer will not fund any portion of the Purchase Price using proceeds derived, directly or indirectly, from any dealing or activity by Buyer (i) in violation of any applicable Anti-

-46- Corruption Laws or applicable AML Laws, or (ii) with any Sanctioned Person or otherwise in violation of applicable Sanctions. Section 6.11. Investment Intent. Buyer is acquiring the Company Units for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distribution or selling the Company Units or Project Company Interests, in violation of the federal securities Laws or any applicable state or foreign securities Laws. Buyer is an “accredited investor”, as such term is defined in Rule 501(a) promulgated under the Securities Act. Buyer acknowledges that (a) the purchase of the Company Units involves substantial risk, (b) Buyer and its officers have experience as an investor in equity and other securities of companies such as the one being acquired hereunder, and (c) there is no public market for the Company Units and there can be no assurance that a public market will develop. Buyer can bear the economic risk of its investment (which may be for an indefinite period) and has such knowledge and experience in financial or business matters such that Buyer is capable of evaluating the merits and risks of its investment in Company. Buyer acknowledges that Company Units and Project Company Interests have not been registered under the Securities Act and that the Equity Interests in Company may not be transferred, sold, offered for sale, or otherwise disposed of without registration under the Securities Act and any other provision of applicable state securities Laws or pursuant to an applicable exemption therefrom. Section 6.12. No Foreign Ownership, Control or Influence. Neither Buyer nor Merger Sub is a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof, and neither Buyer nor Merger Sub is under foreign ownership, control or influence as defined in the National Industrial Security Program Operating Manual (as codified at 32 CFR Part 117). Section 6.13. EXCLUSIVE REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES MADE BY BUYER AND MERGER SUB IN THIS ARTICLE VI ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY BUYER AND MERGER SUB. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE VI, (I) NONE OF BUYER OR MERGER SUB OR ANY OTHER PERSON HAS MADE OR IS MAKING ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO BUYER OR MERGER SUB, OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED TO THE COMPANY PARENT GROUP IN CONNECTION WITH THE TRANSACTIONS, (II) EACH OF BUYER AND MERGER SUB HEREBY DISCLAIM ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AND (III) BUYER AND MERGER SUB HEREBY DISCLAIM ANY RELIANCE ON ANY OTHER ALLEGED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ITSELF. ARTICLE VII COVENANTS Section 7.1. Access to Information. (a) Subject to applicable Law, from the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Section 9.1 (the “Interim Period”), Company shall provide Buyer and its authorized Representatives with reasonable access during regular business hours to the properties, offices, assets, facilities and books and records of each Group Company; provided, that (i) such access does not unreasonably interfere with the normal operations of Company Parent, the Group Companies or any of their respective Affiliates, (ii) all requests for access shall be directed to such Person(s) as Company may designate in writing from time to time, (iii) such access is in accordance with the bona

-47- fide health and safety policies and procedures reasonably implemented by Company, including those implemented in response to a pandemic and (iv) nothing herein shall require the Company Parent or the Group Companies to provide access to, or to disclose any information to, Buyer or its Representatives if such access or disclosure (A) would cause competitive harm to any of Company Parent or the Group Companies if the Transaction is not consummated, (B) would require any of Company Parent or the Group Companies to disclose any financial or proprietary information of or regarding the Affiliates of Company Parent (other than the Group Companies) or otherwise disclose information regarding the Affiliates of Company Parent (other than the Group Companies) that Company Parent reasonably deems to be commercially sensitive, (C) upon the advice of counsel, would waive any legal privilege or work product doctrine or (D) would be in violation of applicable Law or the provisions of any Contract to which Company Parent or any Group Company is a party to the extent such Contract will be transferred to Company Parent, Parent Sub and/or one or more of their respective Affiliates (other than the Group Companies) pursuant to the Pre-Closing Reorganization; provided, that, in the case of each of the foregoing clauses (A) through (D), the Group Companies reasonably cooperate with Buyer and use commercially reasonable efforts to develop a reasonable alternative method to provide all or a portion of the information sought by Buyer. Notwithstanding anything to the contrary contained in this Agreement, none of Company Parent or the Group Companies shall be required to (w) disclose to any Person any Tax information or Tax Return that does not relate to the Group Companies, (x) provide any information regarding the Group Companies in any format other than as then exists, or otherwise to manipulate or reconfigure any data regarding the Group Companies’ business, assets, financial performance or condition or operations, (y) provide access to personnel and medical records if such access could, in Company Parent’s or Company’s reasonable discretion, subject Company Parent or its Representatives to a risk of Liability or otherwise violate applicable Law or (z) disclose or provide access to any Transaction Information, it being agreed that such Transaction Information shall be the sole property of Company Parent. Nothing in this Section 7.1 shall be construed to permit Buyer or any of its Representatives to have access to any files, records, agreements, communications or documents of Company Parent to the extent related to Company Parent or any of its Affiliates other than the Group Companies (it being understood that Company Parent may redact any information related to Company Parent or any of its Affiliates other than the Group Companies in any files, records, agreements, communications or documents provided to the Buyer or any of its Representatives pursuant to this Section 7.1). No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by Company Parent or Company in this Agreement. The information provided pursuant to this Section 7.1 shall be governed by all the terms and conditions of the Confidentiality Agreement. Neither Company Parent nor any of its Affiliates (including the Group Companies) make any representation or warranty as to the accuracy of any information, if any, provided pursuant to this Section 7.1(a), and Buyer may not rely on the accuracy of any such information, in each case, other than the Express Representations, and the providing of any such information shall not expand the remedies available to Buyer or any of its Affiliates under or with respect to this Agreement in any manner. It is agreed among the Parties that in the event that Company Parent or Company reasonably determines that any files, records, agreements, communications or documents of the Group Companies to be provided to Buyer or any of its authorized Representatives pursuant to this Section 7.1 are commercially sensitive, either of Company Parent or Company may elect, in their sole discretion, to deliver the same hereunder by making such files, records, agreements, communications or documents available to only outside antitrust counsel of Buyer on a “professional eyes only” basis; provided, that prior to delivering such information to outside antitrust counsel of Buyer, outside antitrust counsel of Buyer and outside antitrust counsel of Company Parent and Company shall have, in good faith, mutually determined how such files, records, agreements, communications, documents, or the information contained therein, may or may not be shared, subject to applicable Laws, with Buyer and its authorized Representatives. (b) Buyer agrees to indemnify, defend and hold harmless the Company Parent Group from and against any and all reasonably foreseeable Losses (including for losses or injury to or death of

-48- any Representative of Buyer, and for any loss or damage to or destruction of any property owned by any member of the Company Parent Group or others), whether arising from third party or direct claims, to the extent resulting from the entry upon, presence, action or inaction of either of Buyer or any of its Representatives during any visit to the business or property sites of any Group Company prior to the Closing Date, whether pursuant to this Section 7.1 or otherwise, except to the extent such Losses are caused by or result from the gross negligence or willful misconduct of the Group Companies or their respective Representatives. During any visit to the business or property sites of a Group Company, Buyer shall, and shall cause its Representatives accessing such properties to, comply with all applicable Laws and all of such Group Company’s safety and security procedures and conduct itself in a manner that would not be reasonably expected to interfere with the operation, maintenance or repair of the assets of such Group Company. Neither Buyer nor any of its Representatives shall conduct any environmental testing or sampling (whether non-invasive, invasive, “Phase I” or “Phase II” investigations, or otherwise) on any of the business or property sites of the Group Companies prior to the Closing without the prior written consent of Company Parent. (c) From and after the Closing for a period of seven (7) years following the Closing Date, Buyer shall, and shall cause the Group Companies to, provide Company Parent and its Representatives, at the sole cost and expense of Company Parent, with reasonable access, during normal business hours, and upon reasonable advance notice, to the books and records (whether in written or electronic form), including work papers, schedules, memoranda, and other documents (for the purpose of examining and copying) of the Group Companies with respect to periods or occurrences prior to the Closing Date for any reasonable business purpose, including in connection with the preparation of financial statements or filings with any Governmental Entity, or any suits, actions, claims, or proceedings against Company Parent; provided that the limitations to Buyer’s access rights in Section 7.1(a) and (b) shall apply to any such access granted to Company Parent, mutatis mutandis. Following the Closing, Company Parent shall be entitled to retain copies (at Company Parent’s sole cost and expense) of all books and records relating to its ownership and/or operation of the Group Companies and their respective businesses prior to the Closing, subject to Section 7.8. Unless otherwise consented to in writing by Company Parent, Buyer shall not, and shall not permit any of its Affiliates (including the Group Companies from and after the Closing) to, for a period of seven (7) years following the Closing, destroy, alter or otherwise dispose of any of the books and records of any Group Company for any period prior to the Closing Date. Following such seven (7)-year period, Buyer and its Affiliates may retain or destroy such books and records in accordance with their respective record retention policies in effect from time to time. This Section 7.1(c) shall not apply with respect to Taxes, cooperation with respect to which shall be exclusively governed by Section 7.9(d). (d) During the Interim Period, each Party agrees to (i) provide any information or documentation to the other Party upon reasonable request of the other Party, in their reasonable discretion, deem necessary to comply with applicable AML Laws, so long as permitted by applicable Law, and (ii) notify the other Party promptly if there is any change with respect to the representations and warranties provided by such other Party with respect to applicable AML Laws. No Party’s receipt of information pursuant to this Section 7.1(d) shall operate as a waiver of or otherwise affect any representation, warranty, or agreement given or made by the other Party in this Agreement or any other Transaction Agreement and shall not be deemed to amend or supplement the Disclosure Letter. All information provided by Buyer or Company Parent pursuant to this Section 7.1(d) shall be treated as Buyer Confidential Information or Company Parent Confidential Information, as applicable, as to which the obligations under Section 7.8 survive indefinitely. (e) Upon the execution and delivery of this Agreement, the Access Agreement shall terminate and be of no further force or effect, except for any obligations or provisions set forth therein that expressly survive the termination thereof.

-49- Section 7.2. Conduct of the Business of the Group Companies During the Interim Period. (a) Except as (1) expressly required or contemplated by this Agreement (including the Transactions), (2) set forth in Section 7.2 of the Disclosure Letter, (3) required by Law or (4) required by an ESA as in effect on the date of this Agreement (it being understood that this clause (4) shall only apply to the performance of the ESAs by the Group Companies in accordance with their respective terms and not to the exercise by Company Parent or any Group Company of any right, or grant of any waiver of or entry into any amendment or modification to, an ESA, other than to enter into the Phase 2 ESA Permitted Amendment), during the Interim Period: (i) Company Parent shall cause the Group Companies to, use commercially reasonable efforts to (A) conduct their respective operations in all material respects only in the Ordinary Course of Business, (B) preserve substantially intact its business organization, and (C) preserve in all material respects the present commercial relationships with key Persons with whom it does business; and (ii) other than in connection with the steps required to complete the Pre- Closing Reorganization (including, for the avoidance of doubt, the Pre-Closing Redemption), without Buyer’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed with respect to the following clauses (D), (E), (I) or (L)), Company shall not, and shall cause the Project Company not to: (A) amend its Organizational Documents; (B) split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities, as applicable; (C) issue or sell, or authorize the issuance or sale of, any shares of its capital stock or any other Equity Interests, as applicable, or issue or sell, or authorize the issuance or sale of, any securities convertible into or exchangeable or exercisable for, or enter into any Contract with respect to the issuance or sale of, any shares of its capital stock or any other Equity Interests, as applicable; (D) (1) incur, assume or guarantee, or become obligated with respect to any Indebtedness, other than (I) Indebtedness solely between the Group Companies or (II) Indebtedness incurred in the Ordinary Course of Business or borrowings under credit facilities set forth in Section 5.14(a)(iv) of the Disclosure Letter or (2) incur or become subject to any Lien other than Permitted Liens; (E) make any loans or advances to any other Person, other than loans and advances to employees for business expenses consistent with past practice; (F) make (other than in the Ordinary Course of Business), change or revoke any material Tax election, adopt or change any Tax accounting method or period, file any Tax Return (other than in accordance with Section 7.9(a)(i)), file any amended Tax Return, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law), initiate or participate in any voluntary disclosure application or agreement, apply for any Tax ruling, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than pursuant to extensions of time to file Tax Returns properly obtained

-50- in the Ordinary Course of Business), settle or compromise any Tax Liability, enter into any Tax allocation, indemnification, or sharing agreement (other than an Ordinary Commercial Agreement), or surrender any right to claim a material Tax refund; (G) pay, discharge, settle, or satisfy any Litigation that obligates any of the Group Companies to pay in excess of $500,000 or which imposes any non-monetary relief or penalties that would reasonably be expected to be materially adverse to the Group Companies, taken as a whole, or involves admissions or allegations of violations of Law or criminal conduct; (H) (1) merge, consolidate, amalgamate or undertake any other extraordinary transaction (including any Acquisition Transaction), or (2) liquidate, wind- up or dissolve (or file, or consent to file, any petition in bankruptcy); (I) make or become legally committed to make any single capital expenditure or any liabilities in respect thereof, or a series of related capital expenditures or any liabilities in respect thereof, in excess of $250,000, except for expenditures pursuant to projects for which the applicable Contract has been made available to Buyer prior to the date of this Agreement and work has already commenced; (J) other than in the Ordinary Course, or as otherwise expressly set forth in this Agreement (including to consummate the Pre-Closing Reorganization and Permitted Liens), (i) sell, lease, sublease, license, exchange, mortgage, pledge, transfer, allow to lapse or expire or otherwise dispose of any properties, rights or assets (whether by merger, consolidation, equity sale, asset sale or otherwise), whether tangible or intangible, or (ii) purchase or acquire (whether by merger, consolidation, equity purchase, asset purchase or otherwise), directly or indirectly, any business or Person or division or unit thereof or a substantial portion of the assets thereof; (K) except as otherwise expressly contemplated by this Agreement or any other Transaction Agreement, (A) amend or modify in any material respect, or terminate, any Material Contract (other than immaterial amendments or waivers made in the Ordinary Course of Business), or waive or release any material rights under any Material Contract or (B) enter into any Contract that would have been a Material Contract had it been entered into prior to the date hereof; (L) terminate, cancel or materially amend any Insurance Policy of the Group Companies, except for replacements with reasonably comparable coverage; (M) enter into any new line of business for the Group Companies; (N) make any material change in its accounting methods, principles or practices, except as required by any Governmental Entity or under GAAP; or (O) commit or agree to do any of the foregoing. (b) Notwithstanding anything herein to the contrary, (i) during the Interim Period, the Group Companies may dividend or distribute all Cash and Cash Equivalents of the Group Companies to the Company Parent and (ii) nothing contained in this Agreement shall give Buyer or any of its Affiliates any right to direct or control the operations of Company Parent or any of its Subsidiaries prior to the Closing.

-51- Section 7.3. Reasonable Best Efforts. Subject to, and not in limitation of, the other terms of this Agreement (including the separate obligations of Buyer under Section 7.4), during the Interim Period, each of the Parties agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as practicable, the Transactions. The Parties shall not, and shall not permit any of their respective Representatives (acting on their behalf) to, take any action or fail or omit to take any action, in each case designed to prevent, impede or delay the Closing. Without limiting the foregoing, each Party: (a) shall use reasonable best efforts to make all filings (if any) and give all notices (if any) necessary to be made and given by such Party in order to effect the Transactions and (b) shall use reasonable best efforts to obtain each Consent (if any) necessary or advisable to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Transactions. For purposes of this Agreement, other than to the extent expressly set forth in this Agreement, the “reasonable best efforts” of the Parties shall not require any Party to expend any money (other than administrative, filing, processing, review or similar fees) to remedy any breach of any representation or warranty hereunder, to commence any arbitration, administrative or other Litigation, to waive or surrender any right, to modify any Contract, to offer or grant any unreimbursed accommodation or concession (financial or otherwise) to any third party (including any Governmental Entity), to waive or forgo any right, remedy or condition under this Agreement or any other Transaction Agreement or, in the case of the Company Parent, to provide financing to the Buyer for the consummation of the Transaction. Notwithstanding anything to the contrary in this Section 7.3, all filings, submissions, and communications under the HSR Act and other Antitrust Laws shall be governed exclusively by Section 7.4. Section 7.4. Antitrust Matters. (a) The Parties shall as promptly as practicable, and no later than twenty (20) Business Days following the date of this Agreement, file, and if applicable, Company Parent shall cause the Group Companies and Buyer shall cause its Affiliates (including Merger Sub) to file, with the United States Federal Trade Commission and the United States Department of Justice, the notification form required pursuant to the HSR Act for the Transaction. Each of the Parties will furnish to each other’s counsel such necessary information and reasonable assistance as a Party may request in connection with its preparation of any filing or submission that is necessary under the HSR Act or other applicable Law and will provide to the relevant Governmental Entity any supplemental information requested by any Governmental Entity in connection therewith as promptly as practicable; provided, that the materials provided by a Party to the other Parties’ counsel may be redacted and/or subject to a confidentiality agreement (i) to remove and/or protect references concerning the valuation of the Group Companies; (ii) as necessary to comply with contractual arrangements or applicable Laws; and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Each of the Parties will comply as promptly as practicable with any requests made by any Governmental Entity or any Party for any additional information in connection with such filings. Buyer will be responsible for all filing fees payable in connection with such filings. Otherwise, each Party shall pay its own costs and expenses associated with the HSR Act or other filings under applicable Law. (b) In furtherance and not in limitation of its obligations under this Agreement, Buyer shall, and shall cause its Affiliates (including Merger Sub) to, use their respective reasonable best efforts to promptly obtain any clearance, consent or Order of any Governmental Entity that may be, or become, required under the HSR Act for the consummation of the Transaction and to avoid the entry of, or effect the dissolution of, any permanent, preliminary or temporary Order that would otherwise have the effect of preventing the Transaction or that would cause the Closing not to occur prior to the Outside Date, including by preparing and submitting as promptly as practicable an appropriate response to, and using reasonable best efforts to satisfy as soon as practicable and certify compliance with as needed, any request from any Governmental Entity for additional information and documentary material in connection with the

-52- Agreement; provided that, notwithstanding anything to the contrary in this Agreement, (i) none of Buyer nor any of its Affiliates shall be required to take any of the following actions under this Agreement or the other Transaction Agreements: (1) opposing (including through litigation on the merits) or appealing any motion or action for a temporary, preliminary or permanent injunction or Order against or preventing the consummation of the Transaction or commencing or maintaining any Litigation or other legal proceeding, (2) proposing, negotiating, committing to enter into or entering into a consent decree, consent agreement or other agreement or arrangement containing Buyer’s or its Affiliates’ (including Merger Sub’s) agreement to hold separate, license, sell or divest any assets or businesses of, or otherwise limiting the freedom of action of, the Group Companies, Buyer or any of its Affiliates (including Merger Sub), or (3) agreeing to any limitations on conduct or actions of Buyer and its Affiliates (including Merger Sub) or the Group Companies following the Closing (any of the foregoing in clauses (1) through (3), a “Burdensome Condition”), and (ii) Company Parent shall not, and shall cause its Affiliates not to, take or offer to take any of the actions described in the foregoing clause (i) without the prior written consent of Buyer. (c) The Parties commit to instruct their respective counsel to cooperate with each other and use reasonable best efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act or other applicable Law in connection with the Transaction at the earliest practicable dates. Such reasonable best efforts and cooperation include counsel’s undertaking (i) to keep each other appropriately and reasonably informed of material communications from and to personnel of the reviewing Governmental Entities and (ii) to confer with each other regarding appropriate contacts with and response to personnel of such Governmental Entities and the content of any such contacts or presentations, in each case, in connection with the Transaction. No Party will participate in any substantive meeting or discussion with any Governmental Entity with respect of any such filings, applications, investigation or other inquiry in connection with the Transaction without giving Buyer or Company Parent, as applicable, prior notice of the meeting or discussion and, to the extent permitted by the relevant Governmental Entity, a reasonable opportunity to attend and participate in such meeting or discussion (which, at the request of the applicable Party, will be limited to outside antitrust counsel only). Buyer or Company Parent, as applicable, will have the right to review (subject to appropriate redactions for confidentiality and attorney- client privilege concerns) and provide comments (which shall be considered in good faith) on the content of any presentations, white papers, economic analysis or other substantive written materials to be submitted by any Party or their respective Affiliates to any Governmental Entity in connection with the Transaction in advance of any such submission. No Party shall withdraw its filing or extend the waiting period under the HSR Act without the prior written consent of the other Parties. (d) From the date hereof until the earlier of the expiration or termination of the waiting period set forth under the HSR Act and the valid termination of this Agreement, Buyer shall not, and shall not permit any member of the Buyer Group to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a material portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets, licenses, rights, operations or businesses of any Person, if the entering into a Contract relating to, or the consummation of, such acquisition, merger or consolidation or such other action would be reasonably expected to materially delay the obtaining of, or materially increase the risk of not obtaining, any consent, waiver, approval, order, declaration, or authorization of any Governmental Entity necessary to consummate the Closing, or the expiration or termination of any applicable waiting period pursuant to the HSR Act or any other Antitrust Law applicable to the Merger, or otherwise materially hinder or materially delay the Closing. Section 7.5. Indemnity; Directors’ and Officers’ Insurance. (a) Without limiting any additional rights that any Person may have under any other agreement, from the Closing Date through the sixth anniversary of the Closing Date, the Buyer shall cause each Group Company to indemnify and hold harmless each present (as of immediately prior to the Closing)

-53- and former officer or director of such Group Company (each, an “Indemnified Person”), against all Losses, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Person is or was an officer or director of such Company or (ii) matters existing or occurring at or prior to the Closing Date (including this Agreement and the Transaction), whether asserted or claimed prior to, at or after the Closing Date, to the fullest extent permitted under the Organizational Documents of such Group Company as of the Closing Date. In the event of any such claim, action, suit, proceeding or investigation, each Indemnified Person shall be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Buyer or the applicable Group Company within ten (10) Business Days following receipt by the Buyer, such Group Company from the Indemnified Person of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking (if and only to the extent required by applicable Law or by the Organizational Documents of such Group Company) to such Group Company to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. (b) From the Closing Date through the sixth anniversary of the Closing Date, (i) the Buyer shall not, and shall not permit the Group Companies to, amend, repeal or modify any provision in any Contract relating to the exculpation or indemnification of, or advancement of expenses to, any Indemnified Person as in effect immediately prior to the Closing, which would adversely affect the rights of any Indemnified Person, and (ii) any amendment, repeal, or modification of any provision of the Group Companies’ Organizational Documents shall provide no less favorable levels of exculpation and indemnification of, and advancement of expenses to, any Indemnified Person as compared to those provisions as in effect immediately prior to the Closing. (c) At or prior to the Closing, Company Parent shall, or shall cause the Group Companies to, obtain, maintain or be insured under irrevocable “tail” insurance policies naming the Indemnified Persons as direct beneficiaries with a claims period of at least six years from the Closing Date from a creditworthy insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Group Companies’ existing policies with respect to matters existing or occurring at or prior to the Closing Date (the “D&O Tail Policy”); provided, that in the event that any claim is brought under any such policy prior to the sixth anniversary of the Closing Date, such insurance policies shall be maintained until final disposition thereof. The costs and expenses of such “tail” insurance policy shall be borne by Company Parent. Subject to the foregoing, the Buyer shall not, and shall cause the Group Companies to not, cancel or change such insurance policies in any respect which would adversely affect the rights of any Indemnified Person. (d) In the event that the Buyer, any Group Company or any of the respective successors or assigns of the foregoing (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, in each case, then to the extent that the obligations pursuant to this Section 7.5 are not assumed as a matter of Law or Contract, the successors and assigns of such Persons or properties or assets, as the case may be, shall, and the Buyer shall cause such successors to, expressly assume in writing and be bound by the obligations set forth in this Section 7.5 as a condition of succession or assignment. (e) This Section 7.5 is intended to be, from and after the Closing, for the benefit of each of the Indemnified Persons and may be enforced by any such Indemnified Person as if such Indemnified Person were a party to this Agreement. Section 7.6. Press Releases and Communications. The press release and other written communications initially announcing the Transactions shall be in a form mutually agreed by the Parties to this Agreement prior to the date hereof (the “Announcement Communications”) and shall be issued by

-54- Buyer promptly following the execution and delivery of this Agreement. Other than to the extent expressly contemplated by the immediately preceding sentence or elsewhere in this Agreement, (i) from and after the date hereof, neither Company Parent, its Affiliates nor any of their respective Representatives shall issue or make any press release or other public statement regarding this Agreement, the other Transaction Agreements or any of the Transactions without the prior written consent of Buyer; and (ii) after the issuance of the Announcement Communications through the end of the Interim Period, Buyer shall consult with Company Parent prior to issuing or making, and shall consider in good faith the view of Company Parent with respect to, any press release or public statement regarding this Agreement, the other Transaction Agreement or any of the Transactions; provided, that, in the case of the foregoing clause (ii), no such consultation shall be required for (A) any public statement required by applicable Law, subject to reasonable advance consultation with Company Parent, or (B) any interviews, press appearances or other unwritten public statements made by or on behalf of Buyer that are in each case consistent in all material respects with the Announcement Communications. Either Party may make a public announcement without the consent of the other Party to the extent such disclosure is consistent in all material respects with the Announcement Communications or other information previously made public with the consent of the other Party. Section 7.7. Transfer Taxes. All transfer, documentary, sales, use, stamp, goods and services, registration, filing, excise, value added, recording and other similar Taxes resulting from the Merger (“Transfer Taxes”) shall be borne and paid by Buyer, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to such Transfer Taxes, and the other Parties shall reasonably cooperate with Buyer in connection therewith; provided, however, that any Transfer Taxes resulting from the Pre-Closing Reorganization shall be borne and paid by Company Parent, and Company Parent will, at its own expense, file all necessary Tax Returns and other documentation with respect to such Transfer Taxes, and the other Parties shall reasonably cooperate with Company Parent in connection therewith. Section 7.8. Confidentiality. (a) Prior to the Closing, all information and materials obtained by Buyer and its Representatives in connection with the Transactions are subject to the terms of that certain Confidentiality and Non-Disclosure Agreement, by and between Buyer and Project Company, dated as of [***] (the “Confidentiality Agreement”). Effective upon the Closing, the Confidentiality Agreement shall terminate with respect to the Parties’ confidentiality and non-use obligations with respect to all Confidential Information. (b) Following the Closing, and except as provided in Section 7.8(c), (i) Buyer agrees not to disclose any Company Parent Confidential Information for a period of three (3) years after the Closing Date, except that Buyer may disclose Company Parent Confidential Information to its Representatives who need to know such information for a reasonable business purpose; provided, that Buyer shall be responsible for any breach of the applicable terms of this Section 7.8 by any of its Representatives or any other Person to which Buyer has disclosed Company Parent Confidential Information, and (ii) Company Parent agrees not to disclose any Buyer Confidential Information for a period of three (3) years after the Closing Date, except that (x) Company Parent may disclose Buyer Confidential Information to its Representatives who need to know such information for a reasonable business purpose and (y) Company Parent may disclose Buyer Confidential Information (or provide access thereto) relating to the Group Companies for the period prior to the commencement of the Look Back Date, in each case, solely to the extent necessary to comply with the access and record preservation obligations of Company Parent and its Affiliates; provided, that the Company Parent shall be responsible for any breach of the applicable terms of this Section 7.8 by any of its Representatives or any other Person to which Company Parent has disclosed Buyer Confidential Information; provided, further, that this Section 7.8(b)

-55- shall survive indefinitely with respect to the terms and conditions of this Agreement and the other agreements contemplated hereby that constitute Company Parent Confidential Information or Buyer Confidential Information. Notwithstanding anything to the contrary contained herein, neither Company Parent nor any of its Affiliates shall be prohibited from disclosing its prior ownership of or investment in the Group Companies or the performance of such investments, provided, that such disclosure of performance shall not include non-aggregated terms and conditions of this Agreement and the other agreements contemplated hereby, except to the extent such terms and conditions are or become available to the public other than as a result of a disclosure by Company Parent or its Representatives in violation of this Agreement. (c) If a Party or any of its Representatives is required to disclose any Confidential Information by the rules of any securities exchange or regulatory body or Governmental Entity with jurisdiction, or by applicable Law, such Party shall provide the other Party or Parties (if not legally prohibited) with prompt written notice of the existence, terms and circumstances surrounding any such requirement, in order to enable the other Party or Parties to seek an appropriate Order or other remedy at its sole cost and expense, and such Party shall reasonably cooperate with any such effort by such other Party or Parties as may be reasonably requested by such other Party (at such other Party’s sole cost and expense). If, in the absence of an Order, a Party or any of its Representatives believes in good faith, after consulting with counsel, that it is, nonetheless, required by Law to disclose Confidential Information, such Party (i) may (or may cause its Representatives to) furnish only that portion of the Confidential Information that such Party or its Representatives believe, after consulting with counsel, is legally required, and (ii) shall (or shall cause its Representatives to) give advance notice to the other Party or Parties of the information to be disclosed as far in advance as is practicable and shall consider in good faith any suggestions from the other Party or Parties concerning the scope and nature of the information to be disclosed. In the event that disclosure is made in accordance with this Section 7.8(c), the disclosing Party shall exercise and cause its Representatives to exercise commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including obtaining reasonable assurance that confidential treatment shall be accorded any Confidential Information so furnished. Section 7.9. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Company Parent for certain Tax matters following the date hereof. (a) Tax Returns. (i) Company shall timely prepare and file, or cause to be timely prepared and filed, all Tax Returns of Company or Project Company for any taxable period ending on or before the Closing Date that are required to be filed (taking into account any extension of time to file Tax Returns properly obtained in the Ordinary Course of Business) after the date hereof and on or before the Closing Date (each, a “Company Prepared Return”), and timely pay, or cause to be paid, all Taxes due with respect to such Tax Returns. Each Company Prepared Return shall be prepared consistently with the past practices and procedures of Company or Project Company, as applicable, unless otherwise required by applicable Law. Company shall provide a draft of any Company Prepared Return that is an income or other material Tax Return to Buyer for Buyer’s review at least thirty (30) days before the filing due date (or as soon as reasonably practicable after the date hereof if the filing due date is less than thirty (30) days after the date hereof) (taking into account any extension of time to file such Company Prepared Return properly obtained in the Ordinary Course of Business). (ii) Company Parent shall timely prepare and file, or cause to be timely prepared and filed, at Company Parent’s expense, all Income Tax Returns of Skymax for all Pre- Closing Tax Periods and Straddle Periods, and shall timely pay, or cause to be paid, all Taxes due

-56- with respect to such Tax Returns (except to the extent such Taxes have been taken into account in the calculation of the Final Purchase Price). Each such Tax Return shall be prepared consistently with the past practices and procedures of Skymax, unless otherwise required by applicable Law or necessary to reflect the Transactions; provided, however, that Skymax shall be permitted to make an election pursuant to Section 754 of the Code and to change its “partnership representative” or “designated individual” within the meaning of Section 6223 of the Code and the Treasury Regulations promulgated thereunder. (iii) Buyer shall timely prepare and file, or cause to be timely prepared and filed, all Tax Returns of Company or Project Company for all Pre-Closing Tax Periods and Straddle Periods required to be filed (taking into account any extension of time to file Tax Returns properly obtained in the Ordinary Course of Business) after the Closing Date (each, a “Buyer Prepared Return”). Each Buyer Prepared Return shall be prepared consistently with the past practices and procedures of Company or Project Company, as applicable, unless otherwise required by applicable Law or necessary to reflect the Transactions. Buyer shall provide a draft of each such Buyer Prepared Return to Company Parent for Company Parent’s review and comment at least thirty (30) days before the filing due date (or as soon as reasonably practicable after the Closing Date if the filing due date is less than thirty (30) days after the Closing Date) (taking into account any extension of time to file such Buyer Prepared Return properly obtained in the Ordinary Course of Business), and Buyer shall consider in good faith any reasonable comments provided by Company Parent to any such Tax Return in writing within twenty (20) days after Company Parent’s receipt of the draft Buyer Prepared Return (or such number of days prior to filing such Buyer Prepared Return as is reasonable if the filing due date is less than thirty (30) days after the Closing Date (taking into account any extension of time to file such Buyer Prepared Return properly obtained in the Ordinary Course of Business)) and the Parties shall attempt in good faith to resolve any disagreement regarding the Buyer Prepared Return; provided that, if any dispute with respect to such Tax Return is not resolved prior to the due date of the applicable Tax Return, such Tax Return shall be filed in the manner that Buyer deems correct; provided, further, that, any failure or delay in providing any Buyer Prepared Return to Company Parent shall not relieve Company Parent of any indemnification obligations with respect to such Tax Return except to the extent Company Parent is actually and materially prejudiced as a result thereof. To the extent any Pre-Closing Taxes are shown as due and payable on any Buyer Prepared Return and have not been taken into account in the calculation of the Final Purchase Price, Buyer shall be entitled to reimbursement of such amount of Pre-Closing Taxes from Company Parent no later than two (2) Business Days before the due date for such Pre-Closing Taxes; provided, however, that (A) if such Buyer Prepared Return is subject to a dispute between the Parties that is not resolved before filing, Company Parent’s payment obligation to Buyer initially shall be determined based on Company Parent’s version of such Tax Return and Buyer may, in its sole discretion, submit such dispute to the Independent Accountant for resolution in accordance with the procedures (including as to fees and expenses) set forth in Section 3.1(d), mutatis mutandis, which resolution shall be binding on the Parties and, to the extent such dispute is resolved in Buyer’s favor, Company Parent shall make an additional payment to Buyer reflecting such resolution; (B) to the extent Buyer, in its sole discretion, decides not to submit such dispute to the Independent Accountant for resolution, Company Parent shall not be responsible for any additional Tax liabilities in excess of Company Parent’s payment obligation determined based on Company Parent’s version of such Buyer Prepared Return; and (C) for the avoidance of doubt, the procedures set forth in clauses (A) and (B) shall not apply to any Tax Returns being prepared and filed after the Closing to reflect the resolution of any Tax Claim pursuant to Section 7.9(f). (b) Tax Refunds. Other than any such refunds, overpayments or credits taken into account in the calculation of the Final Purchase Price, Company Parent shall be entitled to any refunds, overpayments

-57- or credits of Taxes of Company or Project Company for any Pre-Closing Tax Period (together with any interest payable by any Taxing Authority in connection therewith), which Taxes were paid by Company or Project Company prior to the Closing, included in Accrued Taxes or economically borne by Company Parent pursuant to Section 7.2(a) or Section 11.1, and which refunds, overpayments or credits (i) are received after the Closing Date by Buyer or any of its Affiliates (including the Group Companies) or (ii) reduce Taxes otherwise payable by Buyer or any of its Affiliates (including the Group Companies) in respect of a taxable period (or portion thereof) beginning after the Closing Date (collectively, “Tax Refunds”); provided, however, that, (A) such Tax Refunds will be net of (x) any reasonable and documented out-of-pocket costs incurred by Buyer or any of its Affiliates in obtaining such Tax Refunds and (y) any Taxes borne by Buyer or any of its Affiliates as a result of their receipt of such Tax Refunds, and (B) any Tax Refunds for a Straddle Period shall be allocated utilizing the methodology set forth in Section 7.9(c) below. Buyer shall pay over (or cause to be paid over) to Company Parent the amount of any Tax Refund within ten (10) Business Days after its or its Affiliates’ (including the Group Companies’) receipt thereof or entitlement thereto (and if any Group Company pays prior to the Closing any Taxes for a Straddle Period that are attributable to the portion of a Straddle Period beginning after the Closing Date as determined pursuant to Section 7.9(c), the Group Companies shall be considered for purposes of this sentence to be entitled to a Tax Refund in respect of such Taxes twenty (20) days after receipt from Company Parent of evidence reasonably satisfactory to Buyer of the amount of such Taxes). Buyer and its Affiliates shall use commercially reasonable efforts to cooperate as reasonably requested in writing by Company Parent, and at Company Parent’s sole expense, in obtaining and paying over such Tax Refunds. To the maximum extent permitted by Law and at Company Parent’s sole expense, any such Tax Refunds will be claimed in cash rather than as a credit against future Tax Liabilities. To the extent that any Group Company has paid estimated Taxes for a taxable year ending on or including the Closing Date and the amount of the estimated Taxes that were paid on or prior to the Closing exceeds the amount of the Tax liability with respect to such taxable year for which such estimated Taxes were paid, such Group Company shall, as soon as reasonably practicable after the Closing Date and at Company Parent’s sole expense, prepare or cause to be prepared any IRS Forms and analogous state and local applications for a refund of an overpayment of estimated Taxes, including IRS Form 4466 (Corporation Application for Quick Refund of Overpayment of Estimated Tax) and any analogous application for a state or local refund of an overpayment of estimated state income Taxes, with respect to such taxable year. In the event that any Tax Refund is required to be repaid to the applicable Governmental Entity, Company Parent will promptly pay an amount equal to such repaid Tax Refund (together with any applicable interest) to Buyer. All payments pursuant to this Section 7.9(b) shall be treated as an adjustment to the Purchase Price for all Tax purposes, unless otherwise required by applicable Law. (c) Straddle Period Allocation. For purposes of this Agreement, in order to apportion appropriately any Taxes relating to a Straddle Period (including refunds of, or credits attributable to, such Taxes), the amount of Taxes that are allocable to the portion of the Straddle Period ending on and including the Closing Date shall be: (i) in the case of ad valorem and property Taxes, the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date, and the denominator of which is the number of calendar days in the entire Straddle Period; and (ii) in the case of all other Taxes, deemed equal to the amount that would be payable if the taxable period ended on the Closing Date, determined by assuming that the taxable year or period ended at the end of the Closing Date and closing the books as of such date (and in the case of any Taxes attributable to the ownership of any equity interest in any partnership or other

-58- “flowthrough” entity, as if the taxable period of such partnership or other “flowthrough” entity ended as of the end of the Closing Date), except that the deduction for depreciation and amortization (other than with respect to property placed in service after the Closing) and the effects of graduated rates shall be apportioned on a daily basis. Notwithstanding anything in this Agreement to the contrary, Taxes attributable to actions not contemplated by this Agreement that are taken by Buyer or any of its Affiliates on the Closing Date after the Closing not in the Ordinary Course of Business shall be allocated to the taxable period (or portion thereof) beginning after the Closing Date. (d) Cooperation. The Parties shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the preparation and filing of Tax Returns and any audit, litigation or other proceeding, in each case, with respect to Taxes for any Pre-Closing Tax Period or Straddle Period. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any audit, litigation or other proceeding with respect to Taxes for any Pre-Closing Tax Period or Straddle Period and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree to retain all books and records with respect to Tax matters pertinent to the Group Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable period, plus sixty (60) days, and to abide by all record retention agreements entered into with any Governmental Entity. Notwithstanding anything to the contrary herein, in no event shall Company Parent be entitled to review or otherwise have access to any Tax Return, or information related thereto, of Buyer or any of its Affiliates (other than Tax Returns solely of the Group Companies for any Pre-Closing Tax Period or Straddle Period). (e) Limitations on Certain Actions. (i) Without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of Company Parent, none of the other Parties or their Affiliates (including the Group Companies after the Closing) shall, in respect of any Pre-Closing Tax Period or Straddle Period of the Group Companies: (A) enter into any closing agreement, (B) make, revoke or amend any election relating to Taxes, (C) initiate any voluntary disclosure or similar agreement with any Governmental Entity, (D) settle any Tax claim or assessment, (E) extend or waive the limitation period applicable to any Tax claim or assessment (other than pursuant to extensions of time to file Tax Returns properly obtained in the Ordinary Course of Business), (F) knowingly surrender any right to claim a refund of Taxes, (G) amend, modify or otherwise refile, or cause to be amended, modified or otherwise refiled, any Tax Returns, (H) change any method of accounting with respect to Taxes, (I) file any Tax Return of any Group Company other than one filed in accordance with Section 7.9(a)(iii), or (J) take any action on the Closing Date after the Closing outside the Ordinary Course of Business and not contemplated by the Transaction Agreements if such action would reasonably be expected to affect the Tax Liability of Company Parent or the Group Companies for any Pre-Closing Tax Period or Straddle Period or give rise to any indemnification obligation of Company Parent under this Agreement. (ii) After the date hereof and until the Closing Date, Company Parent shall use commercially reasonable efforts to cause Skymax to conduct its business operations in the Ordinary Course of Business, unless otherwise required by applicable Law or with the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed). Without the prior written consent of Buyer (which shall not be unreasonably withheld, conditioned or delayed), no election under Section 6226 of the Code (or any comparable election under state, local, or non-U.S. Law) shall be made with respect to any audit, action, contest, examination, investigation, litigation or

-59- proceeding by a Taxing Authority involving Taxes of Skymax that would reasonably be expected to affect the Tax Liability of Buyer or any of its Affiliates (including the Group Companies) (a “Skymax Audit”); provided, however, that (A) Buyer’s consent shall be deemed to be unreasonably withheld (and Skymax shall be allowed to make such an election with respect to such Skymax Audit without Buyer’s consent) if (I) (x) the aggregate amount of the Tax Liabilities resulting from the “imputed underpayment” within the meaning of Section 6225 of the Code (or any comparable provision of state, local, or non-U.S. Law) paid (or payable) by Skymax as a result of such Skymax Audit (including any interest, penalty and additional amounts thereto) would reasonably be expected to exceed (y) the aggregate amount of Tax Liabilities of Skymax’s current or former members resulting from or in connection with an election under Section 6226 of the Code (or any comparable election under state, local, or non-U.S. Law) (such Tax Liabilities in clause (y), the “Aggregate Push-Out Adjustment”) and (II) within ten (10) Business Days after such election is made, Company Parent pays to Buyer an amount equal to seventy percent (70%) of the portion of the Aggregate Push-Out Adjustment attributable to the Group Companies (such payment, the “Push-Out Payment”), (B) in the event the amount of the Push-Out Payment exceeds the portion of the Aggregate Push-Out Adjustment actually required to be paid (as determined under Section 6226 of the Code and the Treasury Regulations promulgated thereunder (or any corresponding or similar provision of state, local, or non-U.S. Law)) (the “Actual Aggregate Push-Out Adjustment”) that is attributable to the Group Companies, Buyer shall pay to Company Parent an amount equal to such excess within ten (10) days after the filing of the Group Companies’ income Tax Returns reflecting the final resolution of such Skymax Audit, and (C) no Push-Out Payment shall relieve Company Parent of any indemnification obligations with respect to any excess of (A) the portion of the Actual Aggregate Push-Out Adjustment attributable to the Group Companies over (B) the amount of such Push-Out Payment. Skymax shall keep Buyer reasonably informed with respect to the status of any Skymax Audit. (f) Tax Claims. Following the Closing: (i) Buyer shall give prompt notice in writing (but in any event within five (5) Business Days after becoming aware of any such Tax Claim) to Company Parent of any claim or the commencement of any audit, action, contest, examination, investigation, litigation or proceeding by a Taxing Authority involving Taxes of any Group Company for which Company Parent would reasonably be expected to have liability under this Agreement or applicable Law (collectively, a “Tax Claim”). (ii) Buyer shall control the defense of any Tax Claim (and Company Parent shall bear the reasonable and documented out-of-pocket costs and expenses of such defense); provided that, if such Tax Claim would reasonably be expected to affect the Tax Liability of the Group Companies for any Pre-Closing Tax Period or give rise to any indemnification obligation of Company Parent under this Agreement, (A) Buyer shall keep Company Parent reasonably informed with respect to the status of such Tax Claim, (B) Buyer shall provide Company Parent with all written correspondence with the applicable Taxing Authority with respect to such Tax Claim, (C) Company Parent may participate in the conduct of such Tax Claim at its own expense, (D) Buyer shall conduct such Tax Claim diligently and in good faith in the same manner as it would conduct any similar claim, audit, action, contest, examination, investigation, litigation or proceeding by a Taxing Authority involving Taxes of Buyer for which Buyer is not indemnified by any third party, and (E) Buyer shall not resolve such Tax Claim without Company Parent’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. (iii) To the extent the provisions of this Section 7.9(f) conflict with Section 11.4, this Section 7.9(f) shall control.

-60- (g) Tax Sharing Agreements. Any and all Tax allocation, indemnification, or sharing agreements or arrangements between any Group Company, on the one hand, and Company Parent or any of its Affiliates (other than any Group Company), on the other hand, shall be terminated as of the Closing and, after the Closing Date, no Group Company shall be bound by or have any Liability under any such agreements or arrangements. (h) Pre-Closing Redemption. Notwithstanding anything to the contrary in this Agreement, immediately prior to and conditioned upon the Closing, as part of the Pre-Closing Reorganization, Company Parent shall cause Company to acquire and redeem from Company Parent all of Company Parent’s right, title and interest in a number of Company Units as reasonably determined by Company Parent in exchange for 100% of the Equity Interests in Parent Sub (such redemption, the “Pre-Closing Redemption”). The Parties intend that for U.S. federal and other applicable income tax purposes, such Pre- Closing Redemption shall be treated as a transaction integrated with the Merger in accordance with Zenz v. Quinlivan, 213 F.2d 914 (6th Cir. 1954) and IRS Revenue Ruling 55-745 such that Company Parent shall be treated as surrendering a portion of its Company Units in the Pre-Closing Redemption in a redemption that qualifies for sale or exchange treatment under Sections 302(a) and 302(b) of the Code and exchanging the remaining portion of its Company Units for the Purchase Price. The Parties shall, and shall cause their Affiliates to, prepare and file all U.S. federal and other applicable Income Tax Returns in a manner consistent with the foregoing intended tax treatment and shall not take any position inconsistent therewith, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code. For purposes of Sections 3.3, 7.9(a)(iii) and 7.9(i)(iii) and the definition of “Accrued Taxes,” the Parties agree that the fair market value of the Equity Interests in Parent Sub shall be the fair market value thereof set forth on the valuation report to be prepared by Ernst & Young LLP (the “Parent Sub Valuation”) prior to the Closing Date (and Company Parent shall pay the fees and expenses of Ernst & Young LLP (“E&Y”) in preparing such valuation report), which valuation report shall be prepared and shared with Buyer (including reasonable supporting documentation therefor) as soon as reasonably practicable, and in any event within 15 days, after the date hereof, and shall be subject to Buyer’s good faith review and approval (not to be unreasonably withheld, conditioned or delayed) prior to the Closing; provided, that if Buyer does not in good faith object in writing to the Parent Sub Valuation within five (5) days after receipt of the Parent Sub Valuation by delivering written notice of such good faith objection to Company Parent specifying its objections thereto (together with reasonable supporting documentation therefor) (such notice and supporting documentation, a “Valuation Dispute Notice”), the Parent Sub Valuation shall be final and binding on the Parties. If Buyer objects in good faith to the Parent Sub Valuation by sending a Valuation Dispute Notice prior to the expiration of such five (5) day period, then prior to the Closing, the Parties shall cooperate reasonably and in good faith for a period of ten (10) days from the date of notice of such objection (as it may be extended by mutual written agreement of the Parties, the “Valuation Review Period”) to resolve the disputed items in the Parent Sub Valuation, and Company Parent will afford Buyer reasonable access to E&Y and the information submitted to E&Y to prepare the Parent Sub Valuation in order to facilitate such resolution. In the event that following the Valuation Review Period, the Parties have not resolved the disputed items in the Parent Sub Valuation, the matter shall be submitted by either Party to the Independent Accountant for resolution prior to the Closing in accordance with the procedures set forth in Section 3.1(d), mutatis mutandis, which resolution shall be final and binding on the Parties. Notwithstanding the foregoing in this Section 7.9(h), in the event that all the conditions to Closing set forth in Article VIII have been satisfied or validly waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions are capable of being satisfied) and the Parties have not mutually agreed upon the final Parent Sub Valuation (including because the matter has been submitted to the Independent Accountant for resolution but the Independent Accountant has not yet made its final determination), unless otherwise mutually agreed by the Parties, the Parent Sub Valuation shall be deemed to be the greater of (x) the valuation set forth in the initial valuation report prepared by E&Y and (y) the valuation that the Parties mutually agreed during the Valuation Review Period (it being understood that Company Parent shall agree to changes proposed by Buyer that correct manifest mathematical errors

-61- (which, for the avoidance of doubt, does not include valuation methodologies and assumptions) in the initial valuation report prepared by E&Y). Company Parent will promptly provide E&Y with all information reasonably requested by E&Y to prepare the initial Parent Sub Valuation (and share such information with Buyer during the Valuation Review Period that is reasonably necessary for Buyer to review the initial Parent Sub Valuation) and cooperate in good faith with E&Y in the preparation of the initial Parent Sub Valuation. (i) Certain Tax Elections. (i) Company shall join with Company Parent in making an election under Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder and any corresponding or similar elections under state, local or foreign Tax Law with respect to Parent Sub (collectively, the “Section 338(h)(10) Election”). For the purpose of making the Section 338(h)(10) Election for U.S. federal income tax purposes, on or prior to the Closing Date, Company shall deliver to Company Parent an executed original IRS Form 8023 (or successor form) dated as of the Closing Date. Company Parent shall timely file the IRS Form 8023 with the IRS, and Company Parent shall provide Company a copy of such filing. Company Parent shall be responsible for the preparation and filing of all other forms and documents required to effectuate the Section 338(h)(10) Election. In addition to the IRS Form 8023, Company shall execute (or cause to be executed) and deliver to Company Parent such additional documents or forms as are reasonably requested to complete properly the Section 338(h)(10) Election within ten (10) days after such request. Company Parent and Company shall file, and shall cause their Affiliates to file, all Tax Returns in a manner consistent with the Section 338(h)(10) Election and shall take no position contrary thereto unless required to do so by applicable Tax Laws. (ii) Company and Parent Sub shall make a valid protective election pursuant to Section 336(e) of the Code and the Treasury Regulations promulgated thereunder and any corresponding or similar elections under state, local or foreign Tax Law in connection with the Pre- Closing Redemption (collectively, the “Section 336(e) Election”). For the purpose of making the Section 336(e) Election for U.S. federal income tax purposes, (i) on or prior to the Closing Date, (x) Company and Parent Sub shall enter into a written, binding agreement, in form and substance reasonably acceptable to Buyer, to make such election, and Company shall provide a copy of such agreement to Company Parent, and (y) Company shall deliver to Parent Sub and Company Parent a copy of the election statement described in Treasury Regulation Section 1.336-2(h)(5), (ii) Company shall retain a copy of the agreement described in clause (i)(x), and (iii) Company shall attach a copy of the election statement described in Treasury Regulation Section 1.336-2(h)(5) to its timely filed (including extensions) U.S. federal income tax return for the taxable year that includes the Closing Date. (iii) Within seventy-five (75) days after the determination of the Final Purchase Price, Company Parent shall prepare and deliver to Company a schedule allocating the fair market value of the Equity Interests of Parent Sub among the assets of Parent Sub and Skymax in accordance with Sections 338, 751 and 755 of the Code and the Treasury Regulations promulgated thereunder (such statement, the “Purchase Price Allocation Schedule”). Company Parent shall consider in good faith any reasonable comments provided by Company to the Purchase Price Allocation Schedule in writing within 20 days after Company’s receipt of the Purchase Price Allocation Schedule and the Parties shall attempt in good faith to resolve any disagreement regarding the Purchase Price Allocation Schedule. If (A) Company and Company Parent are unable to resolve any disagreement regarding the Purchase Price Allocation Schedule and (B) the resolution of such disputed item(s) would reasonably be expected to affect the Tax Liability of Buyer or any of its Affiliates (including the Group Companies), then Company Parent may, in its sole discretion, accept Company’s position on the disputed item(s) or submit such dispute to the

-62- Independent Accountant for resolution in accordance with the procedures (including as to fees and expenses) set forth in Section 3.1(d), mutatis mutandis, which resolution shall be binding on the Parties. Company and Company Parent agree, for all Tax purposes, to report the Transactions consistently with the Purchase Price Allocation Schedule as proposed by Company Parent (if no objection by Company would reasonably be expected to affect the Tax Liability of Buyer or any of its Affiliates (including the Group Companies)), as mutually agreed to by the Parties or as determined in accordance with the preceding sentence and to not take any position during the course of any audit or other proceeding inconsistent with such Purchase Price Allocation Schedule, except in each case as otherwise required pursuant to the good faith resolution of a Tax contest diligently conducted with respect to the Purchase Price Allocation Schedule; provided, however, that Company Parent shall reasonably cooperate and consult with Company in good faith in connection with such Tax contest if the resolution of such Tax contest would reasonably be expected to affect the Tax Liability of Buyer or any of its Affiliates (including the Group Companies). Company and Company Parent shall make appropriate adjustments to the Purchase Price Allocation Schedule to reflect any subsequent adjustments to the Final Purchase Price. (iv) Buyer shall be entitled to reimbursement from Company Parent no later than two (2) Business Days after request therefor for any reasonable and documented out-of-pocket costs incurred by Buyer or any of its Affiliates (including the Group Companies) solely attributable to the Section 338(h)(10) Election or the Section 336(e) Election (other than any costs of disputing the Purchase Price Allocation Schedule, which, for the avoidance of doubt, shall be borne as set forth in Section 7.9(i)(iii) to the extent comprised of the fees and expenses of the Independent Accountant). Section 7.10. Deposit. On May 6, 2026, Buyer shall deposit an amount in cash, by wire transfer of immediately available funds, equal to the Signing Deposit into the Escrow Account. Section 7.11. Retained Matters. During the Interim Period, Company Parent shall be permitted to control the strategy for and prosecution of the Specified Litigation in its sole discretion; provided, that, Company Parent shall not enter into any settlement of the Specified Litigation (a “Specified Litigation Settlement”) without reasonable advance notice to Buyer, it being understood and agreed that no consent of Buyer shall be required for any Specified Litigation Settlement unless such settlement includes any non-monetary obligations on Buyer, the Group Companies or any of their respective Affiliates following the Closing, in which case Buyer’s prior written consent (not to be unreasonably conditioned, withheld or delayed) to the Specified Litigation Settlement shall be required. [***] Section 7.12. [Reserved.] Section 7.13. Provision Respecting Representation. (a) Each Party acknowledges and agrees that Company has retained Milbank LLP (“Milbank”) to act as its counsel in connection with the Transactions and that Milbank has not acted as counsel for any other Person in connection herewith and that no other Party or Person has the status of a client of Milbank for any purpose, including conflicts of interest. Buyer and Merger Sub hereby agree that, if a dispute arises between Buyer, Merger Sub or any of their Affiliates (including, after the Closing, any Group Company) and Company Parent or any of its Affiliates (including, before the Closing, any Group Company), Milbank may represent Company Parent or any such Affiliate in such dispute even though the interests of Company Parent or such Affiliate may be directly adverse to Buyer, Merger Sub or any of their Affiliates (including, after the Closing, any Group Company), and even though Milbank may have represented the Group Companies in a matter substantially related to such dispute, or may be handling ongoing matters for Buyer or any Group Company.

-63- (b) Buyer agrees that (i) all communications between or among any Group Company, Company Parent or any of their respective Representatives, on the one hand, and Milbank, on the other hand, that relate in any way to the negotiation, preparation, execution, delivery and closing under, or any dispute arising in connection with, this Agreement, or otherwise relating to any potential sale of Company or the Transactions (the “Protected Company Communications”), shall be deemed to be privileged and confidential communications, (ii) all rights to such Protected Company Communications, the expectation of client confidentiality, and the control of the confidentiality and privilege applicable thereto, belong to and shall be retained by Company Parent Group and (iii) to the extent Buyer or any of its Affiliates (including the Group Companies after the Closing) should discover in their possession after the Closing any Protected Company Communications, Buyer or such Affiliate shall take reasonable steps to preserve the confidentiality thereof and promptly deliver the same to Company Parent and shall not by reason thereof assert any loss of confidentiality or privilege protection. As to any such Protected Company Communications prior to the Closing Date, Buyer, Company, and each of their respective Affiliates, successors and assigns, further agree that none of the foregoing may use or rely on any of the Protected Company Communications in any action against or involving Company Parent Group or Milbank after the Closing. The Protected Company Communications may be used by Company Parent in connection with any dispute that relates in any way to this Agreement or the Transactions. Section 7.14. Employee and Benefit Migration. (a) Prior to the Closing, Project Company and Company Parent (or an Affiliate of Company Parent other than the Group Companies) shall cause the employment of all employees to be transferred to Company Parent or an Affiliate of Company Parent (other than the Group Companies (the “New Employing Entity”). Prior to the Closing, but in no event less than fifteen (15) days prior to the Closing, Company Parent shall cause the Project Company to send transfer letters to each individual then- employed by Project Company (the “Transferring Employees”) notifying the Transferring Employees that in connection with the Transactions, such Transferring Employees’ employment will be transferred to the New Employing Entity prior to the Closing. The effective date of the transfer will be determined by the Project Company but shall in all events be at least five (5) days prior to the Closing (such date, as applicable, the “Transfer Date”), with the effectiveness of the Transfer Date being subject to the occurrence of the Closing. With respect to each Transferring Employee, Company Parent shall provide, or cause to be provided: (i) continued employment with the New Employing Entity without interruption, (ii) the same base salary or wage rate, as applicable, and incentive opportunities, title, and duties as in effect immediately prior to the Transfer Date, and (iii) continued participation in the Company Benefit Plans as in effect immediately prior to the Transfer Date. With respect to each employment or compensation agreement to which Project Company is a party as of immediately before the Closing, Company Parent shall, or shall cause the New Employing Entity to, assume and comply with the terms of such agreement, Company Parent shall be responsible for all severance, retention payments and all change of control, sale bonus amounts and similar amounts payable under such agreements by Project Company to any Transferring Employees, or current or former employees, independent contractors or consultants (who are natural born persons) and all employer Taxes related thereto. Company Parent or New Employing Entity shall assume, and be solely responsible for, any claim, obligation, liability, or commitment of any nature arising out of or relating to the employment or engagement of any Transferring Employee or current or former employees, consultants or independent contractors (who are natural born persons) of Project Company, Company Parent or any of their Affiliates, to the extent such Liabilities arise from acts, omissions or events occurring on or prior to the Closing. (b) Prior to the Closing, Company Parent shall pay, or cause Project Company to pay, all wages, salaries, commissions, bonuses, incentive compensation, profit-sharing amounts, and other cash compensation accrued with respect to Transferring Employees or current or former employees, consultants or independent contractors (who are natural born persons) of Project Company and all employer Taxes with

-64- respect thereto. Company Parent shall or cause the New Employing Entity to assume all payroll obligations of Project Company as of the Transfer Date and shall assume any and all workers compensation obligations and liabilities of Project Company. To the extent permitted by applicable Law, it is intended that the New Employing Entity will be a successor employer of Project Company and shall assume the obligation to file a single Form W-2 with respect to the Transferring Employees reflecting wages paid and taxes withheld by both Project Company and New Employing Entity during the year of the Closing. To the extent the Project Company is required to complete Form W-2s for any Transferring Employees or former employees, Company Parent shall furnish Project Company with all information necessary for Project Company to complete such returns and shall reimburse Buyer or Project Company for all reasonable expenses incurred by Buyer or Project Company to complete such returns. (c) Prior to the Transfer Date, Company Parent shall take all actions necessary to properly transfer the sponsorship of each Company Benefit Plan and all Liabilities, service agreements and insurance policies related thereto in accordance with applicable Law and the terms of each such Company Benefit Plan, service agreement and insurance policy. Company Parent and the New Employing Entity shall be responsible for all benefits and claims incurred under such Company Benefit Plans and all paid time off, vacation, sick leave or similar benefits due to the Transferring Employees and any other current or former employees. Company Parent shall be responsible for all Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (“COBRA”) or other continuation coverage obligations with respect to any Transferring Employee or former employee (and their respective qualified beneficiaries). (d) Company Parent shall be liable for the provision of notice or payment in lieu of notice and any applicable penalties under the WARN Act, any similar applicable Law, related to the actions contemplated by this Section 7.14. Section 7.15. Trademark Assignment. From and after the Closing Date, Buyer shall not, and shall not permit the Group Companies to, use any of the Transferred Marks. Buyer, for itself and its Affiliates (including, following the Closing, the Group Companies), acknowledges and agrees that neither Buyer nor any of its Affiliates (including, following the Closing, the Group Companies) shall have any rights in any of the Transferred Marks and neither Buyer nor any of its Affiliates (including, following the Closing, the Group Companies) shall contest the ownership or validity of any rights of Company Parent or any of its Affiliates in or to any of the Transferred Marks. As soon as reasonably practicable after the Closing, but in no event later than twenty (20) Business Days thereafter, Buyer shall take all action necessary, including amending the certificates of formation of the Group Companies, to change the names of the Group Companies so that they do not include any Transferred Marks. Notwithstanding the foregoing, Company Parent acknowledges that the Transferred Marks have been used prior to the Closing in connection with Contracts of the Group Companies and any invoices, letters or other documentation related thereto and use of the Transferred Marks in connection with those materials shall, subject to the remainder of this Section 7.15, not be deemed a breach of this Section 7.15; provided, however, that Buyer shall use commercially reasonable efforts to notify all counterparties to such Contracts of the name changes in the Ordinary Course of Business following the Closing Date. Notwithstanding the foregoing, the Group Companies shall, for a period of six (6) months after the Closing Date, be entitled to use, solely in connection with the operation of the business of the Group Companies as conducted as of the Closing Date, its existing stocks of signs, letterheads, invoices, labels, office forms, packaging, advertisements and promotional materials, inventory and other documents and materials, and all internet and other electronic content and communication (collectively, the “Existing Stock”), in each case, containing, bearing or embodying the Transferred Marks, after which period Buyer shall cause the removal or obliteration of all Transferred Marks from such Existing Stock or cease using such Existing Stock. Section 7.16. Pre-Closing Reorganization. Prior to the Closing, Company Parent and its Subsidiaries will consummate the Pre-Closing Reorganization as set forth and in accordance with the Pre-

-65- Closing Reorganization Steps Plan and this Section 7.16 (it being understood and agreed that the effectiveness of the Pre-Closing Reorganization may be conditioned upon the consummation of the Closing (with the effectiveness of the Pre-Closing Reorganization being deemed to occur no later than immediately prior to the Effective Time)). For the avoidance of doubt, the only assets, Equity Interests or other rights that shall be transferred out of the Group Companies during the Interim Period shall be the assets, Equity Interests and rights expressly contemplated by the Pre-Closing Reorganization, and after consummation of the Pre-Closing Reorganization, the Group Companies shall continue to have full right, title and interest in their respective other assets, Equity Interests and other rights (including the ESAs and the Owned Real Property). Any non-de minimis modifications to or deviations from the terms of the Pre-Closing Reorganization as set forth in the Pre-Closing Reorganization Steps Plan (other than deviations from the Pre-Closing Reorganization Steps Plan that are not, individually or in the aggregate, adverse to Buyer, any Group Company or their respective Affiliates in any material respect and would not reasonably be expected to materially delay or prevent the occurrence of the Closing) may be undertaken only with the prior written approval of Buyer (not to be unreasonably conditioned, withheld or delayed) (and, if so approved, the Pre- Closing Reorganization as so modified shall become the “Pre-Closing Reorganization” hereunder). During the Interim Period, Company Parent shall (a) keep Buyer reasonably apprised of the status of the Pre- Closing Reorganization, and (b) afford Buyer a reasonable opportunity to review and comment on all agreements and other documentation effectuating the Pre-Closing Reorganization (including the matters set forth in Section 7.18) and incorporate all reasonable comments of Buyer thereon. Section 7.17. Transfer of Cash, Debt and Working Capital; Termination of Intercompany Arrangements. Company Parent shall use commercially reasonable efforts to (a) reduce the amount of Cash and Cash Equivalents as of immediately prior to the Effective Time to the lowest level reasonably practicable and (b) have no Indebtedness (other than Taxes), current assets (determined in accordance with GAAP but excluding current Tax assets) or current liabilities (determined in accordance with GAAP but excluding current Tax liabilities) as of immediately prior to the Effective Time; provided, however, that notwithstanding the foregoing, in no event shall the foregoing constitute a cap on the amount of Cash and Cash Equivalents of the Group Companies to be taken into account for purposes of determining the Purchase Price. Prior to the Effective Time, subject to applicable Law and existing contractual arrangements (including with respect to OG&E), Company Parent shall cause the Group Companies to settle, distribute or otherwise eliminate (to the extent reasonable practicable) intercompany Indebtedness and intercompany payables and receivables between or among the Group Companies, on the one hand, and Company Parent or any of its Affiliates (other than the Group Companies), on the other hand, in each case without any further Liability to the Group Companies, Buyer or any of Buyer’s Affiliates. Section 7.18. Restrictions on Transfer. Company Parent agrees that during the Interim Period it will not, and will cause its Affiliates to not, directly sell, dispose of or otherwise transfer or subject to a Lien any Equity Interest in any Group Company other than to the extent expressly contemplated by this Agreement. Section 7.19. No Solicitation or Negotiation. During the Interim Period, Company Parent shall not, and shall ensure that none of its Affiliates nor its or their respective Representatives acting on their behalf do not, directly or indirectly: (a) solicit, encourage or facilitate the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Buyer, its Affiliates or their respective Representatives) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement, understanding or arrangement with, or provide any non-public information to, any Person (other than Buyer, its Affiliates or their respective Representatives) relating to or in connection with a possible Acquisition Transaction (other than to tell such Persons that Company Parent and the Group Companies are subject to the exclusivity limitations set forth in this Agreement); or (c) entertain or accept any proposal or offer from any Person (other than Buyer or its Affiliates) relating to a possible Acquisition Transaction. Company Parent shall promptly (and in any event

-66- within three (3) Business Days after receipt thereof) give Buyer written notice of any written or, to the Knowledge of Company, oral, indication of interest, proposal, offer or request for non-public information (or any amendment or update to a prior indication, proposal, offer or request) relating to a possible Acquisition Transaction that is received by Company Parent, its Affiliates or any of its or their respective Representatives during the Interim Period. Such notice shall include the identity of the Person making or submitting such indication of interest, proposal, offer or request (unless prohibited by a confidentiality obligation in effect on the date of this Agreement), and a copy of any accompanying written materials and a summary of the material terms and conditions thereof not made in writing. Section 7.20. Wrong Pockets. If at any time after the Closing, Buyer or any of its Affiliates (including, for the avoidance of doubt, the Group Companies) receives any amounts in connection with any Hosting and Vendor Contract or any other assets that were assigned to Parent Sub (or another Affiliate of Company Parent) in connection with the Pre-Closing Reorganization, Buyer shall promptly notify and transfer, or cause to be transferred, such amount(s) to Company Parent or an Affiliate of Company Parent, as designated by Company Parent in writing. Buyer agrees that, prior to any such transfer of amounts or assets pursuant to the immediately preceding sentence in this Section 7.20, Buyer shall hold such amounts or assets in trust for Company Parent and its Affiliates. If at any time after the Closing, Company Parent or any of its Affiliates receives any amounts in connection with any assets of the Group Companies that were not transferred (or intended to be transferred) to Company Parent as part of the Pre-Closing Reorganization, Company Parent shall promptly notify and transfer, or cause to be transferred, such amount(s) to Buyer or an Affiliate of Buyer, as designated by Buyer in writing. Company Parent agrees that, prior to any such transfer of amounts or assets pursuant to the immediately preceding sentence in this Section 7.20, Company Parent shall hold such amounts or assets in trust for Buyer and its Affiliates. Section 7.21. Title Insurance Policy. During the Interim Period, Company Parent and Project Company shall reasonably cooperate with Buyer in connection with the issuance of an ALTA Owner’s title insurance policy (the “Title Insurance Policy”) with respect to the Owned Real Property (including the delivery of the affidavits set forth in Section 3.4(a)(xvii)) with the endorsements (the “Endorsements”) set forth in that certain Proforma O-710702600283 (the “Proforma”) issued by Chicago Title Insurance Company (the “Title Company”) and printed on April 1, 2026. The Title Insurance Policy shall be issued with an insured amount of $[***]. Company Parent and Project Company agree that they will not place of record any items that will be Schedule B exceptions on the Title Insurance Policy at issuance of the Title Insurance Policy other than those set forth in the Proforma, except as may be approved by Buyer. Company Parent shall bear the base premium for the Title Insurance Policy, and Buyer shall bear the premium for the Endorsements. Notwithstanding the foregoing, the issuance of such Title Insurance Policy shall not be a condition to the Closing; however, if the Title Insurance Policy is not issued by Closing, Company Parent’s obligations in this Section 7.21 (including, without limitation payment of the policy premium) shall continue until the later of issuance of such policy or ninety (90) days, provided that Buyer continues to diligently pursue issuance of the same. ARTICLE VIII CONDITIONS PRECEDENT Section 8.1. Conditions to Each Party’s Obligations. The respective obligations of Company Parent, Company, Buyer, and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Company Parent and Buyer, as applicable, at or before the Closing, of each of the following conditions:

-67- (a) Injunctions; Illegality. No Governmental Entity shall have issued, entered, promulgated, enacted or enforced any Restraint (whether temporary, preliminary or final) that remains in effect. (b) Regulatory Approvals; Waiting Periods. All approvals, consents or clearances of any Governmental Entity required to consummate the Merger, as set forth on Section 8.1 of the Disclosure Letter, shall have been obtained or made, any applicable waiting period under applicable Law of a jurisdiction set forth on Section 8.1(b) of the Disclosure Letter shall have expired or been terminated (including under the HSR Act to consummate the Merger). (c) ROFR Waiver or Expiration. The ROFR Counterparty shall have either: (i) irrevocably waived its right of first refusal with respect to any sale or lease of the hosting facility located at the Owned Real Property (the “ROFR Waiver”), which ROFR Waiver shall remain in full force and effect and shall not have been repudiated, or (ii) failed to exercise its right of first refusal under the ROFR Hosting Agreement within the applicable exercise period. (d) Pre-Closing Reorganization. The Pre-Closing Reorganization shall have been completed in accordance with Section 7.16. Section 8.2. Conditions to Buyer’s Obligations. The obligations of Buyer and Merger Sub to consummate the Merger are also subject to the satisfaction or waiver, by Buyer, at or before the Closing, of each of the following further conditions: (a) Performance of Covenants. Company Parent and Company shall have performed and complied in all material respects with all covenants and agreements required to be performed by them before the Closing pursuant to this Agreement on or prior to the Closing Date, including the completion of the Pre-Closing Reorganization in accordance with this Agreement. (b) Representations and Warranties. The representations and warranties of Company Parent and Company contained in Article IV and Article V (other than Company Parent Fundamental Representations and Company Fundamental Representations) shall be true and correct in all respects (disregarding any qualifications as to materiality or Material Adverse Effect contained therein) at and as of the Closing Date as if made at and as of such time (other than those made at and as of another earlier specified date, which shall be true and correct at and as of such other earlier specified date), except for, in each case, such failures to be true and correct that do not have, individually or in the aggregate, a Material Adverse Effect. The Company Parent Fundamental Representations and Company Fundamental Representations (other than the representations set forth in Section 5.5(a)) shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (other than those made at and as of another earlier specified date, which shall be true and correct at and as of such other earlier specified date). The representations set forth in Section 5.5(a) shall be true and correct at and as of the Closing Date, except where the failure to be true and correct is de minimis. (c) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect. (d) Electric Supply Agreement. Each electric supply agreement between Project Company and OG&E (or any successor thereto) that is effective as of the date of this Agreement, including the Phase 1 ESA and the Phase 2 ESA, shall remain in full force and effect as of the Closing, or shall have

-68- been replaced by one or more other electric supply agreement(s) in form(s) and substance reasonably satisfactory to Buyer. (e) Additional Conditions. The condition set forth on Section 8.2(e) of the Disclosure Letter shall have been satisfied. (f) Closing Deliveries. Each of the Closing deliveries and transactions set forth in Section 3.4(a) shall have been obtained or completed at or prior to the Closing. Section 8.3. Conditions to Company’s Obligations. The obligations of Company to consummate the Merger are also subject to the satisfaction or waiver, by Company, at or before the Closing, of the following further conditions: (a) Performance of Covenants. Buyer and Merger Sub shall have performed and complied in all material respects with all covenants and agreements required to be performed by them before the Closing pursuant to this Agreement. (b) Representations and Warranties. The representations and warranties of Buyer and Merger Sub contained in Article VI (other than Buyer Fundamental Representations) shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time (other than those made at and as of another earlier specified date, which shall be true and correct at and as of such other earlier specified date), except for, in each case, such failures to be true and correct that do not have, individually or in the aggregate, a material adverse effect on Buyer’s or Merger Sub’s ability to consummate the Transaction or perform their respective obligations hereunder. The Buyer Fundamental Representations shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (other than those made at and as of another earlier specified date, which shall be true and correct at and as of such other earlier specified date). (c) Closing Deliveries. Each of the Closing deliveries and transactions set forth in Section 3.4(b) and Section 3.4(c) shall have been obtained or completed at or prior to the Closing. ARTICLE IX TERMINATION AND ABANDONMENT Section 9.1. Termination. This Agreement may be terminated and the Transactions may be abandoned, at any time before the Closing: (a) by mutual written consent of Buyer and Company Parent; (b) by either Buyer, on the one hand, or Company Parent, on the other hand, if: (i) any Governmental Entity has issued, entered, promulgated, enacted or enforced any Restraint (that is final and non-appealable) restraining, enjoining or prohibiting the Transactions; provided, that, the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(i) has complied with its obligations under Section 7.3 in all material respects, and, if applicable, Section 7.4, in connection with such Restraint and neither of Buyer nor Company Parent, as applicable, may terminate this Agreement pursuant to this Section 9.1(b)(i) if such Party’s (or its Affiliates) breach of this Agreement is a substantial cause of the imposition or non- withdrawal of such Restraint; or

-69- (ii) the Closing has not occurred on or before 5:00 p.m. (New York City time) on August 15, 2026 (as it may be extended pursuant to the provisos to this sentence, the “Outside Date”); provided, that, if on the initial Outside Date all conditions to the Closing (other than those conditions which by their nature are to be satisfied at the Closing, all of which conditions are then capable of being satisfied) other than Section 8.1(a) or Section 8.1(b) have been satisfied or validly waived, then either Party may, by written notice to the other Party prior to such time on the initial Outside Date, extend the Outside Date to December 31, 2026; provided, further, that, if on the Outside Date as extended pursuant to the immediately preceding proviso all conditions to the Closing (other than those conditions which by their nature are to be satisfied at the Closing, all of which conditions are then capable of being satisfied) other than Section 8.1(a) or Section 8.1(b) have been satisfied or validly waived, then either Party may, by written notice to the other Party prior to 5:00 p.m. (New York City time) on the then-current Outside Date, extend the Outside Date to February 28, 2027; provided, further, that, neither of Buyer nor Company Parent, as applicable, may terminate this Agreement pursuant to this Section 9.1(b)(ii) if such Party’s (or its Affiliates) breach of this Agreement is a substantial cause of the failure of, or has prevented, the consummation of the transactions contemplated hereby to occur by the then-applicable Outside Date. (c) by Company Parent, if: (i) any of Buyer’s representations and warranties contained in Article VI fail to be true and correct, or (ii) Buyer and/or Merger Sub breaches any of its covenants or agreements contained herein; provided, that, Company Parent may only terminate under (i) or (ii) above if the failure or breach, as applicable, (A) would result in the failure of a condition set forth in Section 8.3(a) or Section 8.3(b) and (B) is not curable or, if curable, is not cured upon the earlier of (x) the twentieth (20th) Business Day after Company Parent delivers to Buyer written notice thereof, and (y) the Outside Date; provided, further, that Company Parent may not terminate this Agreement pursuant to this Section 9.1(c) if Company Parent or Company is then in material breach of this Agreement which would result in the failure of a condition set forth in Section 8.2(a) or Section 8.2(b); (d) by Buyer, if (i) any of the representations and warranties of Company Parent or Company contained in Article IV and Article V fail to be true and correct, or (ii) Company Parent or Company breaches any of its covenants or agreements contained herein; provided, that, Buyer may only terminate under (i) or (ii) above if the failure or breach, as applicable, (A) would result in the failure of a condition set forth in Section 8.2(a) or Section 8.2(b) and (B) is not curable or, if curable, is not cured upon the earlier of (x) the twentieth (20th) Business Day after Buyer delivers to Company Parent or Company written notice thereof, and (y) the Outside Date; provided, further, that Buyer may not terminate this Agreement pursuant to this Section 9.1(d) if Buyer or Merger Sub is then in material breach of this Agreement that would result in the failure of a condition set forth in Section 8.3(a) or Section 8.3(b); (e) by Company Parent if (i) all of the conditions in Section 8.1 and Section 8.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but which are capable of being satisfied on the date the notice delivered in the following clause (ii) is delivered), (ii) Company Parent has irrevocably confirmed in writing that Company Parent and Company stand ready, willing and able to consummate the Closing on the date the notice is delivered and through the next three (3) Business Days, and (iii) Buyer fails to consummate the Closing within three (3) Business Days following delivery of Company Parent’s written confirmation set forth in the foregoing clause (ii); or (f) by Buyer if either or both ESAs are terminated during the Interim Period and not replaced or reinstated on the same terms as the applicable ESA or ESAs (other than deviations that individually and in the aggregate are de minimis) or other terms reasonably acceptable to Buyer in its sole discretion within sixty (60) days of such termination.

-70- Section 9.2. Effect of Termination. If this Agreement is validly terminated pursuant to Section 9.1 by Buyer, on the one hand, or Company Parent, on the other hand, the terminating Party shall promptly give written notice thereof to the other Party or Parties specifying the provision hereof pursuant to which such Party is terminating, and (a) this Agreement shall be terminated and become null and void and have no effect, except that (i) this Section 9.2, Section 9.3 and Article XII of this Agreement, (ii) the Confidentiality Agreement (including any information provided under this Agreement prior to such termination that is subject to the Confidentiality Agreement) and (iii) the Escrow Agreement shall survive any termination of this Agreement and (b) there shall be no liability hereunder on the part of Buyer, Merger Sub, Company Parent or Company or any of their respective Affiliates, Representatives, officers, directors, equityholders, or partners; provided, however, that termination pursuant to this Article IX shall not relieve any party from such liability (A) pursuant to the sections specified in this Section 9.2 that survive termination or (B) for any Fraud or intentional and knowing material breach of this Agreement prior to such termination. Further, nothing in this Section 9.2 or elsewhere in this Agreement shall impair the right of any Party to seek specific performance by the other Party or Parties, as the case may be, of such Party’s surviving obligations under this Agreement. Section 9.3. Post-Termination Release of Escrow. (a) Notwithstanding the provisions of Section 9.2, if this Agreement is validly terminated by Company Parent pursuant to Section 9.1(c) or Section 9.1(e), or if this Agreement is otherwise terminated by any Party at a time when Company Parent could have validly terminated this Agreement pursuant to Section 9.1(c) or Error! Reference source not found., then the Escrow Closing Payment (in such context, the “Termination Amount”) shall be earned, due and payable to Company Parent (and Buyer shall have no remaining claim or interest in the Termination Amount), and Company Parent and Buyer shall, within five (5) Business Days after such termination, execute and deliver to the Escrow Agent joint written instructions and such other documentation as reasonably required by the Escrow Agent, to cause the release of the Termination Amount to Company Parent. (b) Notwithstanding the provisions of Section 9.2, if this Agreement is validly terminated for any reason (except (x) by Company Parent pursuant to Section 9.1(c) or Section 9.1(e) or (y) by any Party at a time when Company Parent could have validly terminated this Agreement pursuant to Section 9.1(c) or Section 9.1(e)), then, subject to the immediately following proviso, the Escrow Closing Payment (in such context, the “Returned Deposit Amount”) shall be earned, due and payable to Buyer (and Company Parent shall have no remaining claim or interest in the Returned Deposit Amount), and Company Parent and Buyer shall, within five (5) Business Days after such termination, execute and deliver to the Escrow Agent joint written instructions and such other documentation as reasonably required by the Escrow Agent, to cause the release of the Returned Deposit Amount to Buyer; provided, that, notwithstanding the foregoing, in the event that the Specified Termination Amount becomes payable by Buyer pursuant to Section 9.3(c), Buyer shall satisfy its obligation to pay the Specified Termination Amount pursuant to Section 9.3(c) by instructing the Escrow Agent (and Company Parent shall join in such instruction) to pay the Specified Termination Amount to Company Parent out of the Returned Deposit Amount otherwise payable to Buyer. (c) Notwithstanding the provisions of Section 9.2, if this Agreement is validly terminated by a Party pursuant to Section 9.1(b)(ii) or by the Parties pursuant to Section 9.1(a) and at the time of such termination all of the conditions in Section 8.1 and Section 8.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but which are capable of being satisfied at the time of such termination) other than the condition set forth in Section 8.2(e), Company Parent and Buyer shall, within five (5) Business Days after such termination, execute and deliver to the Escrow Agent joint written instructions and such other documentation as reasonably required by the Escrow Agent, to cause the release of an amount in cash equal to $5,000,000 (the “Specified Termination

-71- Amount”) to Company Parent as set forth in the proviso of Section 9.3(b). For the avoidance of doubt, in no event shall Buyer be required to pay the Specified Termination Amount unless Company Parent has complied with its obligations under Section 9.3(b). In no event shall (i) the Specified Termination Amount become due and payable by Buyer if the Termination Amount is due and payable to Company Parent pursuant to Section 9.3(a) or (ii) the Termination Amount be due and payable to Company Parent if the Specified Termination Amount becomes due and payable by Buyer pursuant to this Section 9.3(c). (d) Each Party acknowledges that the agreements contained in this Section 9.3 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement. The Parties acknowledge that the release and payment of the Termination Amount or Specified Termination Amount, as applicable, to Company Parent in accordance with Section 9.3(a) or Section 9.3(c), as applicable, shall not constitute a penalty but is liquidated damages, and except in the case of Fraud by Buyer or Merger Sub, the Termination Amount or Specified Termination Amount, as applicable, constitutes a reasonable amount that will compensate Company Parent in the circumstances in which the Termination Amount or Specified Termination Amount, as applicable, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Except in the case of Fraud by Buyer or Merger Sub, the receipt by Company Parent of the Termination Amount or Specified Termination Amount, as applicable, shall be the sole and exclusive monetary remedy (whether at law, in contract, in tort or otherwise) of the Company Parent Group and their Affiliates against Buyer, Merger Sub and their Affiliates and its and their respective Representatives for any breach, Loss or other claim suffered as a result thereof or in connection with the matters forming the basis for the termination of this Agreement or related thereto, in respect of any of the Transactions, this Agreement, any agreement executed in connection herewith (including the Transaction Agreements) and the transactions contemplated thereby or otherwise. Except in the event of Fraud by Buyer or Merger Sub or in connection with a breach of the Confidentiality Agreement or the Escrow Agreement, upon receipt of the Termination Amount or Specified Termination Amount, as applicable, Buyer, Merger Sub and their respective Affiliates and its and their respective Representatives shall have no further Liability to the Company Parent Group or any of their Affiliates with respect to claims for Losses arising out of or relating to this Agreement or the Transactions (including the failure of the Transactions to be consummated) (provided that the Parties shall remain obligated with respect to the terms that expressly survives termination hereof). The Parties acknowledge that the right of Company Parent to receive the Termination Amount or Specified Termination Amount, as applicable, shall not limit or otherwise affect Company Parent’s right to specific performance as provided in Section 12.14 (or its rights as otherwise set forth in this Article IX in circumstances in which the Termination Amount is not payable), and that Company Parent may pursue both a grant of specific performance under Section 12.14 and the release of the Termination Amount or Specified Termination Amount under this Section 9.3 and any other remedies available at law or in equity for Fraud; provided, that under no circumstances shall Company Parent be permitted or entitled to receive both a grant of specific performance under Section 12.14 and monetary damages, including all or any portion of the Termination Amount or Specified Termination Amount. ARTICLE X SURVIVAL; EXCLUSIVE REMEDY Section 10.1. Survival. The representations and warranties set forth in this Agreement shall survive the Closing until the date that is eighteen (18) months following the Closing Date; provided that, (i) the Fundamental Representations shall survive until the expiration of all applicable statutes of limitations arising under applicable Law and (ii) the Tax Representations shall survive until sixty (60) days following the expiration of all applicable statutes of limitations arising under applicable Law. The covenants, obligations and agreements set forth in this Agreement that by their terms contemplate or require

-72- performance or compliance, in whole or in part, at or prior to the Closing shall survive the Closing until the date that is six (6) months following the Closing Date. The covenants, obligations and agreements set forth in this Agreement that by their terms contemplate or require performance or compliance after the Closing shall survive the Closing until fully performed in accordance with their respective terms. Notwithstanding the preceding sentences of this Section 10.1, if Buyer or Company Parent delivers written notice to the other Party of a claim for indemnification, which claim is asserted in good faith and with reasonable specificity (to the extent known at such time) on or prior to the applicable expiration date, such claim shall survive until finally resolved or finally judicially determined. The provisions of this Section 10.1, including the limited remedies provided herein, were specifically bargained for by the Parties to this Agreement, and were taken into account by the Parties in arriving at the amount of the Purchase Price. ARTICLE XI INDEMNIFICATION Section 11.1. Indemnification of Buyer. From and after the Closing, Company Parent and Parent Sub (in such capacity, each a “Company Parent Indemnifying Party”) shall jointly and severally indemnify, defend and hold harmless Buyer and its Affiliates, and its and their respective current and former equityholders, directors, officers, employees, other Representatives and all successors and permitted assigns of the foregoing (collectively, “Buyer Indemnified Parties”) from and against any and all Losses incurred or suffered by the Buyer Indemnified Parties resulting from or arising out of (a) any breach of, or inaccuracy in, the representations and warranties of Company Parent or Company made in Article IV and Article V (other than Tax Representations, Company Parent Fundamental Representations and Company Fundamental Representations), (b) any breach of, or inaccuracy in, Tax Representations, Company Parent Fundamental Representations and Company Fundamental Representations, (c) any breach or other violation by Company Parent or, prior to the Closing, Company, of, or any non-compliance or failure to perform by Company Parent or, prior to the Closing, Company, with, any of their respective covenants, obligations or agreements pursuant to this Agreement, (d) any Pre-Closing Taxes, (e) the Hosting and Vendor Contracts, (f) the Skymax Interests, (g) any Liabilities arising out of or relating to any current or former employee or independent contractor who is a natural person of any Group Company to the extent such Liabilities arise from acts, omissions or events occurring on or prior to the Closing and any obligations to the Indemnified Persons not covered by the D&O Tail Policy, including all Liabilities arising from or relating to any matter disclosed on Section 11.1 of the Disclosure Letter, and/or (h) the implementation of, or any facts and circumstances relating to, the Pre-Closing Reorganization, including any Buyer Indemnified Party becoming subject to or incurring any Excluded Liabilities. Section 11.2. Indemnification of Company Parent Group. From and after the Closing, Buyer (in such capacity, the “Buyer Indemnifying Party”) will indemnify, defend and hold harmless Company Parent, its Affiliates and their current and former respective equityholders, directors, officers, employees and other Representatives and all successors and permitted assigns of the foregoing (the “Company Parent Indemnified Parties”) from and against any and all Losses incurred or suffered by Company Parent Indemnified Parties resulting from or arising out of (a) any breach of, or inaccuracy in, the representations and warranties of Buyer and Merger Sub made in Article VI (other than Buyer Fundamental Representations), (b) any breach of, or inaccuracy in, Buyer Fundamental Representations, and (c) any breach or other violation by Buyer, Merger Sub or, following the Closing, Company, of, or any non-compliance or failure to perform by Buyer, Merger Sub or, following the Closing, Company, with, any of their respective covenants, obligations or agreements pursuant to this Agreement. Section 11.3. Indemnification Limitations.

-73- (a) Subject to Section 11.3(c), the Company Parent Indemnifying Parties shall not have any indemnification obligations pursuant to Section 11.1(a) (i) in respect of any individual Indemnification Claim (as defined below) (or series of related Indemnification Claims) involving Losses of less than $[***] (each such Indemnification Claim or series of related Indemnification Claims that exceeds such threshold, a “Qualifying Claim”) and (ii) unless and until the aggregate amount of all Losses in respect of Qualifying Claims exceeds [***]% of the Purchase Price (as finally determined pursuant to this Agreement) (the “Indemnification Deductible”), whereupon the Company Parent Indemnifying Parties shall be liable only for such Losses in respect of Qualifying Claims in excess of the Indemnification Deductible up to an aggregate amount equal to [***]% of the Purchase Price (as finally determined pursuant to this Agreement) (the “Indemnification Cap”). (b) Subject to Section 11.3(c), Buyer Indemnifying Party shall not have any indemnification obligations pursuant to Section 11.2(a) (i) in respect of any individual Indemnification Claim (or series of related Indemnification Claims) that is not a Qualifying Claim, and (ii) unless and until the aggregate amount of all Losses in respect of Qualifying Claims exceeds the Indemnification Deductible, whereupon Buyer Indemnifying Party shall be liable only for such Losses in respect of Qualifying Claims in excess of the Indemnification Deductible up to the Indemnification Cap. (c) Notwithstanding anything to the contrary in this Agreement, except (x) in the event of Losses arising out of Fraud by another Party or (y) in the case of indemnification by the Company Parent Indemnifying Parties, indemnifiable Losses pursuant to Section 11.1(d), Section 11.1(e), Section 11.1(f), Section 11.1(g), or Section 11.1(h), for which in the case of each of clause (x) and (y) indemnifiable Losses shall be uncapped, the aggregate Liability of Company Parent Indemnifying Parties or Buyer Indemnifying Party under this Agreement shall in no event exceed the Purchase Price (as finally determined pursuant to this Agreement); provided, for the avoidance of doubt, that the foregoing in this Section 11.3(c) shall not limit any party’s Liability under any other Transaction Agreement to which they are a party. (d) The obligation of any Party or parties obligated to provide indemnification (the “Indemnifying Party”) to indemnify any Person entitled to indemnification (the “Indemnified Party”) against any Losses under Section 11.1 or Section 11.2 or otherwise under this Agreement shall be reduced (i) by any amounts actually received by any Indemnified Party pursuant to any indemnification by, or any indemnification or other agreement with, any third party with respect to such Losses or the underlying reasons therefor (net of reasonable out-of-pocket costs of recovery actually incurred, deductible or premium adjustments or retrospectively rated premiums incurred to secure such recovery) and (ii) by the amount of insurance proceeds or other cash receipts or sources of reimbursement actually received by any Indemnified Party from third parties, including third party insurers, with respect to such Losses or the underlying reasons therefor (net of reasonably expected costs of recovery, including any deductibles, but excluding any increases in applicable premiums attributable to such claim). In furtherance of the foregoing, if an Indemnifying Party pays to any Indemnified Party an amount in respect of Losses and any Indemnified Party thereafter receives from a third party a sum in respect of the matter giving rise to such Losses that would cause such Indemnified Party to recover amounts in the aggregate that exceed the amount of the relevant Losses, then (A) if such excess was paid to a Buyer Indemnified Party, Buyer shall promptly (and in any event within ten (10) Business Days following final receipt of such excess) repay to Company Parent an amount equal to the lesser of (x) such excess and (y) the aggregate amount of Losses previously paid by Company Parent in respect of the applicable claim, and (B) if such excess was paid to a Company Parent Indemnified Party, Company Parent shall promptly (and in any event within ten (10) Business Days following final receipt of such excess) repay to Buyer an amount equal to the lesser of (x) such excess and (y) the aggregate amount of Losses previously paid by Buyer in respect of the applicable claim. The Indemnified Party shall use commercially reasonable efforts to recover under then existing insurance policies or then existing indemnity, contribution or other similar agreements for any Losses. Notwithstanding anything to the contrary in this Agreement, no Indemnified Person shall be entitled to

-74- indemnification under this Article XI for any Losses to the extent such Losses have been taken into account in the calculation of the Final Purchase Price. (e) The Parties hereby acknowledge and agree that qualifications as to materiality or “Material Adverse Effect” (or any similar qualification) in any representation or warranty set forth in this Agreement shall be disregarded for the purpose of determining whether a breach or inaccuracy of a representation or warranty has occurred for purposes of this Article XI and for determining the amount of applicable Losses, which shall be calculated without regard to any such qualifiers contained in any such representation or warranty, except as used in Section 5.9(b)(v), Section 5.10(b), or in the defined term “Material Contract” (or in the definition of such term). (f) Each Indemnified Party shall exercise commercially reasonable efforts to mitigate any Losses (except with respect to Taxes) within a reasonable amount of time following the discovery by such Indemnified Party of the fact, event or circumstance giving rise to such Losses to the extent consistent with the common law duty to mitigate damages in the State of Delaware. (g) The amount of any Losses for which indemnification is provided under this Article XI shall be net of any Tax benefit actually realized by any Indemnified Party or its Affiliates arising from such Loss (determined on a with and without basis) with respect to the taxable year in which such Loss is incurred. Section 11.4. Procedures for Claims and Satisfaction. All claims for indemnification under this Article XI will be resolved in accordance with the following procedures: (a) Notice of Facts Forming Basis for Claim. If an Indemnified Party determines to make an indemnification claim against an Indemnifying Party or Indemnifying Parties pursuant to this Article XI (an “Indemnification Claim”), then such Indemnified Party shall give the Indemnifying Party or Indemnifying Parties written notice of that Indemnification Claim in accordance with Section 12.2 (Notices) (a “Notice of Indemnification Claim”) promptly after the Indemnified Party becomes aware of any acts, omissions, facts or circumstances in respect of which such Indemnified Party has determined to make such Indemnification Claim; provided, however, that the failure by an Indemnified Party to deliver a Notice of Indemnification Claim to the Indemnifying Party or Indemnifying Parties shall not relieve the Indemnifying Party or Indemnifying Parties from any Liability which it or they may have to such Indemnified Party under this Agreement, except to the extent that the Indemnifying Party has been prejudiced as a result of such failure and then only to the extent of such prejudice. Each Notice of Indemnification Claim will set forth (i) a description of the acts, omissions, facts or circumstances known to the Indemnified Party that are the basis for the Indemnification Claim to the extent then known, (ii) if known, the amount (or an estimate of the amount) of the Losses relating to the Indemnification Claim that have been or that may be incurred or suffered, and (iii) the provision of this Agreement upon which the Indemnification Claim is based. If the Indemnifying Party fails to deliver a written response disputing such Indemnification Claim within ninety (90) days following the proper delivery of such Notice of Indemnification Claim, the Indemnifying Party will be irrevocably deemed to have waived its right to dispute such Indemnification Claim, including the amount sought therefor and the Indemnifying Party shall promptly pay or cause to be paid the amount of such Indemnification Claim to the Indemnified Party. (b) Defense of Third Party Claims. (i) Generally; Notice of a Third Party Claim. If an Indemnified Party receives written notice of a claim by a Person who is not a Party (or an Affiliate of a Party) (a “Third Party Claim”) that would reasonably be expected to constitute a basis for an Indemnification Claim by that Indemnified Party, then that Indemnified Party shall give the Indemnifying Party prompt

-75- written notice of that Third Party Claim in accordance with Section 12.2 (the “Notice of a Third Party Claim”). Each Notice of a Third Party Claim will (A) set forth in reasonable detail (to the extent such detail is known by the Indemnified Party at such time) the Third Party Claim and (B) have attached to it a copy of any demand letter, any complaint or other court filing, and any material correspondence from the claimant and from the claimant’s lawyer or other agent or Representative, related to such Third Party Claim. Each Notice of a Third Party Claim, if a Notice of Indemnification Claim with respect to the underlying acts, omissions, facts or circumstances on which the Third Party Claim is based has not been given in accordance with Section 11.4(a), shall be accompanied by a Notice of Indemnification Claim given in accordance with Section 11.4(a); provided, however, that the notice under this Section 11.4(b)(i) and under Section 11.4(a) may (at the Indemnified Party’s election) be given simultaneously and in a single instrument. The failure by an Indemnified Party to deliver a Notice of a Third Party Claim in accordance with this Section 11.4(b)(i) shall not relieve the Indemnifying Party from any Liability which it or they may have to such Indemnified Party under this Agreement, except to the extent that the Indemnifying Party has been prejudiced as a result of such failure and then only to the extent of such prejudice. Each Party will promptly give the other Party a copy of any of the following that it receives with respect to a Third Party Claim (that is not attached to the Notice of a Third Party Claim): any demand letter, any complaint or other court filing, and any material correspondence from the claimant or the claimant’s lawyer or other agent or Representative, related to such Third Party Claim. (ii) Defense of Third Party Claims; Participation in Defense. The Indemnifying Party may elect to assume control of the defense of any Third Party Claim with counsel selected by such Indemnifying Party and reasonably acceptable to the Indemnified Party by giving the Indemnified Party a notice within thirty (30) days after the date the Notice of a Third Party Claim with respect to such Third Party Claim is deemed received by the Indemnifying Party (it being agreed that in the event (A) Company Parent or any of its Affiliates is the Indemnifying Party, Milbank shall be deemed reasonably acceptable counsel to be used by such Indemnifying Party and (B) Buyer or any of its Affiliates is the Indemnifying Party, Cooley LLP shall be deemed reasonably acceptable counsel to be used by such Indemnifying Party), and shall control such defense for so long as it is actively and diligently pursuing the defense thereof; provided, that the Indemnifying Party shall not be entitled to assume the control of the defense of any Third Party Claim (i) to the extent that such Third Party Claim involves a criminal proceeding, (ii) to the extent that such Third Party Claim involves non-monetary relief, (iii) to the extent such Third Party Claim involves OG&E, or (iv) which the Indemnified Party reasonably determines in good faith that the Losses from such Third Party Claim would be reasonably expected to exceed the Indemnifying Party’s remaining indemnification obligations under this Article XI by more than $1,000,000. If the Indemnifying Party assumes the defense of any Third Party Claim pursuant to this Section 11.4(b), the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. In the event that a Company Parent Indemnifying Party assumes the defense of any Third Party Claim, such Third Party Claim shall irrevocably be deemed to represent an indemnifiable matter under this Agreement, subject to the other limitations in this Article XI; provided, that in the event that within ninety (90) days after assuming the defense of a Third Party Claim, Company Parent determines in good faith (1) that in its view such Third Party Claim is not indemnifiable under this Agreement or (2) that it does not have sufficient information to determine whether such Third Party Claim is indemnifiable under this Agreement, then Company Parent may relinquish the defense of such Third Party Claim by providing written notice thereof to Buyer and this sentence shall no longer apply to such Third Party Claim (it being understood that such relinquishment, in and of itself, shall not determine whether or not such claim is in fact indemnifiable under this Agreement).

-76- (iii) Cooperation; Updates. The Party in control of the defense of any Third Party Claim shall supply to the other Party copies of all material correspondence and documents relating to such Third Party Claim and keep the other Party reasonably informed of all material developments relating to or in connection with such Third Party Claim. If the Indemnifying Party is entitled to and chooses to defend a Third Party Claim, at the request of the Indemnifying Party, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense thereof (with any such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnifying Party). (iv) Settlement. Notwithstanding anything to the contrary in this Section 11.4(b), no Indemnified Party may settle a Third Party Claim without the prior written consent of the Indemnifying Party and no Indemnifying Party may settle a Third Party Claim without the prior written consent of the Indemnified Party or Indemnified Parties (which consent of the Indemnified Parties may not be unreasonably withheld, conditioned or delayed); provided, however, that the Indemnifying Party may settle a Third Party Claim without the consent of, the Indemnified Party if such settlement (A) includes an unconditional and irrevocable release by the third party claimant whose claim is the basis for such Third Party Claim of all of the Indemnified Parties from all claims and Liabilities in respect of such Third Party Claim, (B) is entirely indemnified and paid by the Indemnifying Party, (C) does not impose any injunctive relief or restrictions of any kind or nature on any of the Indemnified Parties (other than confidentiality and similar non-material obligations incidental to a monetary settlement), and (D) does not involve any finding or admission of any violation of Law or admission of any fault or wrongdoing by or on behalf of, or sanction against, any of the Indemnified Parties. Notwithstanding the foregoing or anything to the contrary in this Agreement, Buyer shall be permitted to settle any Third Party Claim without the consent of the Company Parent Indemnifying Party to the extent that Buyer irrevocably waives any right to indemnification with respect to such Third Party Claim under this Agreement, and any such settlement shall be deemed to constitute such irrevocable waiver. Section 11.5. Limitations on Remedies. (a) EXCEPT (i) PURSUANT TO THIS Article XI OR ANOTHER TRANSACTION AGREEMENT TO WHICH A PARTY IS A PARTY, (ii) IN CONNECTION WITH ANY ADJUSTMENTS TO THE PURCHASE PRICE UNDER SECTION 3.1, OR (iii) IN CONNECTION WITH CLAIMS ARISING FROM OR RELATING TO A PARTY’S FRAUD, BUT OTHERWISE NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IF THE CLOSING OCCURS, NO PARTY SHALL HAVE ANY LIABILITY, AND NO PARTY SHALL MAKE ANY CLAIM, FOR ANY LOSS, (AND THE PARTIES HEREBY WAIVE ANY RIGHT OF CONTRIBUTION AGAINST EACH OTHER AND THEIR RESPECTIVE AFFILIATES), UNDER THIS AGREEMENT OR ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT, WHETHER BASED IN CONTRACT, TORT, STRICT LIABILITY, COMMON LAW, OTHER LAWS OR OTHERWISE. (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO INDEMNIFYING PARTY OR INDEMNIFIED PARTY SHALL BE LIABLE FOR PUNITIVE DAMAGES OR DAMAGES THAT ARE NOT REASONABLY FORESEEABLE, WHETHER BASED IN CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE, EXCEPT TO THE EXTENT COMPRISING COMPONENTS OF LOSSES CLAIMED BY A THIRD PARTY IN ANY THIRD PARTY CLAIM FOR WHICH ANY PARTY IS OBLIGATED TO INDEMNIFY ANOTHER PARTY HEREUNDER.

-77- Section 11.6. Treatment of Indemnification Payments. Each Party shall treat all payments made pursuant to Section 11.1 or Section 11.2 as adjustments of the Final Purchase Price for Tax purposes, except as otherwise required by applicable Law. Section 11.7. Set-off for Losses. (a) Subject to and in accordance with the terms of the Indemnity Escrow Agreement, promptly following the occurrence of any Loss with respect to which a Buyer Indemnified Party is entitled to indemnification under this Article XI and following such Buyer Indemnified Party’s compliance with the procedures set forth in Section 11.4 and a Final Determination in connection therewith, Buyer and Company Parent agree to cause the Escrow Agent to release funds from the Indemnity Escrow Account to the Buyer Indemnified Party in satisfaction of such indemnification obligation (which, so long as funds are available in the Indemnity Escrow Account to satisfy in full such indemnified Loss, shall be the exclusive method by which payments owed in respect of this Article XI are satisfied). Subject to and in accordance with the terms of the Indemnity Escrow Agreement, Company Parent and Buyer agree to: (i) within five (5) Business Days following the first anniversary of the Closing Date, jointly instruct the Escrow Agent to release to Company Parent an amount equal to fifty percent (50%) of the portion of the Indemnity Escrow Amount remaining in the Indemnity Escrow Account; and (ii) within five (5) Business Days following the second anniversary of the Closing Date, jointly instruct the Escrow Agent to release to Company Parent an amount equal to the portion of the Indemnity Escrow Amount remaining in the Indemnity Escrow Account; provided, that, in the event of the foregoing clause (a), to the extent there are any pending and unresolved Indemnification Claims under this Article XI for which notice has been timely provided, a portion of the Indemnity Escrow Amount equal to the lesser of (x) the amount claimed pursuant to such pending and unresolved Indemnification Claims and (y) the aggregate amount remaining in the Indemnity Escrow Account, shall be retained in the Indemnity Escrow Account in accordance with the Indemnity Escrow Agreement and shall be released in accordance with the procedures set forth in this Agreement and the Indemnity Escrow Agreement. ARTICLE XII MISCELLANEOUS Section 12.1. Fees and Expenses. Except as otherwise expressly set forth in this Agreement, all fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the Transactions shall be paid by the Party incurring such costs and expenses. Section 12.2. Notices. Except as otherwise set forth herein, all notices, requests, demands, waivers, claims and other communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email transmission to the applicable Parties as follows (or as otherwise notified by any of the Parties hereto pursuant to this Section 12.2) and shall be deemed given and effective (a) immediately, when sent by email if sent during normal business hours of the recipient (and when sent outside of such hours, on the next Business Day) (provided that no “bounceback” or other message of non-delivery is received from the primary recipient of such email); and (b) when received, if delivered by hand or overnight courier service or certified or registered mail on any Business Day:

-78- (a) If to Company Parent, or, before the Closing, to Company, at: Top Access Enterprises Limited 4800 S 24th St. W. Muskogee, OK 74401 Attn: Alex Zhang; Kate Wang Email: [***] with a copy (which shall not constitute notice or service of process) to: Milbank LLP 55 Hudson Yards New York, New York 10001 Attention: John Franchini, Daniel Tyrrell Email: jfranchini@milbank.com, dtyrrell@milbank.com (b) if to Buyer or Merger Sub, or, after the Closing, Company, at: Core Scientific, Inc. 838 Walker Road Suite 21-2105 Dover, DE 19904 Attn: Todd DuChene E-mail: [***] with a copy (which shall not constitute notice or service of process) to: Cooley LLP 55 Hudson Yards New York, New York 10001-2157 Attn: Bill Roegge E-mail: broegge@cooley.com and Cooley LLP 1299 Pennsylvania Avenue, NW Suite 700 Washington, DC 20004 Attention: Daniel Peale, Josh Holleman E-mail: dpeale@cooley.com; jholleman@cooley.com Notices sent by more than one method, each of which complies with the provisions hereof, will be deemed to have been received at the earliest time provided for herein. Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Section 12.3. Entire Agreement. This Agreement, together with the Disclosure Letter, and the Transaction Agreements, together with all annexes, exhibits and schedules attached hereto and thereto, contains the entire understanding of the Parties with respect to the subject matter contained herein and supersedes all prior agreements, understandings, representations and warranties, oral and written, with respect thereto, other than the Confidentiality Agreement.

-79- Section 12.4. Waiver; Extension. Subject to the express limitations set forth herein, at any time before the Closing, Company or Buyer, for itself and Merger Sub, may (a) waive any inaccuracies in the representations and warranties contained herein by any other applicable Party or in any certificate, document or other writing delivered pursuant hereto by any other applicable Party, (b) extend the time for the performance of any of the obligations or other acts of the other Parties, or (c) waive compliance with any of the agreements or conditions contained herein. No failure or delay by or on the part of any Party in the exercise of any right or remedy hereunder shall impair such right or remedy or be construed as a waiver of, or acquiescence to, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Any agreement by any Party to any such waiver or extension shall be valid only if set forth in a written instrument specifically referring to this Agreement and signed on behalf of such Party. Section 12.5. Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and, with respect to the provisions of Section 7.5 (in the case of the Indemnified Persons), Article XI (in the case of the Indemnified Parties) and Section 12.15 (in the case of the Non-Party Affiliates) shall inure to the benefit of such Persons benefiting from the provisions thereof. Neither this Agreement nor any of the rights, remedies or obligations hereunder may be assigned by any of the Parties without the prior written consent of each of the other Parties; provided that (a) following the Effective Time, Buyer may assign this Agreement to any Affiliate of Buyer (i) upon written notice to Company Parent and (ii) so long as Buyer remains fully liable for the performance of its obligations under this Agreement notwithstanding any such assignment. Any attempted assignment in violation of this Section 12.5 will be null and void ab initio. Section 12.6. Amendment; Modification. This Agreement may not be amended, restated or otherwise modified except by a written instrument specifically referring to this Agreement that is executed by Buyer, Company Parent and Company prior to the Closing or Buyer and Company Parent after the Closing. Section 12.7. No Presumption for Ambiguities. Each Party acknowledges that it has been represented by counsel of their choosing during the negotiation and execution of this Agreement and have participated jointly in the drafting hereof. Each Party waives the application of any Law, holding or rule of construction providing that ambiguities in an agreement will be construed against the Party drafting such agreement, and no Party will assert the same. Section 12.8. Time of the Essence. Time is of the essence for each and every provision of this Agreement. If the date specified for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date that is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day that is a Business Day. Section 12.9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Signed counterparts of this Agreement may be delivered by portable document format image, DocuSign or other electronic means and shall be deemed originals for all purposes hereunder. Section 12.10. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Section 12.11. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, AND AGREES TO CAUSE ITS SUBSIDIARIES TO WAIVE, ALL RIGHT TO A TRIAL BY

-80- JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH OTHER PARTY TO ENTER INTO THIS AGREEMENT. NO PARTY IS RELYING ON ANY REPRESENTATIONS OF ANY OTHER PARTY THAT THIS PROVISION WOULD NOT BE ENFORCED TO THE FULLEST EXTENT PROVIDED BY LAW. Section 12.12. GOVERNING LAW; JURISDICTION. (a) THIS AGREEMENT AND THE RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF THAT WOULD REQUIRE THE APPLICATION OF ANOTHER STATE’S OR JURISDICTION’S LAWS. (b) EXCEPT FOR THE MATTERS TO BE DETERMINED BY THE INDEPENDENT ACCOUNTANT PURSUANT TO SECTION 3.1, THE CHANCERY COURT OF THE STATE OF DELAWARE (OR, SOLELY TO THE EXTENT SUCH COURT DECLINES JURISDICTION, ANY FEDERAL COURT IN DELAWARE) SHALL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS, CERTIFICATES AND DOCUMENTS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY CONSENTS TO AND AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, ANY CLAIM THAT (A) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS, (B) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, OR (C) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN ANY SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 12.2. NOTHING IN THIS SECTION 12.12, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. Section 12.13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or provision contained herein is held by a court of competent jurisdiction or other authority to be illegal, void, unenforceable, invalid or against its public policy, the remainder of the terms and provisions contained herein shall remain in full force and effect and shall in no way be affected or impaired, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such illegal, unenforceable or invalid term or provision or any portion thereof had never been part of this Agreement. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the

-81- Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Section 12.14. Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Person will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Person, and the exercise by a Person of any one remedy will not preclude the exercise of any other remedy. Any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, shall occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Parties’ respective obligations to consummate the Closing if and when required pursuant to Section 8.1 and Section 8.2, in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance and/or other equitable relief on any basis, including the basis that any other Party has an adequate remedy at Law or that any award of an injunction, specific performance and/or other equitable relief is not an appropriate remedy for any reason at Law or in equity. Any party seeking: (a) an injunction or injunctions to prevent breaches of this Agreement; (b) to enforce specifically the terms and provisions of this Agreement; and/or (c) other equitable relief, shall not be required to show proof of actual damages or to provide any bond or other security in connection with any such remedy. Section 12.15. Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding (whether in contract or in tort, in Law or in equity) that may be based upon, arise out of, or relate to this Agreement or any other Transaction Agreement or the Transactions, or the negotiation, execution or performance of this Agreement or the other Transaction Agreements, may only be brought under such agreement against the Persons that have signed such agreements, and then only with respect to the specific terms of such agreements with respect to such Persons. No Person who is not a named party to this Agreement, including any past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, agent, attorney, advisor, representative or Affiliate (“Non- Party Affiliates”) of any named party to this Agreement, will have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the named parties to this Agreement (whether for indemnification or otherwise) of or for any claim based on, arising out of or related to this Agreement or the negotiation or execution hereof; and each Party waives and releases all such liabilities, claims and obligations against such Non-Party Affiliates. No Person who is not a named party to any given Transaction Agreement, including any Non-Party Affiliate of any named party to a given Transaction Agreement, will have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the named parties to such Transaction Agreement (whether for indemnification or otherwise) of or for any claim based on, arising out of or related to such Transaction Agreement or the negotiation or execution thereof; and each Party waives and releases all such liabilities, claims and obligations against such Non-Party Affiliates. Non- Party Affiliates of the named parties to this Agreement and the Transaction Agreements are expressly intended as third party beneficiaries of this provision of this Agreement.

-82- Section 12.16. Obligations of Buyer and Merger Sub. The obligations of Buyer and Merger Sub hereunder are jointly and severally guaranteed by each other. [Signature pages follow]

IN WITNESS WHEREOF, each of Company Parent, Buyer, Merger Sub, Company and Parent Sub has caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers, all as of the date first above written. COMPANY PARENT: TOP ACCESS ENTERPRISES LIMITED By: ______________________________________ Name: ____________________________________ Title: _____________________________________ COMPANY: POLARIS DS LLC By: ______________________________________ Name: ____________________________________ Title: _____________________________________ BUYER: CORE SCIENTIFIC, INC. By: ______________________________________ Name: ____________________________________ Title: _____________________________________ MERGER SUB: POLAR MERGER SUB, LLC By: ______________________________________ Name: ____________________________________ Title: _____________________________________

Solely for purposes of Article XI (and Article I and Article XII to the extent relating thereto): PARENT SUB: ALTAIR LLC By: ______________________________________ Name: ____________________________________ Title: _____________________________________

Exhibit A Form of Indemnity Escrow Agreement [Intentionally Omitted]

Exhibit B Form of Lease Agreement [Intentionally Omitted]

Exhibit C Pre-Closing Reorganization Steps Plan [Intentionally Omitted]

Exhibit D Form of FIRPTA Certificate and Notice [Intentionally Omitted]

Exhibit E Form of Articles of Merger [Intentionally Omitted]